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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                         ------------------------------


                                  FORM 8-K-1



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





Date of report (Date of earliest event reported)           April 11, 2000
                                                    ----------------------------




                               MCI WORLDCOM, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)



        Georgia                         0-11258                  58-1521612
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(State or Other Jurisdiction          (Commission             (I.R.S. Employer
    of Incorporation)                  File Number)          Identification No.)



       500 Clinton Center Drive, Clinton, Mississippi                 39056
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         (Address of Principal Executive Offices)                   (Zip Code)



Registrant's Telephone Number, Including Area Code           (601) 460-5600
                                                       -------------------------


                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)
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                                TABLE OF CONTENTS

ITEM 5.  OTHER EVENTS......................................................   2

   FORWARD-LOOKING STATEMENTS..............................................   3

   THE MERGER (information from the MCI WorldCom S-4, as defined below)....   4
     The Merger Agreement..................................................   4
     Arrangements with Sprint Stockholders.................................  21
     Tracking Stock Matters................................................  37
     Description of MCI WorldCom Capital Stock.............................  43
     Corporate Governance..................................................  54
     Risk Factors Related to the Merger....................................  62

   SPRINT CORPORATION (information from the Sprint 10-K and/or Proxy
     Statement, as defined below)..........................................  65
     Sprint FON Group......................................................  67
     Sprint ION............................................................  68
     Sprint PCS Group......................................................  69
     Regulatory Developments...............................................  71
     Patents, Trademarks, and Licenses.....................................  73
     Employee Relations....................................................  74
     Properties............................................................  74
     Legal Proceedings.....................................................  74
     Submission of Matters to a Vote of Security Holders...................  74
     Executive Officers of Sprint..........................................  75
     Market for Sprint's Common Equity and Related Stockholder Matters.....  75
     Accounting and Financial Disclosure...................................  75
     Executive Compensation................................................  77

ITEM 7.  FINANCIAL STATEMENTS, FINANCIAL INFORMATION AND EXHIBITS..........  84

   EXHIBIT INDEX...........................................................  84

Item 5.  Other Events.

     The following sets forth certain information regarding the MCI WorldCom, Inc./Sprint Corporation merger, as well as the management and shareholders of MCI WorldCom, Inc., a Georgia corporation ("MCI WorldCom") and Sprint Corporation, a Kansas corporation, ("Sprint").

     MCI WorldCom has announced that it has entered into an agreement and plan of merger dated as of October 4, 1999, which was amended and restated on March 8, 2000, between MCI WorldCom and Sprint and is incorporated herein by reference. Under the terms of the merger agreement, Sprint will merge with and into MCI WorldCom, which would change its name to WorldCom, Inc. ("WorldCom").

     Sprint is a diversified telecommunications company, providing long distance, local and wireless communications services. Sprint's business is organized in two groups: the Sprint PCS group and Sprint FON group. Sprint built and operates the United States' first nationwide all-digital, fiber-optic network and is a leader in advanced data communications services. In 1999 Sprint had $20 billion in annual revenues and serves more than 20 million business and residential customers.

     Under the merger agreement, each outstanding share of Sprint's FON common stock will be exchanged for $76.00 of MCI WorldCom Common Stock, subject to a collar. In addition, each share of Sprint's PCS common stock will be exchanged for one share of a new MCI WorldCom PCS tracking stock and 0.116025 shares of MCI WorldCom Common Stock. The terms of the MCI WorldCom PCS tracking stock will be virtually identical to the terms of Sprint's PCS common stock and will be designed to track the performance of the PCS business of the surviving company in the merger. Holders of the shares of the other classes or series of Sprint capital stock will receive one share of a class or series of MCI WorldCom's capital stock with virtually identical terms, which will be established in connection with the merger, for each share of Sprint capital stock that they own. Sprint will redeem for cash each outstanding share of the Sprint first and second series preferred stock before completion of the merger. The merger, valued at approximately $129 billion, will be accounted for as a purchase and will be tax-free to Sprint stockholders.

     The actual number of shares of MCI WorldCom Common Stock to be exchanged for each share of Sprint's FON common stock will be determined based on the average trading prices of MCI WorldCom Common Stock prior to the closing, but will not

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be less than 1.4100 shares (if MCI WorldCom's average stock price equals or exceeds $53.9007) or more than 1.8342 shares (if MCI WorldCom's average stock price equals or is less than $41.4350).

     Consummation of the merger is subject to various conditions set forth in the merger agreement, including the adoption of the merger agreement by stockholders of Sprint, the approval of the merger by shareholders of MCI WorldCom, the approval of the issuance of MCI WorldCom capital stock in the merger by shareholders of MCI WorldCom, certain U.S. and foreign regulatory approvals and other customary conditions. Special meetings of the shareholders of MCI WorldCom and Sprint have been called for April 28, 2000 to vote on the merger proposals. It is anticipated that the merger will close in the second half of 2000. Additionally, if the merger is consummated, the integration and consolidation of Sprint will require substantive management and financial resources and involve a number of significant risks, including potential difficulties in assimilating technologies and services of Sprint and in achieving anticipated synergies and cost reductions.

     The foregoing descriptions of the merger and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to such agreement, a copy of which is incorporated as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

     THE FOLLOWING INFORMATION WAS PREVIOUSLY REPORTED IN MCI WORLDCOM'S REGISTRATION STATEMENT ON FORM S-4, FILE NO. 333-90421 (THE "MCI WORLDCOM S-4"), FILED MARCH 9, 2000, SPRINT'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, FILE NO. 1-04721 (THE "SPRINT 10-K"), AND/OR SPRINT'S PROXY STATEMENT ON SCHEDULE 14A (THE "SPRINT PROXY STATEMENT"), FILED MARCH 9, 2000, AND HAS NOT BEEN UPDATED TO REFLECT CHANGES SINCE THEIR RESPECTIVE DATES. TO THE EXTENT THAT ANY OF THE FOLLOWING INFORMATION DIFFERS FROM INFORMATION REPORTED IN THE MCI WORLDCOM S-4, THE SPRINT 10-K, OR THE SPRINT PROXY STATEMENT, THOSE DOCUMENTS SHALL CONTROL.

                           FORWARD-LOOKING STATEMENTS

     Statements in this Current Report on Form 8-K that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and section 27A of the Securities Act of 1933 (the "Securities Act"). Such forward-looking statements, including those relating to the future business prospects, revenues and income, in each case relating to MCI WorldCom and Sprint, wherever they occur in this Current Report on Form 8-K, including those listed below under "The Merger--Risk Factors Related to the Merger--This Current Report on Form 8-K contains forward-looking statements which may differ materially from future results of MCI WorldCom and/or Sprint" are necessarily estimates reflecting the best judgment of the senior management of MCI WorldCom and Sprint and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this Current Report on Form 8-K.

     Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the factors discussed under "The Merger--Risk Factors Related to the Merger" herein and the following: (1) the ability to integrate the operations of MCI WorldCom and Sprint, including their respective products and services; (2) the effects of vigorous competition in the markets in which MCI WorldCom and Sprint operate;
(3) the impact of technological change on MCI WorldCom's and Sprint's businesses, new entrants and alternative technologies in their respective businesses and their dependence on the availability of transmission facilities;
(4) uncertainties associated with the success of other acquisitions of MCI WorldCom and the integration of these other acquisitions; (5) risks of international business; (6) regulatory risks, including the impact of the Telecommunications Act of 1996; (7) contingent liabilities; (8) the impact of competitive services and pricing in both MCI WorldCom's and Sprint's markets;
(9) risks associated with debt service requirements and interest rate fluctuation; (10) MCI WorldCom's degree of financial leverage; and (11) other risks referenced from time to time in MCI WorldCom's and Sprint's filings with the Securities and Exchange Commission.

     Words such as "estimate", "project", "plan", "intend", "expect", "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this Current Report on Form 8-K.

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                                   THE MERGER

     THE FOLLOWING INFORMATION WAS PREVIOUSLY REPORTED IN THE MCI WORLDCOM S-4 AND HAS NOT BEEN UPDATED TO REFLECT CHANGES SINCE DECEMBER 31, 1999. TO THE EXTENT THAT ANY OF THE FOLLOWING INFORMATION DIFFERS FROM INFORMATION REPORTED IN THE MCI WORLDCOM S-4, THAT DOCUMENT SHALL CONTROL.

THE MERGER AGREEMENT

Form of the Sprint Merger

     Subject to the terms and conditions of the Sprint merger agreement and in accordance with Georgia law and Kansas law, at the effective time of the merger, Sprint will be merged with and into MCI WorldCom, which will survive the merger, and will continue its corporate existence under Georgia law. The combined company will be referred to as WorldCom.

Merger Consideration

   Sprint FON Common Stock

     At the completion of the merger, holders of Sprint FON common stock will receive the following:

     o Series 1 FON Common Stock. Each outstanding share of Sprint series 1 FON common stock will be converted into the right to receive a number of shares of WorldCom common stock equal to the FON exchange ratio, rounded to the nearest 1/10,000, which will be determined by dividing:

          --   $76 by

          -- the average (rounded to the nearest 1/10,000) of the volume weighted averages (rounded to the nearest 1/10,000) of the trading prices of MCI WorldCom common stock on The Nasdaq National Market, as reported by Bloomberg Financial Markets (or such other source as MCI WorldCom and Sprint agree in writing), for the 15 trading days randomly selected by MCI WorldCom and Sprint together from the 30 consecutive trading days ending on the third trading day immediately before the completion of the merger.

         However, the FON exchange ratio will not be less than 1.4100 or greater than 1.8342.

     o Series 3 FON Common Stock. Each outstanding share of Sprint series 3 FON common stock will be converted into the right to receive a number of shares of WorldCom common stock equal to the FON exchange ratio described under "--Series 1 FON Common Stock" above, rounded to the nearest 1/10,000.

   Sprint PCS Common Stock

     At the completion of the merger, holders of Sprint PCS common stock will receive the following:

     o Series 1 PCS Common Stock. Each outstanding share of Sprint series 1 PCS common stock will be converted into the right to receive:

          --   one share of WorldCom series 1 PCS common stock and

          --   0.116025 shares of WorldCom common stock.

     o Series 2 PCS Common Stock. Each outstanding share of Sprint series 2 PCS common stock will be converted into the right to receive:

          --   one share of WorldCom series 2 PCS common stock and

          --   0.116025 shares of WorldCom series 2 common stock.

     o Series 3 PCS Common Stock. Each outstanding share of Sprint series 3 PCS common stock will be converted into the right to receive:

          --   one share of WorldCom series 1 PCS common stock and

          --   0.116025 shares of WorldCom common stock.

     The series of WorldCom PCS group common stock are being created in connection with the merger.

   Sprint FT/DT Class A Stock

     At the completion of the merger, holders of Sprint class A common stock will receive the following:

     o a number of shares of WorldCom common stock equal to (1) the FON exchange ratio multiplied by the number of shares of Sprint FON common stock represented by the shares of Sprint class A common stock at the completion of the merger, plus (2) 0.116025 multiplied by the number of shares of Sprint PCS common stock represented by the shares of Sprint class A common stock at the completion of the merger and

     o a number of shares of WorldCom series 1 PCS common stock equal to the number of shares of Sprint PCS common stock represented by the shares of Sprint class A common stock at the completion of the merger.

     At the completion of the merger, holders of Sprint class A common stock-- series DT will receive the following:

     o a number of shares of WorldCom common stock equal to (1) the FON exchange ratio multiplied by the number of shares of Sprint FON common stock represented by the shares of Sprint class A common stock--series DT at the completion of the merger, plus (2) 0.116025 multiplied by the number of shares of Sprint PCS common stock represented by the shares of Sprint class A common stock--series DT at the completion of the merger and

     o a number of shares of WorldCom series 1 PCS common stock equal to the number of shares of Sprint PCS common stock represented by the shares of Sprint class A common stock--series DT at the completion of the merger.

  Sprint Preferred Stock

     At the completion of the merger, holders of Sprint preferred stock will receive the following:

     o First Series Preferred Stock. Each share of Sprint first series preferred stock that is outstanding will be redeemed by Sprint for $42.50 per share in cash before the Sprint special meeting.

     o Second Series Preferred Stock. Each share of Sprint second series preferred stock that is outstanding will be redeemed by Sprint for $50.00 per share in cash before the Sprint special meeting.

     o Fifth Series Preferred Stock. Each outstanding share of Sprint fifth series preferred stock will be converted into the right to receive one share of WorldCom series 5 preferred stock.

     o Seventh Series Preferred Stock. Each outstanding share of Sprint seventh series preferred stock will be converted into the right to receive one share of WorldCom series 7 preferred stock. For a description of the conversion rights of the WorldCom series 7 preferred stock, see "Description of MCI WorldCom Capital Stock-- Preferred Stock--Amended Worldcom Articles of Incorporation--WorldCom Series 7 Preferred Stock; Preferred Inter-Group Interest--Conversion Rights".

     The WorldCom series 5 and series 7 preferred stock described above are being created in connection with the merger.

   Adjustment of FON and PCS Exchange Ratios

     The FON exchange ratio, which will be determined shortly before completion of the merger, and the PCS exchange ratio, which is 0.116025, will be appropriately adjusted to reflect any stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction relating to the outstanding MCI WorldCom common stock if:

     o MCI WorldCom changes or establishes a record date for changing the number of shares of MCI WorldCom common stock issued and outstanding before the completion of the merger as a result of any of those transactions and

     o the record date for any of these transactions occurs before the completion of the merger.

     As a result, the FON exchange ratio and the PCS exchange ratio have been adjusted to reflect MCI WorldCom's three-for-two stock split in the form of a 50% stock dividend which was distributed on December 30, 1999 and the PCS exchange ratio has been further adjusted to reflect Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000.

     In addition, the FON exchange ratio and the PCS exchange ratio will be appropriately adjusted to reflect any dividend or distribution if MCI WorldCom pays, or establishes a record date for payment of, a dividend on, or makes any other distribution in respect of, MCI WorldCom common stock.

   Fractional Shares

     Sprint FON common stockholders and Sprint PCS common stockholders will receive cash for any fractional shares which they might otherwise receive in the merger based on the closing price of MCI WorldCom common stock on The Nasdaq National Market on the date the merger is completed.

     Sprint Treasury Stock; Sprint Stock Held by MCI WorldCom; Inter-Group Interest

     At the completion of the merger, each share of Sprint capital stock issued and owned or held by Sprint or MCI WorldCom will by virtue of the merger be canceled and retired. No stock of MCI WorldCom or other consideration will be delivered for those shares in the merger. However, the Sprint FON group's inter-group interest, warrant inter-group interest and preferred inter-group interest in the Sprint PCS group will become virtually identical corresponding interests of the WorldCom group in the WorldCom PCS group. See "Tracking Stock Matters--Inter-Group Interest--The Various Interests in the Economic Performance of the PCS Group; Definition of Inter-Group Interest".

Effective Time of the Merger

     The effective time of the merger will be the later of the time of the filing of a certificate of merger with the Kansas Secretary of State and the filing of a certificate of merger with the Georgia Secretary of State or a later time if agreed upon by MCI WorldCom and Sprint and specified in the certificates of merger. The filing of the certificates of merger will occur as soon as practicable following the closing of the merger.

Listing of WorldCom Capital Stock

     Before the completion of the merger, MCI WorldCom has agreed to use its reasonable best efforts to have the shares of WorldCom common stock and WorldCom series 1 PCS common stock issuable to applicable Sprint stockholders in the merger approved for quotation on The Nasdaq National Market, subject to official notice of issuance.

Delisting and Deregistration of Sprint Capital Stock

     If the Sprint merger is completed, Sprint series 1 FON common stock and Sprint series 1 PCS common stock will be delisted from the New York Stock Exchange, and will be deregistered under the Securities Exchange Act of 1934. In addition, upon redemption by Sprint, the Sprint first series and second series preferred stock will be delisted from the New York Stock Exchange and will be deregistered under the Exchange Act.

Regulatory Matters

   Federal Communications Commission

     Under the Communications Act of 1934, the Federal Communications Commission must approve, before the completion of the merger, the transfer of control to MCI WorldCom of Sprint and those subsidiaries of Sprint that hold FCC licenses and authorizations. The FCC must determine whether MCI WorldCom is qualified to control such licenses and authorizations and whether the transfer is consistent with the public interest, convenience and necessity. MCI WorldCom and Sprint filed transfer of control applications with the FCC in November 1999.

   United States Antitrust

     Under the Hart-Scott-Rodino Act, and the rules promulgated thereunder by the Federal Trade Commission, the merger may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division of the U.S. Department of Justice and the specified waiting period has been terminated or has expired. MCI WorldCom and Sprint each filed notification and report forms under the Hart-Scott-Rodino Act with the FTC and the Antitrust Division. On November 10, 1999, the Antitrust Division requested additional information from MCI WorldCom and Sprint. MCI WorldCom and Sprint are currently working to respond to this request as promptly as practicable. The waiting period under the Hart-Scott-Rodino-Act will expire twenty days after MCI WorldCom and Sprint have complied with the request, unless such waiting period is terminated earlier. At any time before or after completion of the merger, the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin completion of the merger or seeking divestiture of substantial assets of MCI WorldCom or Sprint. The merger also is subject to review under state antitrust laws and could be the subject of challenges by private parties under the antitrust laws.

   State Regulatory Approvals

     Various subsidiaries of Sprint hold licenses and service authorizations issued by state public utility commissions. Approximately 26 state commissions must review the transfer of control of these licenses and authorizations to MCI WorldCom. MCI WorldCom and Sprint believe that the merger complies with applicable state standards for approval.

   Foreign Regulatory Reviews

     MCI WorldCom and Sprint each conduct business in member states of the European Union. Member state competition authorities exercise jurisdiction over transactions that fall below the thresholds set forth in European merger regulation 4064/89 (which grants exclusive jurisdiction to the European Commission), but above thresholds set forth in their individual national laws. Such national thresholds are typically based on worldwide sales and sales in the individual member states. The national authorities will review the merger to determine whether it is compatible with their national laws on merger control. If a national authority concludes that the transaction is incompatible with applicable law, it could withhold its approval or condition its approval upon the receipt of undertakings by the parties, including the divestiture of assets or businesses.

     Transactions which exceed the thresholds set forth in European merger regulation 4064/89 fall within the exclusive jurisdiction of the European Commission and will be assessed to determine if they create a position of dominance which is restrictive of competition. Similar to the position that prevails in the member states, the European Commission can withhold its approval or condition its approval on undertakings of the parties including the divestiture of assets or businesses.

     The merger is currently being reviewed by the European Commission, which is investigating the effects of the merger on competition in the European Union. The European Commission has announced that its review is focusing on issues related to the Internet, international voice telecommunications services and global telecommunications services. The European Commission's review is expected to be completed in early July 2000.

     MCI WorldCom and Sprint each conduct business in Brazil. MCI WorldCom owns an indirect controlling interest in Empresa Brasileira de Telecomunicacoes S.A.--Embratel, which holds a concession to provide fixed long-distance telephony services and authorizations to provide additional telecommunications services in Brazil. Sprint has an ownership interest in Intelig Telecomunicacoes Ltda., which holds an authorization to provide fixed long-distance telephony services in competition with Embratel. In these circumstances, the merger is notifiable to the Brazilian telecommunications and antitrust authorities, ANATEL and CADE, pursuant to Articles 2 and 54, ss. 3 of Law No. 8,884/94. The authorities will review the transaction to determine whether it is compatible with the Brazilian antitrust law as well as the General Telecommunications Law
(GTL)--Law 9.472/97 and the General Grant Plan (GGP)--Decree 2.534/98. If ANATEL and/or CADE conclude that the transaction is incompatible with applicable law, they could withhold their approval or condition approval on undertakings by the parties, including the divestiture of overlapping assets or operations in Brazil. On October 26, 1999, the required notifications were filed with ANATEL/CADE. A decision is anticipated within several months.

     MCI WorldCom and Sprint are not aware of any other foreign governmental approvals or actions that would be required for completion of the merger. However, MCI WorldCom and Sprint conduct business in a number of other foreign countries, some of which have voluntary and/or post-merger notification procedures. If any other approval or action is required, MCI WorldCom and Sprint currently contemplate that such approval or action will be sought.

Litigation

  Eight purported stockholder class action suits relating to the merger were filed in state courts in Kansas and New York against Sprint and members of the Sprint board of directors. Plaintiffs in these actions allege, among other things, that the Sprint director defendants have breached their fiduciary duties to Sprint stockholders by failing to maximize stockholder value in connection with entering into the Sprint merger agreement and by agreeing to provisions in the Sprint merger agreement. Plaintiffs generally seek injunctive relief, damages, costs and attorneys' fees. Sprint believes that the claims are without merit and intends to defend these actions vigorously. Six of the suits were dismissed without prejudice in February 2000. Plaintiffs in the remaining two cases have agreed to dismissal, and the documents necessary to dismiss those cases have been filed with the court. The dismissal will become final following a court hearing.

Accounting Treatment

The Sprint merger is expected to be accounted for using purchase accounting with MCI WorldCom being deemed to have acquired Sprint.

Conditions to the Completion of the Merger

     Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions which include, in addition to other closing conditions, the following:

     o holders of shares of MCI WorldCom common stock and MCI WorldCom series B preferred stock, voting together as a single group, representing a majority of all the votes entitled to be cast at the MCI WorldCom special meeting having approved the merger agreement

     o holders of shares of Sprint common stock and Sprint preferred stock, voting together as a single group, representing a majority of all the votes entitled to be cast at the Sprint special meeting having voted to adopt the merger agreement

     o the waiting period applicable to the merger under the Hart-Scott-Rodino Act having expired or been terminated; provided, however, that this provision will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in the failure to obtain such expiration or termination

     o all approvals for the merger from the Federal Communications Commission and state public utility commissions having been obtained, except where the failure to obtain such approvals would not, individually or in the aggregate, reasonably be expected to materially impair MCI WorldCom's and Sprint's ability to achieve the overall benefits expected to be realized from the completion of the merger; provided, however, that this provision will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in such failure

     o any required clearance of the merger by European Commission antitrust authorities having been obtained; provided, however, that this provision will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in the failure to obtain such clearance

     o no laws being adopted or promulgated and no temporary restraining order, preliminary or permanent injunction or other order issued by any court or other governmental entity of competent jurisdiction being in effect having the effect of making the merger illegal or otherwise prohibiting the completion of the merger; provided, however, that this provision will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in such order or injunction

     o the shares of WorldCom common stock and WorldCom series 1 PCS common stock issuable to Sprint stockholders in the merger having been approved for quotation on The Nasdaq National Market, subject to official notice of issuance and

     o the registration statement on Form S-4 having been declared effective by the Securities and Exchange Commission under the Securities Act and not being the subject of any stop order or threatened or pending proceedings seeking a stop order.

     In addition, each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

     o the representations and warranties regarding the capital structure of the other party set forth in the merger agreement being true and correct in all material respects on the date of the merger agreement and on the date on which the merger is to be completed as if made as of such time or, if such representations and warranties expressly relate to an earlier date, then as of such date

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     o    the other representations and warranties of the other party set forth in the merger agreement being true and correct on the date of the merger agreement and on the date on which the merger is to be completed as if made as of such time or, if such representations and warranties expressly relate to an earlier date, then as of such date, except where the failure of these representations and warranties to be so true and correct, without giving effect to any limitation as to "materiality" or "material adverse effect", individually or in the aggregate, does not have, and is not reasonably likely to have, a material adverse effect on the party making the representations and warranties

     o the other party to the merger agreement having performed or complied in all material respects with all material agreements and covenants required to be performed by it or complied with under the merger agreement on or before the date on which the merger is to be completed

     o with respect only to Sprint's obligation to effect the merger, Sprint having received from King & Spalding on the date on which the registration statement is declared effective by the Securities and Exchange Commission and on the date on which the merger is to be completed, an opinion, in each case dated as of such respective date, to the effect that: (1) the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, (2) MCI WorldCom and Sprint will each be a "party" to that reorganization within the meaning of section 368(b) of the Internal Revenue Code, and
          (3) the WorldCom group common stock and WorldCom PCS group common stock received in the merger by Sprint common stockholders is property permitted to be received under section 354 of the Internal Revenue Code without the recognition of gain

     o with respect only to MCI WorldCom's obligation to effect the merger, MCI WorldCom having received from Cravath, Swaine & Moore on the date on which the registration statement is declared effective by the Securities and Exchange Commission and on the date on which the merger is to be completed, an opinion, in each case dated as of such respective date, to the effect that: (1) the merger will qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code, (2) MCI WorldCom and Sprint will each be a "party" to that reorganization within the meaning of section 368(b) of the Internal Revenue Code, and (3) the issuance of WorldCom group common stock and WorldCom PCS group common stock to Sprint common stockholders in the merger will not result in MCI WorldCom recognizing an amount of income or gain or being subject to an amount of tax, in each case that individually or in the aggregate is reasonably likely to have a material adverse effect on MCI WorldCom

     o with respect only to Sprint's obligation to effect the merger, there not having been any material adverse change in MCI WorldCom since the date of the merger agreement and

     o with respect only to MCI WorldCom's obligation to effect the merger, there not having been any material adverse change in Sprint since the date of the merger agreement.

    Each of the conditions listed in the previous two paragraphs is waivable by the party or parties whose obligations to complete the merger are so conditioned, except to the extent the condition must be satisfied in order to comply with applicable law.

     The merger agreement provides that a "material adverse change" or "material adverse effect" means, when used with respect to Sprint or MCI WorldCom, any adverse change, circumstance or effect that, individually or in the aggregate with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of Sprint and its subsidiaries, taken as a whole, or MCI WorldCom and its subsidiaries, taken as a whole, other than any change, circumstance or effect:

     o relating to or resulting from the economy or securities markets in general

     o relating to or resulting from the industries in which MCI WorldCom or Sprint operate and not uniquely relating to MCI WorldCom or Sprint or

     o resulting from the announcement or existence of the merger agreement and the transactions contemplated by the merger agreement.

No Solicitation

     In the merger agreement, each of MCI WorldCom and Sprint has agreed that it will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

     o solicit, initiate or knowingly encourage (including by way of furnishing information), or knowingly take any other action to facilitate, the making of any competing proposal, as described below or

     o participate in any discussions or negotiations regarding any competing proposal;

     provided, however, that if, at any time during the period beginning on December 4, 1999 and ending on the date the vote required to be obtained from such party's stockholders in connection with the merger has been obtained, such party's board of directors, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of its stockholders, then such party and its representatives may, in response to a superior proposal, as described below, which did not result from a breach of such provision, and subject to providing prior or contemporaneous notice of its decision to take such action to the other party:

     o furnish under a customary confidentiality agreement information about such party and its subsidiaries to any person making a superior proposal and/or

     o participate in discussions or negotiations regarding such superior proposal.

     The merger agreement provides that:

     o the term "competing proposal", when used in connection with a proposal for either party, means any bona fide proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of such party and its subsidiaries, taken as a whole, or 20% or more of the combined voting power of the shares of common stock of such party, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the combined voting power of the shares of common stock of such party, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries in which the other party thereto or its stockholders will own 20% or more of the combined voting power of the parent entity resulting from any such transaction, other than the transactions contemplated by the merger agreement

     o the term "superior proposal", when used in connection with a superior proposal for Sprint, means (1) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of Sprint and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Sprint common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of Sprint common stock or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sprint or any of its subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction and (2) otherwise on terms which the Sprint board of directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the Sprint board of directors, (A) would be more favorable than the merger to Sprint's stockholders taken as a whole, (B) is reasonably capable of being completed, and (C) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party and

     o the term "superior proposal", when used in connection with a superior proposal for MCI WorldCom, means (1) (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of MCI WorldCom and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of MCI WorldCom common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of MCI WorldCom common stock, or (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCI WorldCom or any of its subsidiaries in which the other party thereto or its shareholders will own 50% or more of the combined voting power of the shares of the parent entity resulting from any such transaction and representatives of such other party shall represent a majority of the board of directors of such parent entity, and (2) otherwise on terms which the MCI WorldCom board of directors determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation), taking into account the person making the proposal and the legal, financial, regulatory and other aspects of the proposal deemed appropriate by the MCI WorldCom board of directors, (A) would be more favorable than the merger to MCI WorldCom's shareholders taken as a whole, (B) is reasonably capable of being completed and (C) for which financing, to the extent required, is then committed or is reasonably capable of being obtained by such third party.

     None of the board of directors of MCI WorldCom or Sprint or any committee thereof will:

     o withdraw, or propose publicly to withdraw, in a manner adverse to the other party, the approval or recommendation by such board of directors or such committee of the merger or the merger agreement

     o modify, or propose publicly to modify, in a manner adverse to the other party, the approval or recommendation of such board of directors or such committee of the merger or the merger agreement

     o approve or recommend, or propose publicly to approve or recommend, any competing proposal or

     o approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any competing proposal;

provided, however, that at any time during the period beginning on December 4, 1999 and ending on the date the vote required to be obtained from such party's stockholders in connection with the merger has been obtained, in response to a superior proposal which did not result from a breach of the "no solicitation" provisions described above, if such party's board of directors, in the exercise of its fiduciary duties, determines in good faith, after consultation with outside counsel, that to do otherwise would not be in the best interests of its stockholders, such party's board of directors may:

     o modify or propose publicly to modify, in a manner adverse to the other party, the approval or recommendation of the merger or the merger agreement by such party's board of directors and/or

     o terminate the merger agreement (and concurrently with or after such termination, if it so chooses, cause such party to enter into any acquisition agreement with respect to any superior proposal), but only at a time that is (1) during the period beginning on December 4, 1999 and ending on the date the vote required to be obtained from such party's stockholders in connection with the merger has been obtained and (2) after the fourth business day (or the second calendar day in the case of a material amendment to a superior proposal) after such party's receipt of written notice advising it that such other party's board of directors is prepared to accept a superior proposal (or any material amendment), specifying the material terms and conditions of such superior proposal (or any material amendment) and identifying the person making such superior proposal (or any material amendment).

     The merger agreement also provides that each party will promptly advise the other of any competing proposal or any inquiry or request for information relating to that competing proposal, the material terms and conditions of such competing proposal or request and the identity of the person making such competing proposal or request. Each party will promptly keep the other reasonably informed of the status (including amendments) of any competing proposal or request.

Termination

     The merger agreement may be terminated at any time before the completion of the merger, whether before or after the stockholder approvals have been obtained at the special meetings:

     1.   by mutual written consent of MCI WorldCom and Sprint

     2. by MCI WorldCom or Sprint, if the merger has not been completed by December 31, 2000; provided, however, that this right to terminate the merger agreement will not be available to any party whose failure to fulfill its obligations under the merger agreement shall have been the cause of or shall have resulted in the failure of the merger to be completed by December 31, 2000

     3. by MCI WorldCom or Sprint, if the MCI WorldCom shareholders have not approved the merger agreement at an MCI WorldCom shareholders meeting or at any adjournment or postponement of any such meeting

     4. by MCI WorldCom or Sprint, if the Sprint stockholders have not adopted the merger agreement at a Sprint stockholders meeting or at any adjournment or postponement of any such meeting

     5. by MCI WorldCom or Sprint, if (1) any governmental entity issues an order, decree or ruling or takes any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the merger agreement and such order, decree, ruling or other action has become final and nonappealable, or (2) any governmental entity has failed to issue an order, decree or ruling or take any other action, in each case which is necessary to fulfill the conditions to the merger described in the third, fourth and fifth bullet points under the first paragraph of "--Conditions to the Completion of the Merger" and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate the merger agreement under this provision will not be available to any party whose failure to comply with its obligations under the merger agreement has caused or resulted in such action or inaction

     6. by MCI WorldCom or Sprint, if the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the merger agreement, which breach or failure to perform would give rise to the failure of a condition described in the first, second or third bullet points under the second paragraph of "--Conditions to the Completion of the Merger" and has not been or cannot be cured within 45 calendar days of receiving notice from the other party of the breach or failure to perform

     7. by Sprint, at any time during the period beginning on December 4, 1999 and ending on the date the vote of holders of Sprint capital stock required to adopt the merger agreement has been obtained, in response to a superior proposal which did not otherwise result from a breach by Sprint of the provisions of the merger, if Sprint has complied with the notice requirements and has paid the termination fee

     8. by MCI WorldCom, at any time during the period beginning on December 4, 1999 and ending on the date the votes of holders of MCI WorldCom capital stock required to approve the merger agreement have been obtained, in response to a superior proposal which did not otherwise result from a breach by MCI WorldCom of the provisions of the merger agreement, if MCI WorldCom has complied with the notice requirements and has paid the termination fee

     9. by MCI WorldCom, if Sprint modifies or proposes publicly to modify, in a manner adverse to MCI WorldCom, the approval or recommendation of the merger or the merger agreement by the Sprint board of directors or

     10. by Sprint, if MCI WorldCom modifies or proposes publicly to modify, in a manner adverse to Sprint, the approval or recommendation of the merger or the merger agreement by the MCI WorldCom board of directors.

Termination Fees

   MCI WorldCom

     MCI WorldCom must pay Sprint a $2.5 billion termination fee if:

     1. at any time before the date the votes of holders of MCI WorldCom capital stock required to approve the merger agreement have been obtained, MCI WorldCom or its shareholders receive a competing proposal or a third party publicly announces an intention to make a competing proposal for MCI WorldCom and MCI WorldCom or Sprint then terminates the merger agreement for the reason described in paragraph 2 (without an MCI WorldCom special meeting having occurred) or the reason described in paragraph 3 above under "--Termination"

     2. MCI WorldCom terminates the merger agreement for the reason described in paragraph 8 above under "--Termination" or

     3. Sprint terminates the merger agreement for the reason described in paragraph 10 above under "--Termination";

     provided, however, that no termination fee will be payable under the situations described in paragraph 1 or 3 above unless, within 12 months of termination of the merger agreement, MCI WorldCom enters into a definitive agreement concerning, or approves or completes (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of MCI WorldCom and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of MCI WorldCom common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of MCI WorldCom common stock, or
     (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving MCI WorldCom or any of its subsidiaries in which the other party thereto or its shareholders will own 50% or more of the combined voting power of the shares of the parent entity resulting from any such transaction and representatives of such other party shall represent a majority of the board of directors of such parent entity.

  Sprint

     Sprint must pay MCI WorldCom a $2.5 billion termination fee if:

     1. at any time before the date the vote of holders of Sprint capital stock required to adopt the merger agreement has been obtained, Sprint or its stockholders receive a competing proposal or a third party publicly announces an intention to make a competing proposal for Sprint and MCI WorldCom or Sprint then terminates the merger agreement for the reason described in paragraph 2 (without a Sprint special meeting having occurred) or the reason described in paragraph 4 above under "--Termination"

     2. Sprint terminates the merger agreement for the reason described in paragraph 7 above under "--Termination" or

     3. MCI WorldCom terminates the merger agreement for the reason described in paragraph 9 above under "--Termination";

     provided, however, that no termination fee will be payable under the situations described in paragraph 1 or 3 above unless, within 12 months of termination of the merger agreement, Sprint enters into a definitive agreement concerning, or approves or completes (A) any proposal made by a third party relating to any direct or indirect acquisition or purchase of 50% or more of the assets of Sprint and its subsidiaries, taken as a whole, or 50% or more of the combined voting power of the shares of Sprint common stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of the combined voting power of the shares of Sprint common stock or (B) any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Sprint or any of its subsidiaries in which the other party thereto or its stockholders will own 40% or more of the combined voting power of the parent entity resulting from any such transaction.

     The merger agreement further provides that if MCI WorldCom or Sprint fails to pay any termination fee due, it must pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the termination fee.

Conduct of Business Pending the Merger

   Sprint

     Under the merger agreement, Sprint has agreed that, from the date of the merger agreement until the completion of the merger, except (1) to the extent MCI WorldCom shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, or (2) to the extent not reasonably practicable in light of the announcement or existence of the merger agreement and the transactions contemplated by the merger agreement, it will and will cause its subsidiaries taken as a whole to carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as conducted before the date of the merger agreement, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business.

     In addition, Sprint has agreed that, from the date of the merger agreement until the completion of the merger, subject to certain exceptions and except to the extent MCI WorldCom shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, neither it nor any of its subsidiaries may:

     o declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than (1) the declaration and payment of regular quarterly cash dividends not in excess of $0.125 per share of Sprint FON common stock, and any corresponding cash dividends on shares held by holders of Sprint class A common stock or Sprint class A common stock--series DT, and regular dividends required by the terms of the Sprint preferred stock and (2) dividends by a wholly owned subsidiary of Sprint to its parent

     o split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock except for any such transaction by a wholly owned subsidiary of Sprint which remains a wholly owned subsidiary of Sprint after the completion of such transaction

     o repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock except for the purchase by Sprint of its common stock in the ordinary course of business consistent with past practice in connection with Sprint's benefit plans and certain other exceptions

     o issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock, any other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such securities, other than the issuance of Sprint common stock (and associated Sprint preferred stock purchase rights) upon exercise of stock options or in connection with rights under other stock-based benefit plans, the issuance of Sprint capital stock upon the conversion of other Sprint securities, issuances by a wholly owned subsidiary of Sprint of capital stock to such subsidiary's parent, issuances in accordance with Sprint's rights agreement, issuances of stock options in connection with regular option grants by Sprint or issuances of stock options for new hires or issuances of restricted stock, in each case in the ordinary course of business consistent with past practice under Sprint's benefit plans, the issuance of shares of Sprint capital stock pursuant to purchase rights or preemptive rights held by Sprint stockholders under the terms of the instruments or agreements in effect on the date of the merger agreement or the issuance of Sprint capital stock pursuant to acquisitions permitted by the merger agreement

     o    amend the articles of incorporation or bylaws of Sprint

     o acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any person, other than acquisitions of assets used in the operation of the business of Sprint and its subsidiaries in the ordinary course of business consistent with past practice, internal reorganizations or consolidations involving existing Sprint subsidiaries or the creation of new Sprint subsidiaries, so long as such permitted activities could not reasonably be expected to result in (1) any of the conditions to the merger not being satisfied or (2) a material delay in the satisfaction of any of the conditions to the merger

     o sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, other than in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Sprint and its subsidiaries taken as a whole, or internal reorganizations or consolidations involving existing Sprint subsidiaries

     o incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of Sprint or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings, senior bank or similar bank financing or, subject to prior consultation with MCI WorldCom, any other indebtedness incurred by Sprint or any of its subsidiaries with a maturity date not to exceed five years from the date of its original issuance incurred in the ordinary course of business consistent with past practice or intercompany indebtedness between Sprint and any of its wholly owned subsidiaries or between such wholly owned subsidiaries

     o make any loans or advances to any other person other than employee loans or advances made by Sprint in the ordinary course of business consistent with past practice and loans or advances made between Sprint and any of its wholly owned subsidiaries or between such wholly owned subsidiaries

     o make any investments in any person other than investments in wholly owned subsidiaries and investments in the ordinary course of business consistent with past practice and, in any event, which are not material, individually or in the aggregate, to Sprint

     o enter into any new material line of business outside its core businesses, as defined in Sprint's articles of incorporation

     o make or agree to make any new capital expenditures other than capital expenditures made or agreed to be made in the ordinary course of business not in excess of specified amounts agreed to by MCI WorldCom and Sprint

     o take any action that would prevent or impede the merger from qualifying as a reorganization under section 368 of the Internal Revenue Code

     o take any action that would, or that could reasonably be expected to, result in (1) any of the conditions to the merger not being satisfied or (2) a material delay in the satisfaction of any of the conditions to the merger

     o change Sprint's fiscal year or, subject to certain exceptions, make any material change in its methods of accounting in effect at December 31, 1998

     o take any action that would cause the representations and warranties in the merger agreement to no longer be true or

     o    authorize, commit or agree to take any of the foregoing actions.

   MCI WorldCom

     Under the merger agreement, MCI WorldCom has agreed that, from the date of the merger agreement until the completion of the merger, except (1) to the extent Sprint shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, or (2) to the extent not reasonably practicable in light of the announcement or existence of the merger agreement and the transactions contemplated by the merger agreement, it will and will cause its subsidiaries taken as a whole to carry on its business in the usual, regular and ordinary course in all material respects, in substantially the same manner as conducted before the date of the merger agreement, and shall use all reasonable efforts to maintain its rights and franchises and preserve its relationships with customers, suppliers and others having business dealings with it with the objective to minimize the impairment of its ongoing business.

     In addition, MCI WorldCom has agreed that, from the date of the merger agreement until the completion of the merger, subject to certain exceptions and except to the extent Sprint shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, neither it nor any of its subsidiaries will:

     o repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for MCI WorldCom capital stock except for the purchase by MCI WorldCom of MCI WorldCom capital stock (and associated MCI WorldCom preferred stock purchase rights) in the ordinary course of business consistent with past practice in connection with share options, share incentive schemes, profit sharing schemes or other MCI WorldCom benefit plans or repurchases of MCI WorldCom common stock in open market or privately negotiated transactions

     o acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or all or a substantial portion of the assets of any business or any other person, in any event (1) with a value in excess of an amount equal to 20% of the market capitalization of MCI WorldCom for any one acquisition and 30% thereof for all acquisitions before the completion of the merger, or
          (2) that could reasonably be expected to result in any of the conditions to the merger not being satisfied or a material delay in the satisfaction of any of the conditions to the merger

     o enter into any new material line of business outside its existing core businesses

     o sell, lease, encumber or otherwise dispose of all or substantially all of any material line of business for MCI WorldCom and its subsidiaries taken as a whole

     o take any action that would prevent or impede the merger from qualifying as a reorganization under section 368 of the Internal Revenue Code

     o take any action that would, or that could reasonably be expected to, result in (1) any of the conditions to the merger not being satisfied or (2) a material delay in the satisfaction of any of the conditions to the merger

     o take any action that would cause the representations and warranties in the merger agreement to no longer be true or

     o    authorize, commit or agree to take any of the foregoing actions.

Amendment; Extension and Waiver

     Subject to applicable law:

     o the merger agreement may be amended by the parties in writing at any time, except that after the merger agreement has been adopted by Sprint stockholders or approved by MCI WorldCom shareholders, no amendment which by law or in accordance with the rules of The Nasdaq National Market or the New York Stock Exchange requires further approval by Sprint stockholders or MCI WorldCom shareholders shall be made without such further approval and

     o at any time prior to the completion of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of any of the obligations or acts of the other party to the merger agreement, waive any inaccuracies in the representations and warranties of the other party contained in the merger agreement or in any related document and waive compliance by the other party with any agreement or condition in the merger agreement.

Expenses

     Whether or not the merger is completed, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement, including the solicitation of stockholder approval, will be paid by the party incurring such fees or expenses, except that MCI WorldCom and Sprint will share equally the expenses incurred in connection with filing, printing and mailing of the proxy statement/prospectus and the registration statement of which it is a part, including Securities and Exchange Commission filing fees, and the filing fees for the premerger notification and report forms under the Hart-Scott-Rodino Act and for any filings with the European Commission.

Representations and Warranties

     The merger agreement contains customary representations and warranties of MCI WorldCom and Sprint relating to, among other things:

     o    corporate organization and similar corporate matters

     o    subsidiaries

     o    capital structure

     o authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters

     o documents filed with the Securities and Exchange Commission, the accuracy of information contained in those documents and the absence of undisclosed liabilities

     o the accuracy of information supplied in connection with the proxy statement/prospectus and the registration statement of which it is a part

     o    absence of material changes or events

     o    compliance with applicable laws

     o with respect to Sprint only, absence of changes in Sprint's benefit plans

     o matters relating to the Employee Retirement Income Security Act of 1974 and employment agreements

     o    filing of tax returns and payment of taxes

     o    required stockholder vote

     o satisfaction of state takeover statutes' requirements in Georgia and Kansas

     o engagement and payment of fees of brokers, investment bankers, finders and financial advisors

     o    receipt of fairness opinions from financial advisors

     o    intellectual property and year 2000 matters

     o    outstanding and pending litigation and

     o    no amendment of the rights agreements.

Other Agreements

     Each of MCI WorldCom and Sprint has agreed to use its reasonable best efforts to:

     o take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to complete the merger

     o obtain and maintain all approvals, consents, waivers, registrations, permits, authorizations, clearances and other confirmations required to be obtained from any third party and/or any governmental entity that are reasonably necessary to complete the merger

     o cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party

     o promptly inform the other party of any communication received by such party from, or given by such party to, the FCC, state public utility commissions, the Antitrust Division or any other governmental entity and any material communication received or given in connection with any proceeding by a private party

     o permit the other party to review any communications given by it to, and consult with each other in advance to the extent practicable of any meeting or conference with, the FCC, state public utility commissions, the Antitrust Division or any such other governmental entity or, in connection with a proceeding by a private party, with any other person

     o to the extent permitted by the FCC, state public utility commissions, the Antitrust Division or such other applicable governmental entity or other person, give the other party the opportunity to attend and participate in such meetings and conferences

     o contest and resist any administrative or judicial action or proceeding, including any proceeding by a private party, that is instituted, or threatened to be instituted, challenging any transaction contemplated by the merger agreement or any statute, rule, regulation, executive order, decree, injunction or administrative order that is enacted, entered, promulgated or enforced by a governmental entity which would make the merger illegal or would otherwise prohibit or materially impair or delay the completion of the merger and

     o have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that is in effect and that prohibits, prevents or restricts the completion of the merger and to have any statute, rule, regulation, executive order, decree, injunction or administrative order repealed, rescinded or made inapplicable.

     The merger agreement provides that neither MCI WorldCom nor Sprint is required to agree to or effect any divestiture or take any other action if doing so would, individually or in the aggregate, reasonably be expected to materially impair the parties' ability to achieve the overall benefits expected to be realized from the completion of the merger.

Amendments to the MCI WorldCom Articles of Incorporation

     The merger agreement provides that the articles of incorporation of MCI WorldCom, as in effect immediately before the merger, a copy of which is attached hereto as Exhibit 2.2 and incorporated by reference, will be amended upon completion of the merger to reflect the form of the amended WorldCom articles of incorporation that is incorporated herein by reference and is attached hereto as Exhibit 2.2 to this Current Report on Form 8-K.

Amendments to the MCI WorldCom Bylaws

     The merger agreement provides that the MCI WorldCom bylaws, a copy of which is attached hereto as Exhibit 2.3 and incorporated by reference, as in effect immediately before the merger, will be amended upon completion of the merger to reflect the form of the amended WorldCom bylaws that is incorporated herein by reference and is attached hereto as Exhibit 2.3 to this Current Report on Form 8-K.

Corporate Governance and Capital Structure Matters

     In addition, the merger agreement provides that upon completion of the merger:

     o the board of directors of WorldCom, as the surviving corporation, will be constituted as described below under "The Merger--The Merger Agreement--Interests of Sprint Directors and Executive Officers in the Merger--Board of Directors"

     o WorldCom will adopt tracking stock policies virtually identical to the current Sprint tracking stock policies as described below under "The Merger--Tracking Stock Matters"

     o    WorldCom will assume the Sprint tax sharing agreement and

     o the WorldCom rights agreement will be modified to account for the creation of the WorldCom PCS group common stock.

Material Contracts Between MCI WorldCom and Sprint

   Service Agreements

     MCI WorldCom and Sprint have entered into services agreements with each other and with their affiliates in the ordinary course of their businesses. MCI WorldCom and its subsidiaries have been engaged in transactions with Sprint and its subsidiaries aggregating approximately $536 million in fiscal year 1999, approximately $513 million in fiscal year 1998 and approximately $474 million in fiscal year 1997.

   Interim Commercial Arrangements

     Memorandum of Understanding; Further Negotiations are Ongoing. On October 4, 1999, MCI WorldCom and Sprint entered into a memorandum of understanding that sets forth material terms for three commercial agreements entered into between them. These agreements are referred to as the "commercial agreements" and are designed to:

     o enable Sprint to purchase MCI WorldCom's international communications products and services, in an agreement referred to as the "global services agreement"

     o provide for the purchase by the parties of local access and transport services from each other, in an agreement referred to as the "local telecommunications services agreement" and

     o allow MCI WorldCom to offer Sprint's PCS services, in an agreement referred to as the "PCS agreement".

     After MCI WorldCom and Sprint signed the merger agreement, they began negotiations to agree on the terms of more detailed comprehensive agreements. Negotiations could result in material changes to the terms of the memorandum of understanding.

     Global Services Agreement. Under the global services agreement, MCI WorldCom will provide to Sprint international and global telecommunications services that are currently offered to others by MCI WorldCom to enable Sprint to resell such services to its customers or utilize such services on its own behalf.

     The international and global products subject to the global service agreement will include, among other things, voice products, data products, IP products, systems solutions and international private lines. Sprint will resell and repackage these MCI WorldCom products and services and will coordinate directly with customers for the provision of these products and services.

     Sprint will determine which services to offer its customers. The arrangements in the global services agreement are not exclusive and there are no minimum volume commitments by Sprint. MCI WorldCom will not restrict the terms, conditions or pricing under which Sprint will provide or resell the service to its customers.

     The services will be provided to Sprint under MCI WorldCom's standard terms and conditions, including its tariffs, unless otherwise agreed by Sprint and MCI WorldCom. MCI WorldCom will provide Sprint with customer service and sales support similar to the support that it provides itself and other resellers. All service or product orders between MCI WorldCom and Sprint will be priced at direct cost, which includes cost of capital and excludes any sales cost.

     The term of the global services agreement is three years. MCI WorldCom and Sprint will cooperate in a transition of customers following the termination of the agreement. The global services agreement will contain standard default language as well as additional early termination provisions linked to several events that result in the termination of the merger agreement.

     No portion of the memorandum of understanding or the global services agreement that would violate any existing obligation of Sprint will be effective until the existing obligation of Sprint has been terminated. The parties' obligations are contingent upon each party obtaining and maintaining all required approvals, consents, licenses and other requirements necessary to perform their obligations.

     Local Telecommunications Services Agreement. The local telecommunications services agreement provides for the purchase by the parties of local access and transport services. Local access and transport services are services offered by local telecommunications carriers that enable a long distance carrier that is carrying a telephone call to complete the call on the local carrier's network, which is referred to as "terminating access", or that enable a long distance carrier to accept onto its network calls that originate on the local carrier's network, which is referred to as "originating access".

     Under the local telecommunications services agreement, Sprint purchases terminating access from MCI WorldCom in order to take advantage of MCI WorldCom's more extensive local network and its agreements for terminating access with various local carriers. The parties expect that the volume of terminating Sprint telephone calls when combined with the volume of terminating MCI WorldCom telephone calls will result in a lower price per telephone call than either company could obtain separately. The parties may also agree that Sprint will sell originating access to MCI WorldCom in the form of digital subscriber line multiple access facilities, which will enable the companies to combine their digital subscriber line volumes in a manner that leads to lower costs than if each company had purchased the facilities separately. Entering into agreements to provide given volumes of traffic to a carrier in order to take advantage of a carrier's existing available telephone call carrying capacity is a common practice in the telecommunications industry.

     The price for the services is similar to that for other carriers transporting the same kind of traffic with similar volumes. The agreement is not exclusive and contains no volume commitments. The term of the agreement is 36 months. However, the term for providing specific facilities for a given form of access may have a different term depending on existing agreements with other carriers, network needs and traffic volume forecasts. In addition, the local telecommunications services agreement contains standard default and termination provisions as well as additional early termination provisions linked to several events that result in the termination of the merger agreement. The local telecommunications services agreement provides that if it is terminated, the parties have a reasonable time to make other arrangements for acquiring the necessary access services from other carriers in order to minimize any disruptions to customers.

     PCS Agreement. Under the PCS agreement, MCI WorldCom may offer WorldCom-branded handsets and WorldCom-branded PCS service using the Sprint PCS network in those parts of the United States agreed upon by the parties in the definitive agreement.

     The WorldCom-branded PCS service will be the same as the Sprint PCS service that the Sprint PCS group makes generally available to its consumer and business end users. MCI WorldCom will pay all direct costs of rebranding the Sprint PCS service to WorldCom-branded PCS service.

     The WorldCom PCS rate plans will be established by MCI WorldCom in its sole discretion. MCI WorldCom may bundle the WorldCom PCS service with any other WorldCom-branded service or product and may provide promotional discounts, subject to MCI WorldCom funding such discounts. MCI WorldCom will market the WorldCom-branded PCS service at its expense.

     The PCS agreement will terminate on December 31, 2000, unless otherwise extended. The PCS agreement will contain standard default and termination provisions as well as additional early termination provisions linked to several events that result in the termination of the merger agreement. Upon termination of the PCS agreement, MCI WorldCom will retain the end user accounts produced by MCI WorldCom during the agreement.

   Other Agreements

     As of the date of the MCI WorldCom S-4, neither MCI WorldCom nor Sprint is aware of any past, present or proposed material relationship between MCI WorldCom or its directors, executive officers or affiliates, on the one hand, and Sprint or its directors, executive officers or affiliates, on the other hand, except as contemplated by the merger or as described above, since the beginning of 1996.

Interests of Sprint Directors and Executive Officers in the Merger

     Directors and executive officers of Sprint have interests in the merger as directors or executive officers that are different from, or in addition to, the interests of Sprint stockholders generally. These additional interests relate to, among other things, the effect of the merger on employment and benefit arrangements to which directors and executive officers are parties or under which they have rights. These interests, to the extent material, are described below.

   Board of Directors

     MCI WorldCom and Sprint have agreed that the WorldCom board of directors, at the completion of the merger, will consist of 16 members, 6 of whom will initially be designated by Sprint from among the existing directors of Sprint.

   Ownership of Sprint Capital Stock; Stock Options

     On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All numbers of Sprint PCS common shares and options in the following discussion have been retroactively restated to reflect this stock split.

     As of December 31, 1999, directors and executive officers of Sprint beneficially owned:

     o an aggregate of 4,570,719 shares of Sprint series 1 FON common stock (or approximately 0.6% of the then outstanding Sprint FON common stock) and

     o an aggregate of 2,772,876 shares of Sprint series 1 PCS common stock (or approximately 0.3% of the then outstanding Sprint PCS common stock), in each case excluding shares of Sprint series 1 FON common stock and Sprint series 1 PCS common stock that may be acquired upon the exercise of outstanding options.

     As of December 31, 1999, directors and executive officers of Sprint held:

     o options to purchase an aggregate of 16,476,285 shares of Sprint series 1 FON common stock, of which 3,591,745 were exercisable and

     o options to purchase an aggregate of 8,704,810 shares of Sprint series 1 PCS common stock, of which 1,964,469 were exercisable.

     Most of Sprint's stock option plans provide that options outstanding for a year at the time of the Sprint special meeting will become fully vested, if not previously vested, and exercisable upon the adoption by the Sprint stockholders of the merger agreement, although some options held by directors of Sprint would not become fully vested and exercisable until completion of the merger. As of December 31, 1999, options to purchase 10,313,124 shares of Sprint series 1 FON common stock and 5,725,158 shares of Sprint series 1 PCS common stock held by directors and executive officers would vest early upon the adoption by the Sprint stockholders of the merger agreement, unless otherwise agreed to by the individual directors and executive officers.

     As of December 31, 1999, the following executive officers owned the number of shares of Sprint FON common stock, Sprint PCS common stock and options to purchase shares of Sprint FON common stock and Sprint PCS common stock shown in the table below. Assuming:

     o    completion of the merger

     o    their continued employment until the completion of the merger

     o    no change in their share and option ownership and

     o    a FON exchange ratio of 1.8342,

the executive officers would own the number of shares of WorldCom common stock and WorldCom series 1 PCS common stock and hold options to purchase the number of shares of WorldCom common stock and WorldCom series 1 PCS common stock shown in the table below:

                                                         William T.   Ronald T.    Kevin B.    Arthur B.     Andrew J.
                                                           Esrey        LeMay       Brauer       Krause       Sukawaty
                                                           -----        -----       ------       ------       --------
Shares of Sprint FON common stock..................       2,132,868     910,314      28,741      329,002          180
Shares of Sprint PCS common stock..................       1,170,336     530,952      15,650      115,246      111,630
Options for Sprint FON common stock................       7,485,582   3,849,666     413,716      780,209       27,242
Options for Sprint PCS common stock................       3,646,350   1,864,984     207,606      438,328      508,616
Maximum shares of WorldCom common stock............       4,047,894   1,731,300      54,531      616,826       13,281
Shares of WorldCom series 1 PCS common stock.......       1,170,336     530,952      15,650      115,246      111,630
Maximum options for WorldCom common stock..........      14,153,123   7,277,443     782,926    1,481,917      108,981
Options for WorldCom series 1 PCS common stock.....       3,646,350   1,864,984     207,606      438,328      508,616


     As of December 31, 1999, executive officers held an aggregate of 604,622 restricted shares of Sprint FON common stock and 302,312 restricted shares of Sprint PCS common stock awarded under Sprint's long-term incentive compensation plan or Sprint's 1990 restricted stock plan or received upon exercise of stock options. Each of these plans provides that the restrictions will lapse on the shares of restricted stock outstanding for a year at the time of adoption by the Sprint stockholders of the merger agreement. As of December 31, 1999, the restricted stock held by the executive officers had been outstanding for a year and therefore the restrictions will lapse on all of these shares upon the adoption by Sprint stockholders of the merger agreement.

   Employment Agreements

     MCI WorldCom has guaranteed minimum salaries and minimum short-term incentive compensation opportunities of Mr. Esrey and Mr. LeMay for three years following the closing of the merger. The minimum salary for each individual will be the amount of the salary paid to him in 1999, which was $1,000,000 for Mr. Esrey and $883,400 for Mr. LeMay; the minimum short-term incentive compensation opportunity for each will be the 1999 opportunity, which is approximately $1,600,000 for Mr. Esrey and $935,000 for Mr. LeMay.

     Sprint has contingency employment agreements with Messrs. Esrey, LeMay, Krause and Sukawaty and two other executive officers. These agreements are intended to assure these executive officers of continued employment for a period of three years following any event that constitutes a change in control of Sprint. If the employment of any of these executive officers is involuntarily terminated other than for "cause" or any of these executive officers terminates his employment for "good reason" within the three-year period following a "change in control" of Sprint, as such terms are defined in each of the contingency employment agreements, such executives will receive the following benefits:

     o the executive will continue to receive monthly salary payments for 35 months, or until the executive officer reaches age 65 if this occurs earlier. The current annual salaries set are $1,000,000 for Mr. Esrey, $902,400 for Mr. LeMay, $435,500 for Mr. Krause, $501,400 for Mr.
          Sukawaty and $3,680,816 for all executive officers covered by these agreements as a group

     o the executive will receive three payments each equal to the highest short-term plus the highest long-term incentive compensation awards received during the three years preceding termination, paid on the 13th, 25th and 35th months following termination. For the last three years, the highest of these awards was $4,381,342 for Mr. Esrey, $2,336,639 for Mr. LeMay, $1,049,011 for Mr. Krause, $927,773 for Mr.
          Sukawaty and $10,651,716 for all executive officers covered by these agreements as a group

     o the executive will receive 35 months, or until the executive is reemployed, whichever is shorter, of life, disability, medical and dental insurance coverage

     o under Sprint's pension plan, retirement benefits will be determined assuming three years of additional credited service and the usual actuarial reduction for retiring prior to age 65 will not be imposed

     o    post-retirement medical benefits will be provided

     o for purposes of the Sprint key management benefit plan, the executive will be deemed to have remained a key executive, as defined in the plan, until age 60, and will therefore be entitled to the maximum benefit equal to 300% of the participant's highest annual salary during the five-year period before termination

     o the executive will receive any amount of company contributions under Sprint's savings plan that are not yet vested at termination

     o to the extent the executive is entitled to enhanced pension benefits under individual pension supplemental agreements that are earned upon the completion of additional years of service, the executive will receive the maximum enhancement even though he has not completed those years at the time of termination and

     o if any payment under the contingency employment agreement results in the executive officer being subject to the excise tax payable under section 4999 of the Internal Revenue Code, such executive officer will receive additional payments so that the executive officer receives the same net after-tax benefit as the executive officer would have received had no excise tax been applicable.

     The contingency employment agreements permit the affected executive officer to elect to receive as a lump sum the present value of those amounts described above in the first two items. If the employment of these executive officers is terminated within three years after the completion of the merger, under circumstances giving rise to the benefits described above, these executive officers would receive, upon the making of such an election, an estimated lump sum severance payment in the amount of $13,936,000 for Mr. Esrey, $8,397,000 for Mr. LeMay, $3,849,000 for Mr. Krause, $3,708,000 for Mr. Sukawaty and an aggregate amount of $37,146,000 for all executive officers covered by these agreements as a group.

     All but five of Sprint's executive officers have signed non-competition agreements that provide that the executive will not associate with a competitor of Sprint for an 18-month period following termination of employment. The restriction on competition does not apply if, within one year following a change in control of Sprint, the employer terminates the executive officer's employment without cause or the executive officer terminates employment upon constructive discharge. In addition, the agreements provide that each executive officer will receive 18 months of compensation and benefits following an involuntary termination of employment.

   Options; Other Equity Based Compensation and Employee Benefits

     For a description of the treatment in the merger of options to acquire shares of Sprint stock, other equity based compensation and employee benefits that are also applicable to directors and executive officers of Sprint, see "--Sprint Employee Benefits Matters" and "--Effect on Awards Outstanding Under Sprint Stock Plans".

   Indemnification; Directors' and Officers' Insurance

     Under the merger agreement, MCI WorldCom has agreed that it will assume the same obligations with respect to indemnification of directors or officers of Sprint or its subsidiaries as were contained in the articles of incorporation or bylaws of Sprint or its subsidiaries and any indemnification or other agreements at the date of signing the merger agreement. In addition, MCI WorldCom will maintain the directors' and officers' liability insurance policies currently maintained by Sprint on terms no less favorable than those of such policies for a period of at least six years following the merger except that MCI WorldCom is not required to spend an amount more than 200% of the annual premiums currently paid by Sprint in any one year.

   Retention Arrangements

     On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All numbers of Sprint PCS options in the following discussion have been retroactively restated to reflect this stock split.

     In connection with the merger, Sprint made a special grant of stock options to selected officers and director-level employees designed to retain these individuals following the Sprint special meeting. These grants are in addition to the annual grants under Sprint's 1990 Stock Option Plan. The shares underlying options for the special grant are as follows: for Mr. Esrey, 216,000 shares of Sprint FON common stock and 216,000 shares of Sprint PCS common stock; for Mr. LeMay, 135,000 shares of Sprint FON common stock and 134,000 shares of Sprint PCS common stock; and for Mr. Krause, 54,000 shares of Sprint FON common stock and 54,000 shares of Sprint PCS common stock. The exercise prices for the Sprint FON common stock options and the Sprint PCS common stock options are $61.94 and $54.25 per share, the fair market value of the underlying stocks on the grant date, January 24, 2000. For a description of other retention arrangements that are applicable to the directors and officers of Sprint, see "--Sprint Employee Benefit Matters."

Sprint Employee Benefits Matters

     During the one-year period following the completion of the merger, MCI WorldCom will maintain employee benefit plans, programs and policies for the employees of Sprint and its subsidiaries which, in the aggregate, are substantially comparable to the plans, programs and policies provided by Sprint before the completion of the merger, other than Sprint's employee stock purchase plan. During this one-year period, salaries and wages will not be reduced by MCI WorldCom except upon violations of MCI WorldCom's applicable policies or upon the failure to satisfy any generally applicable performance standards for similarly situated MCI WorldCom employees. Participants' accounts under all unfunded Sprint plans which are designed to track the performance of Sprint capital stock will be converted at the completion of the merger so as to track WorldCom capital stock in the same manner that Sprint capital stock is converted into WorldCom capital stock under the merger agreement.

     During the second one-year period following the completion of the merger, employees of Sprint and its subsidiaries will be eligible to participate in employee benefit plans, programs and policies which, in the aggregate, are substantially comparable to those maintained for similarly situated employees of MCI WorldCom. Employees of Sprint and its subsidiaries will receive past service credit under each applicable MCI WorldCom plan in which they become eligible to participate following the completion of the merger.

     MCI WorldCom will waive any active employment requirement and pre-existing limitation under any MCI WorldCom employee benefit plan made available to Sprint employees after the completion of the merger to the extent waived under the corresponding Sprint plan before the completion of the merger. MCI WorldCom has also agreed to recognize the dollar amount of all expenses incurred by each employee of Sprint or its subsidiaries for purposes of satisfying any co-payment, co-insurance and deductible requirements for the year in which such individual becomes eligible under the relevant welfare benefit plans in which they will be eligible to participate from and after the completion of the merger and any such co-payment, co-insurance or deductible requirements for such year will be no greater than under the applicable Sprint plan.

     Any Sprint employee who is involuntarily terminated without cause in connection with the merger at any time within one year following the completion of the merger will receive severance benefits under or consistent with Sprint's existing severance policies.

     Sprint may, in its discretion:

     o make an offer in calendar year 2000 to its eligible employees to purchase shares of Sprint FON common stock and Sprint PCS common stock under Sprint's employee stock purchase plan, which offer will be in accordance with the provisions of Sprint's employee stock purchase plan in the ordinary course of business consistent with past practice

     o issue shares of Sprint FON common stock required by Sprint's automatic dividend reinvestment plan

     o issue Sprint FON common stock and Sprint PCS common stock to the Sprint retirement savings plan, the Sprint retirement savings plan for bargaining unit employees, and the Centel retirement savings plan for bargaining unit employees, in each case consistent with the requirements of the plan as they currently exist

     o issue shares of Sprint FON common stock and Sprint PCS common stock under Sprint's special award stock plan in accordance with past practice, not to exceed 5,000 shares in the aggregate for each of Sprint FON common stock and Sprint PCS common stock and

     o issue shares of Sprint FON common stock and Sprint PCS common stock pursuant to Sprint's 1997 long-term stock incentive program and management incentive stock option plan.

     The merger agreement provides that Sprint will create an employee retention pool of up to $100 million which may be used to implement cash retention incentives for specified Sprint employees before the closing, to be paid 50% at the closing and 50% six months after the closing, or upon their termination without cause during the six-month period. The participants eligible for this pool will be Sprint employees who are not recipients of retention stock options, except with the consent of MCI WorldCom. The merger agreement also provides that further details of this pool including, but not limited to, increasing the amount above $100 million, will be determined by Sprint as soon as practicable after the execution of the merger agreement, and will be subject to the approval of MCI WorldCom.

Effect on Awards Outstanding Under Sprint Stock Plans

     Under the merger agreement, upon completion of the merger, MCI WorldCom will assume each stock option plan of Sprint. Under the merger agreement, immediately before the merger, each outstanding option to acquire shares of Sprint common stock under such plans will be amended and converted, on the same terms and conditions as were applicable under such stock option as follows:

     o each Sprint stock option to acquire Sprint FON common stock will be converted into an option to acquire the number of shares of WorldCom common stock equal to the number of shares of Sprint FON common stock originally subject to such option multiplied by the FON exchange ratio, rounded up to the nearest whole share, at an exercise price per share equal to the exercise price for the shares of Sprint FON common stock originally subject to such Sprint option divided by the FON exchange ratio, rounded up to the nearest whole cent, and

     o each Sprint stock option to acquire Sprint PCS common stock will be converted into an option to acquire an equivalent number of shares of WorldCom series 1 PCS common stock at the same exercise price as the exercise price for such Sprint PCS common stock, plus an amount of WorldCom common stock, for no additional consideration, equal to the number of shares of Sprint PCS common stock originally subject to such option multiplied by the PCS exchange ratio, which is 0.116025, and rounded up to the nearest whole share.

Litigation

     Eight purported stockholder class action suits relating to the merger were filed in state courts in Kansas and New York against Sprint and members of the Sprint board of directors. Plaintiffs in these actions allege, among other things, that the Sprint director defendants have breached their fiduciary duties to Sprint stockholders by failing to maximize stockholder value in connection with entering into the merger agreement and by agreeing to provisions in the merger agreement. Plaintiffs generally seek injunctive relief, damages, costs and attorneys' fees. Sprint believes that the claims are without merit and intends to defend these actions vigorously. Six of the suits were dismissed without prejudice in February 2000. Plaintiffs in the remaining two cases have agreed to dismissal, and the documents necessary to dismiss those cases have been filed with the court. The dismissal will become final following a court hearing.

Accounting Treatment

     The merger is expected to be accounted for using purchase accounting with MCI WorldCom being deemed to have acquired Sprint.

ARRANGEMENTS WITH SPRINT STOCKHOLDERS

France Telecom and Deutsche Telekom

   France Telecom and Deutsche Telekom own shares representing a combined approximate 20% voting interest in Sprint.

     On October 8, 1999 and February 1, 2000, France Telecom and Deutsche Telekom each made filings on Schedule 13D with the Securities and Exchange Commission indicating that, although in the near term they may retain their aggregate voting power in Sprint at 20%, in the longer term neither of them intended as of the filing date to remain a stockholder of Sprint. France Telecom and Deutsche Telekom also indicated in these filings that, should the merger be completed and should they elect not to exercise appraisal rights, neither intended as of the date of the filing to remain a stockholder of the surviving corporation in the merger.

   Summary of Securities Held

     France Telecom and Deutsche Telekom currently own shares of Sprint series 3 FON common stock, Sprint series 3 PCS common stock and either Sprint class A common stock (in France Telecom's case) or Sprint class A common stock--series DT (in Deutsche Telekom's case). We refer to these two series of Sprint class A stock as "Sprint FT/DT class A stock". We refer to all of the classes and series of Sprint capital stock owned by France Telecom and Deutsche Telekom as "Sprint FT/DT stock". In the merger, France Telecom and Deutsche Telekom will receive WorldCom capital stock for their Sprint capital stock as described above under "The Merger--The Merger Agreement--Merger Consideration".

     Based on the number of outstanding shares of Sprint capital stock, MCI WorldCom capital stock and an assumed FON exchange ratio of 1.6170, in each case on the Sprint record date, and assuming that the shares of WorldCom series 1 PCS common stock have 1.154 votes per share (the average market price of a share of Sprint series 1 PCS commons stock divided by the average market price of a share of MCI WorldCom common stock on the Sprint record date) and based on the current holdings of France Telecom and Deutsche Telekom, these investors will own shares of WorldCom capital stock after the merger that represent voting power of approximately 4.18% and 4.22%, respectively, of WorldCom's total voting power.

     Rights of France Telecom and Deutsche Telekom Contained in Sprint's Articles of Incorporation

     Sprint FT/DT Class A Stock Represents Equity in the Sprint FON Group and the Sprint PCS Group. Sprint's articles of incorporation provide that each share of Sprint FT/DT class A stock represents, among other things, an equity interest in the Sprint FON group and an equity interest in the Sprint PCS group. As of December 31, 1999, each share of Sprint FT/DT class A stock entitled the holder to have one share of Sprint series 3 FON common stock and one-half of a share of Sprint series 3 PCS common stock issued to the holder.

     Voting. The Sprint series 3 FON common stock and the Sprint series 3 PCS common stock have most of the same voting rights as the publicly traded Sprint series 1 FON common stock and Sprint series 1 PCS common stock, respectively. In addition, these shares are voted together, and together with the Sprint FT/DT class A stock, to elect directors to the Sprint board of directors.

     Board Representation. France Telecom and Deutsche Telekom, through their ownership of Sprint FT/DT stock are generally entitled to representation on Sprint's board of directors equal to the percent of Sprint's voting power that they own, rounded up or down to the nearest whole number of directors, and are entitled to elect a minimum of two directors generally so long as they own or have the right to acquire shares representing an aggregate of at least 10% of Sprint's total voting power. A total of three directors on the current Sprint board of directors are elected by the holders of Sprint FT/DT stock. Holders of Sprint FT/DT stock are also collectively entitled (with limited exceptions) to one representative on each committee of Sprint's board of directors.

     We refer to the percentage of shares that France Telecom and Deutsche Telekom own and have the right to acquire together as their "ownership percentage".

     Under the Sprint master transfer agreement, on the date that the terms of France Telecom's and Deutsche Telekom's investment in Sprint will change, which we refer to as the "initial FT/DT investment changes", each of France Telecom and Deutsche Telekom will cause its designees on the Sprint board of directors to resign. The proposed amendments to the Sprint articles of incorporation and Sprint bylaws to be voted upon at the Sprint special meeting eliminate these investors' rights to representation on the Sprint board of directors. See "--Sprint Master Transfer Agreement."

     Dividends and Liquidation. For information about the dividend, liquidation and other terms of the Sprint FT/DT stock, see "Description of MCI WorldCom Capital Stock--Common Stock--Amended WorldCom Articles of Incorporation".

     Conversion of Sprint FT/DT Stock. Under certain circumstances and subject to certain exceptions as described below, shares of Sprint FT/DT stock will automatically convert into shares of Sprint series 1 FON common stock and Sprint series 1 PCS common stock. A conversion of this kind would leave France Telecom and Deutsche Telekom in substantially the same economic position but would deprive them of their special rights as holders of Sprint FT/DT stock, including the right to elect a director or directors to the Sprint board of directors and the disapproval rights described below. The circumstances triggering an automatic conversion include:

     o reduction in the ownership percentage below specified levels for enumerated periods of time

     o material breach by France Telecom or Deutsche Telekom of specified provisions of their investment agreements with Sprint

     o material breach by France Telecom or Deutsche Telekom of specified provisions of the Global One joint venture agreement

     o    occurrence of a change of control of Sprint

     o failure of France Telecom and Deutsche Telekom to maintain required relative ownership interests with respect to their ownership of Sprint FT/DT stock (see "--Equity Purchase Rights--Ownership Ratios") and

     o    unauthorized transfers of Sprint FT/DT stock.

         We use the term "change of control of Sprint" to mean:

     o a decision by the board of directors to sell control of Sprint or not to oppose a third party tender offer for its voting securities representing more than 35% of the total voting power of Sprint or

     o a change in the identity of a majority of Sprint's board of directors due to

          -- a proxy contest, or the threat to engage in a proxy contest, or the election of directors by the holders of Sprint's preferred stock, if any, or

          -- any unsolicited tender, exchange or other purchase offer that has not been approved by a majority of the Sprint independent directors.

     Neither a strategic merger involving Sprint, such as the merger, nor any transaction between Sprint and France Telecom and/or Deutsche Telekom is deemed to be a change of control of Sprint.

   Transfer Restrictions

     The stockholders' agreement among Sprint, France Telecom and Deutsche Telekom provides that France Telecom and Deutsche Telekom may not transfer any equity interests in Sprint until January 31, 2001, subject to the exceptions identified in the stockholders' agreement. The stockholders' agreement also provides for other transfer restrictions thereafter.

     However, France Telecom and Deutsche Telekom's shares of Sprint series 3 PCS common stock that were acquired after February 1999, when Sprint completed the initial public offering of the Sprint PCS common stock, are not subject to any restrictions on transfer before January 31, 2001, except the following, which also apply to all other shares of Sprint FT/DT stock:

     o until the aggregate ownership percentage of France Telecom and Deutsche Telekom is less than 3.5% of the total voting power of Sprint, France Telecom and Deutsche Telekom may not transfer any of their Sprint shares to a holder of more than 5% of the voting power of Sprint, after giving effect to such transfer, other than in an underwritten public offering

     o in connection with a public offering of their shares of Sprint FT/DT stock, neither France Telecom nor Deutsche Telekom may to the best of its knowledge (1) sell more than 2% of the outstanding voting power of Sprint to any person or group that, before such sale, owned 3% or more of the voting power of Sprint, (2) sell more than 5% of the outstanding voting power of Sprint to any person or group or (3) sell to a person or group required under section 13(d) of the Exchange Act to file a Schedule 13D with respect to Sprint or to a person or group who, as a result of such sale, would become a Schedule 13D filer and

     o in general, during any time when the aggregate ownership percentage of France Telecom and Deutsche Telekom is greater than 5%, but less than 9%, these investors may not transfer shares of Sprint FT/DT stock representing more than 1% of the voting power of Sprint to any one person or group in any transaction or series of transactions, except in connection with an underwritten public offering, and may not transfer shares, other than in a public offering, to any major competitor of Sprint.

     Approximately 6.5% of the total number of shares of Sprint series 3 PCS common stock held by France Telecom and Deutsche Telekom as of December 31, 1999, after giving effect to the two-for-one stock split of Sprint PCS common stock which was effected on February 4, 2000, were acquired after February 1999. These shares represent approximately 4.0% of the Sprint PCS common stock that France Telecom and Deutsche Telekom own or have the right to acquire by virtue of their ownership of Sprint FT/DT class A stock.

     Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes, France Telecom and Deutsche Telekom will no longer be subject to the transfer restrictions provided in the stockholders' agreement, except that they will be prohibited from selling shares of Sprint FON common stock during the period from 60 days before the expected completion of the merger until the actual completion of the merger. In addition, France Telecom and Deutsche Telekom will be permitted to sell, upon the completion of the merger, shares of WorldCom PCS group common stock and, upon the earlier of 45 days following the completion of the merger and January 31, 2001, they will be permitted to sell shares of WorldCom group common stock. France Telecom and Deutsche Telekom are required to advise WorldCom in advance regarding any sales of WorldCom capital stock prior to December 31, 2001 other than those of less than $50 million for each of France Telecom and Deutsche Telekom in any rolling four-week period.

   Disapproval Rights

     Pursuant to Sprint's articles of incorporation and the stockholders' agreement, if Sprint takes any of the actions set forth in the next paragraph before January 31, 2001 and the action is disapproved by France Telecom and Deutsche Telekom, the transfer restrictions on France Telecom and Deutsche Telekom's shares will terminate, except that the restrictions on transfers to large holders will continue.

     The actions which, if taken notwithstanding disapproval by France Telecom and Deutsche Telekom, trigger termination of the transfer restrictions are:

     o subject to various exceptions, divestitures by Sprint of assets with a fair market value in excess of 20% of Sprint's market capitalization

     o subject to various exceptions, Sprint's acquisition of either (1) telecommunications, information technology and related businesses for a cost exceeding 20% of Sprint's market capitalization or (2) other types of businesses that have a cost exceeding 5% of Sprint's market capitalization

     o Sprint's issuance of any securities with class voting rights and disapproval rights as extensive as or more extensive than the rights granted to the holders of Sprint FT/DT stock

     o the declaration of extraordinary cash dividends or cash distributions to stockholders during any one year in excess of 5% of Sprint's market capitalization and

     o Sprint's issuance of securities representing 30% or more of its total voting power, except that transfer restrictions do not terminate in this case if France Telecom and Deutsche Telekom exercise their equity purchase rights as described in "--Equity Purchase Rights".

     France Telecom and Deutsche Telekom may also disapprove certain changes to Sprint's governing documents and certain fundamental business transactions proposed to be effected by Sprint, including:

     o any merger or other business combination involving Sprint that results in a change of control of Sprint, unless the surviving corporation expressly assumes Sprint's obligations to the holders of Sprint FT/DT stock with respect to the assets of Sprint related to its long distance business and the provisions of the registration rights agreement and agrees to be bound by the rights of France Telecom, Deutsche Telekom and their affiliates to control the Global One joint venture following certain occurrences and

     o any merger or other business combination involving Sprint that does not result in a change of control of Sprint, unless Sprint survives as the parent entity, or the surviving corporation expressly assumes Sprint's obligations to the holders of Sprint FT/DT stock.

     Until January 31, 2006, any action taken or transaction entered into by Sprint that would result in, or is taken for the purpose of encouraging or facilitating, certain competitors of France Telecom, Deutsche Telekom or the Global One joint venture owning 10% or more of the outstanding voting power of Sprint may not be undertaken if it is disapproved by the holders of Sprint FT/DT stock, unless it is a strategic merger such as the merger.

     Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes the foregoing rights will be terminated. See "--Sprint Master Transfer Agreement".

   Rights with Respect to Sprint's Long Distance Assets

     The sale of a cumulative amount of 5% or more of the fair market value of Sprint's long distance assets may not be consummated by Sprint if it is disapproved by the holders of Sprint FT/DT stock and the sale occurs before the earliest of:

     o    January 31, 2001

     o the date on which section 310 of the Communications Act no longer prohibits the ownership by France Telecom and Deutsche Telekom of the long distance assets

     o the date on which France Telecom and Deutsche Telekom elect to accept Sprint's offer to sell all of its interest in the Global One joint venture following a change of control of Sprint and

     o the date on which Sprint and subsidiaries of Sprint exercise their right to sell all of their Global One joint venture interests to France Telecom and Deutsche Telekom following a change of control of Sprint.

     Until January 31, 2006, if Sprint disposes of a portion of its long distance assets and the disposition, together with all other similar dispositions since July 31, 1995, has a value equal to 30% or more of the value of Sprint's long distance assets on the date of the disposition, then France Telecom and Deutsche Telekom have a right of first offer with respect to the assets of which Sprint proposes to dispose, unless this right of first offer has otherwise terminated.

     Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes the foregoing rights will be terminated. See "--Sprint Master Transfer Agreement".

   Change of Control Provisions

     If Sprint decides to (1) sell all or substantially all of its assets or (2) sell control of Sprint in a way that results in a 35% or larger stockholder in the resulting entity, France Telecom and Deutsche Telekom may participate in that process on a basis no less favorable than that granted any other participant. If a third party makes a tender offer for not less than 35% of the voting power of Sprint and the terms of such tender offer do not permit France Telecom and Deutsche Telekom to sell an equal or greater percentage of their shares of Sprint FT/DT stock as Sprint's other stockholders are collectively permitted to sell, then upon the purchase by such third party in the tender offer of 35% or more of the voting power of Sprint, the holders of Sprint FT/DT stock may require Sprint to purchase at the tender offer price the capital stock that such holders were unable to tender on the same basis as Sprint's other stockholders, unless the holders of Sprint FT/DT stock may receive publicly traded securities or cash in a business combination transaction required to be effected within 90 days after the close of the tender offer.

     In the case of a change of control of Sprint, France Telecom and Deutsche Telekom obtain rights giving them greater control over the Global One joint venture. If Sprint decides to (1) sell all or substantially all of its assets or
(2) sell control of Sprint in a way that results in a 35% or larger stockholder in the resulting entity, France Telecom and Deutsche Telekom generally may sell their shares of Sprint FT/DT stock in the proposed transaction free of any transfer restriction, except for transfers to large holders, and if Sprint decides to (a) sell all or substantially all of its assets or (b) sell control of Sprint in a way that results in a 35% or larger stockholder in the resulting entity, the standstill provisions affecting France Telecom and Deutsche Telekom will terminate.

     Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes the foregoing rights will be terminated. See "--Sprint Master Transfer Agreement".

   Equity Purchase Rights

     Under their stockholders' agreement with Sprint, France Telecom and Deutsche Telekom have the right to acquire additional shares when Sprint issues voting stock. These rights, referred to as "equity purchase rights", enable these investors to maintain their voting power in Sprint at the level in effect immediately before Sprint issues the new voting stock. Since making their investments, France Telecom and Deutsche Telekom have generally maintained a 20% voting interest in Sprint. Their equity purchase rights apply to any issuance, including shares issued when options or warrants are exercised, or when any Sprint convertible security is converted into Sprint common stock.

     Shares of Sprint FT/DT stock owned by France Telecom and Deutsche Telekom automatically convert to shares of Sprint series 1 FON common stock or Sprint series 1 PCS common stock when sold to third parties. Equity purchase rights do not apply when Sprint issues shares as a result of a conversion triggered by a sale by either France Telecom or Deutsche Telekom.

     Issuances of Sprint FON Common Stock. So long as the ownership percentage of France Telecom and Deutsche Telekom collectively equals 10% or greater, when Sprint issues new shares of Sprint FON common stock or other voting securities to any third party, each of France Telecom and Deutsche Telekom is permitted, subject to restrictions, to maintain its proportionate ownership of Sprint's voting power (based on its ownership percentage) by purchasing additional shares of Sprint series 3 FON common stock from Sprint. The purchase price for these new shares is generally the average price paid by the third party.

     Issuances of Sprint PCS Common Stock. If Sprint issues Sprint series 1 PCS common stock or Sprint series 2 PCS common stock, France Telecom and Deutsche Telekom are permitted to purchase shares of Sprint series 3 PCS common stock. In this case, France Telecom and Deutsche Telekom have up to two years to exercise these rights. If they exercise these rights during the 45-day period after the event triggering these rights, the purchase price equals the market price of a share of Sprint series 1 PCS common stock on the date of the issuance giving rise to their rights. If they do not exercise these rights during this 45-day period, then the purchase price per share equals the higher of (1) the market price of a share of Sprint series 1 PCS common stock on the date of the issuance giving rise to the equity purchase right and (2) the market price of a share of Sprint series 1 PCS common stock on the date of exercise of the equity purchase right.

     Issuance of Sprint FON Common Stock or Sprint PCS Common Stock Upon Exercise of Employee Benefit Plan Options. When France Telecom and Deutsche Telekom exercise equity purchase rights as a result of Sprint's issuance of shares of Sprint FON common stock or Sprint PCS common stock pursuant to employee benefit plans, contracts or other employee arrangements, the purchase price equals:

     o if the employee arrangement was not in existence on or before April 26, 1996, the market price per share of the Sprint series 1 FON common stock or the Sprint series 1 PCS common stock, as applicable, on the date of the issuance giving rise to equity purchase rights or

     o if the employee arrangement was in existence on or before April 26, 1996, a price per share equal to the average price that France Telecom and Deutsche Telekom have paid for their shares of Sprint FON common stock and Sprint PCS common stock. The average price includes a price that these investors are deemed to have paid for the shares of Sprint FON common stock and Sprint PCS common stock underlying their shares of Sprint FT/DT class A stock. The deemed price is based on a fraction of the actual price that was paid for the share of Sprint FT/DT class A stock. The fraction is determined, generally, by the relative market prices of the Sprint series 1 FON common stock and the Sprint series 1 PCS common stock in the ten trading days after November 23, 1998, the date of the Sprint PCS restructuring.

     For employee arrangements in existence on or before April 26, 1996, these provisions effectively enable France Telecom and Deutsche Telekom to purchase shares upon exercise of equity purchase rights at a price less than market value. This ability is eliminated on the date of the initial FT/DT investment changes pursuant to the Sprint master transfer agreement.

     Issuances of Other Kinds of Shares. If equity purchase rights are exercised due to Sprint's issuance of voting securities other than Sprint FON common stock or Sprint PCS common stock, France Telecom and Deutsche Telekom must purchase shares of both of these classes so that they retain the proportion of each class owned at the time. The purchase price per share for these shares is the market price of a share of Sprint series 1 FON common stock or Sprint series 1 PCS common stock, as applicable, on the date of the issuance that gave rise to equity purchase rights.

     Limitation on Class of Shares That May Be Purchased. In general, if equity purchase rights are triggered by an issuance of Sprint FON common stock, only Sprint series 3 FON common stock may be purchased upon exercise of these rights. Similarly, if equity purchase rights are triggered by an issuance of Sprint PCS common stock, only Sprint series 3 PCS common stock may be purchased upon exercise of these rights. However, Sprint series 3 FON common stock may be purchased, subject to conditions, when Sprint issues (1) regular-vote Sprint PCS common stock or regular-vote Sprint seventh series preferred stock as a result of a cable holder transferring or converting its low-voting shares or (2) Sprint PCS common stock as a result of the exercise of the Sprint PCS warrants. In this case, the purchase price of the Sprint series 3 FON common stock for France Telecom and Deutsche Telekom equals the then-current market price of a share of Sprint series 1 FON common stock. The maximum amount of Sprint series 3 FON common stock which may be purchased under these circumstances, either in a single purchase or in the aggregate through purchases over time, is $300 million.

     Method of Payment. Generally, if the purchase price for shares acquired upon exercise of equity purchase rights is less than $200 million, then payment is made in cash. Any portion of the purchase price that exceeds $200 million is payable in installments, with a note issued to Sprint to evidence the promise to pay.

     Automatic Exercises; Other Special Equity Purchase Rights. If the percentage of overall voting power of Sprint represented by France Telecom's and Deutsche Telekom's shares falls below 20%, the stockholders' agreement provides in specified instances for the automatic exercise of equity purchase rights and issuance to France Telecom and Deutsche Telekom of shares of Sprint FT/DT stock which they are entitled to purchase pursuant to these rights.

     Special equity purchase rights apply if the ownership percentage of France Telecom and Deutsche Telekom is diluted to less than 10% as a result of a transaction resulting in the issuance of 30% or more of the voting power of Sprint or, until January 31, 2006, if a major competitor of France Telecom or Deutsche Telekom obtains securities representing 20% or more of the voting power of Sprint as a result of a strategic merger.

     Ability to Purchase Outside Equity Purchase Rights. If France Telecom and Deutsche Telekom are diluted due to an issuance by Sprint, they are permitted to purchase shares in the open market as an alternative to purchasing shares from Sprint to maintain their voting percentage interest in Sprint. However, pursuant to their standstill agreement with Sprint, France Telecom and Deutsche Telekom in the aggregate are not permitted to increase their overall voting power in Sprint above 20%.

     Record Date Blackout Purchases. If anti-fraud rules prohibit France Telecom and Deutsche Telekom from purchasing shares of Sprint FON common stock or Sprint PCS common stock from third parties in the open market during a ten trading day period beginning on the ninth trading day before a record date for either a meeting of Sprint's stockholders or the payment of dividends with respect to Sprint FT/DT stock, then the holders of Sprint FT/DT stock (subject to conditions) have limited additional rights to purchase Sprint series 3 FON common stock and/or Sprint series 3 PCS common stock from Sprint in order to increase their beneficial ownership to 20% of Sprint's total voting power.

     Automatic Exercise of Equity Purchase Rights with Respect to Conversions. As long as France Telecom and Deutsche Telekom may exercise their equity purchase rights, they must exercise their rights to purchase from Sprint shares of Sprint series 3 PCS common stock upon, and simultaneously with, any issuance of regular-vote Sprint series 1 PCS common stock resulting from the conversion of low-vote Sprint series 2 PCS common stock, but only when this type of issuance occurs during a period beginning on the fifth day prior to a record date relating to a vote of Sprint's stockholders or the payment of dividends to Sprint's stockholders and ending on the day following the record date. This provision also applies upon transfers of Sprint seventh series preferred stock. This provision terminates with respect to any holder of Sprint FT/DT stock upon delivery by that holder to Sprint of a notice to that effect.

     Exclusionary Tender Offers. France Telecom and Deutsche Telekom have protections if the Sprint board determines not to oppose a tender offer by a person, other than France Telecom, Deutsche Telekom or their respective affiliates, for not less than 35% of the voting power of Sprint which does not permit the holder of Sprint FT/DT stock to sell an equal or greater percentage of their shares as the other holders of Sprint capital stock are permitted to sell. We refer to this kind of tender offer as an "exclusionary tender offer".

     Upon the purchase of securities representing not less than 35% of Sprint's voting power in an exclusionary tender offer, France Telecom and Deutsche Telekom may sell to Sprint all but not less than all of the shares that they were unable to tender on the same basis as the other Sprint stockholders, at the same price per share that was paid in the tender offer. France Telecom and Deutsche Telekom do not have these rights, however, if, at the termination of the period during which tenders may be made into the tender offer, they may receive, in exchange for all the shares of each class and/or series of Sprint FT/DT stock corresponding to the classes and/or series of stock subject to the tender offer, publicly-traded securities with an aggregate fair market value, and/or cash in an amount, not less than the aggregate price per share of the Sprint series 1 FON common stock and/or Sprint series 1 PCS common stock, as the case may be, paid pursuant to the tender offer in a back-end transaction required to be effected within 90 days after the close of the tender offer.

     Ownership Ratios. France Telecom and Deutsche Telekom have agreed that

     o the ratio of (1) the overall voting power of Sprint held by France Telecom or Deutsche Telekom to (2) the overall voting power of the other will not be greater than 3 to 2

     o the ratio of (1) the overall voting power of Sprint represented by the shares of Sprint series 3 FON common stock together with shares of Sprint FON common stock issuable with respect to the Sprint FT/DT class A stock of either France Telecom or Deutsche Telekom to (2) the overall voting power represented by the corresponding shares held by the other will not be greater than 4 to 1 and

     o the ratio of (1) the overall voting power of Sprint represented by the shares of Sprint series 3 PCS common stock together with shares of Sprint PCS common stock issuable with respect to the Sprint FT/DT class A stock of either France Telecom or Deutsche Telekom to (2) the overall voting power represented by the corresponding shares held by the other will not be greater than 4 to 1.

     Under both the stockholders' agreement and the Sprint articles of incorporation, France Telecom and Deutsche Telekom have agreed that if any ratio set forth immediately above is exceeded for more than 60 days after notice is provided, then each share of Sprint FT/DT stock outstanding will automatically convert into the applicable number of shares of Sprint series 1 FON common stock or Sprint series 1 PCS common stock, as the case may be, and the rights of France Telecom and Deutsche Telekom to elect directors and exercise disapproval rights and the right of France Telecom and Deutsche Telekom to participate in a proposed change of control of Sprint terminate.

     Under the Sprint master transfer agreement, on the date of the completion of the merger, the foregoing equity purchase rights will be terminated. In addition, the provisions relating to relative ownership ratios will be eliminated on the date of the initial FT/DT investment changes. See "--Sprint Master Transfer Agreement."

   Standstill Agreement

     Sprint, France Telecom and Deutsche Telekom have entered into a standstill agreement. If the merger occurs, WorldCom will assume all of Sprint's obligations under the standstill agreement and each of WorldCom, France Telecom and Deutsche Telekom will have rights and obligations that are virtually identical to the rights and obligations summarized in this section.

     Pursuant to the standstill agreement, each of France Telecom and Deutsche Telekom has agreed that, before July 31, 2010, it will not directly or indirectly acquire, offer to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any Sprint capital stock such that the Sprint capital stock beneficially owned in the aggregate by France Telecom and Deutsche Telekom and their respective affiliates and associates would represent in the aggregate more than 20% of the votes represented by the outstanding Sprint capital stock.

     In addition, each of France Telecom and Deutsche Telekom has agreed that, before July 31, 2010, it will not directly or indirectly acquire, offer to acquire, or agree to acquire, by purchase or otherwise, beneficial ownership of any Sprint FON common stock or Sprint PCS common stock such that the Sprint FON common stock or the Sprint PCS common stock, as the case may be, beneficially owned in the aggregate by France Telecom and Deutsche Telekom and their respective affiliates and associates, including the Sprint FON common stock and the Sprint PCS common stock underlying the Sprint FT/DT class A stock, would represent in the aggregate more than 33% of the votes represented by the outstanding Sprint FON common stock or Sprint PCS common stock, including as outstanding the shares of Sprint FON common stock and Sprint PCS common stock underlying the Sprint FT/DT class A stock.

     After July 31, 2010, the 20% limitation on the ownership of outstanding Sprint capital stock increases to 30%, as long as the ownership does not exceed 80% of the foreign ownership limitation. "Foreign ownership limitation" means the maximum aggregate percentage of the Sprint capital stock that may be owned of record or voted by aliens under section 310(b)(4) of the Communications Act of 1934, without this ownership or voting resulting in the possible loss, or possible failure to secure the renewal or reinstatement, of any license or franchise of any governmental authority held by Sprint or any of its affiliates to conduct any portion of the business of Sprint or the affiliate, as the maximum aggregate percentage may be increased from time to time by amendments to section 310 of the Communications Act or by actions of the FCC.

     France Telecom and Deutsche Telekom and their respective affiliates generally may, subject to the Sprint rights plan, increase their beneficial ownership beyond the applicable percentage limitations to the extent required to match the percentage ownership of Sprint capital stock owned by any other stockholder; provided that the beneficial ownership of France Telecom and Deutsche Telekom and their respective affiliates does not exceed 33% of the voting power represented by either the outstanding Sprint FON common stock or the outstanding Sprint PCS common stock or 80% of the foreign ownership limitation.

     In addition, neither France Telecom nor Deutsche Telekom violate the beneficial ownership restrictions if their beneficial ownership of Sprint capital stock exceeds the applicable percentage limitations:

     o due to an acquisition of Sprint capital stock by Sprint, unless France Telecom and Deutsche Telekom have previously been notified of this acquisition

     o due to purchases by France Telecom and Deutsche Telekom of Sprint capital stock in reliance on information regarding the number of shares outstanding of Sprint capital stock provided by Sprint to France Telecom and

          Deutsche Telekom, unless France Telecom and Deutsche Telekom have previously been notified that this information is incorrect

     o in general, if the limitation was exceeded inadvertently, by no more than 0.5%, and the acquisitions which resulted in France Telecom, Deutsche Telekom and their respective affiliates and associates exceeding the percentage limitation were undertaken in good faith

     o as a result of any readjustment in the relative voting power of Sprint FON common stock and Sprint PCS common stock in accordance with the terms of Sprint's articles of incorporation or

     o as a result of a redemption or conversion of any Sprint PCS common stock pursuant to Sprint's articles of incorporation.

     Pursuant to the Sprint master transfer agreement, on the date of the initial FT/DT investment changes the standstill agreement will be amended to provide that the standstill agreement will terminate on July 31, 2005. In addition, France Telecom and Deutsche Telekom will have the right to require Sprint to enter into a separate standstill agreement with each investor, on the same terms as the existing standstill agreement.

   Registration Rights Agreement

     France Telecom and Deutsche Telekom, as holders of Sprint FT/DT stock, have entered into a registration rights agreement with Sprint. If the merger occurs, WorldCom will assume all of Sprint's obligations under the registration rights agreement and each of WorldCom, France Telecom and Deutsche Telekom will have rights and obligations that are virtually identical to the rights and obligations described in this section.

     Demand Registrations. France Telecom and Deutsche Telekom have the right to require Sprint to register their shares for sale under the Securities Act. Except for sales after the merger permitted under Rule 145 under the Securities Act, registration is necessary in order for these investors to complete a public offering of their shares.

     The holders of a majority of the Sprint FT/DT stock may demand one registration in any 12 month period, up to a maximum of ten registrations. Sprint is responsible for the registration expenses in connection with the first seven of these registrations. The holders of the Sprint FT/DT stock requesting registration are responsible for the registration expenses in connection with the remaining three registrations.

     Piggyback Registration. France Telecom or Deutsche Telekom have the right to require Sprint to register their shares, subject to exceptions and limitations, when Sprint is registering shares for sale on its own behalf or for sale by another stockholder. These rights do not apply to registrations on Forms S-4 or S-8, registrations in connection with an exchange offer, or offerings solely to Sprint's existing stockholders or pursuant to dividend reinvestment plans or dividend reinvestment and stock purchase plans.

     Limitations. Sprint is not required to effect any registration unless the market value of the stock requested to be registered exceeds $200 million, unless the registration relates to shares of Sprint series 3 PCS common stock that were acquired after the completion of the initial public offering of Sprint PCS common stock. If a request is made to register these shares of Sprint series 3 PCS common stock, (1) the aggregate market value of these shares must exceed $100 million on the date of delivery of the request for registration and (2) the registration must involve the lesser of (A) shares with an aggregate market value of at least $200 million on the date of delivery of the request for registration and (B) all of the shares of Sprint series 3 PCS common stock owned by France Telecom and Deutsche Telekom.

     Demand Registration Priorities. In general, where France Telecom and Deutsche Telekom have demanded that Sprint register some of their shares, the underwriter for an underwritten offering may decide that it must cut back the total number of shares to be sold in the offering. This would happen if the shares to be sold in the offering by France Telecom and Deutsche Telekom, together with shares to be sold in the offering by Sprint or other Sprint stockholders, exceeds the number that can be sold within a price range acceptable to France Telecom and Deutsche Telekom.

     If Sprint or other Sprint investors are also selling shares in an underwritten offering where the underwriter determines to cut back the total number of shares offered, then the rule for deciding which shares to be sold in the offering have priority is the following:

     o the shares to be sold by France Telecom and Deutsche Telekom have first priority

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

     o    any shares to be sold by the cable holders have second priority

     o any shares to be sold by Sprint have third priority or, in some cases, second priority along with the cable holders' shares and

     o    shares to be sold by any other investors of Sprint have last priority.

     Sprint has the option to move its priority to an equal status with that of France Telecom and Deutsche Telekom. During the cable holders' preference period, which is the period beginning May 22, 1999 and ending on the earlier of
(1) the date upon which the cable holders have completed registered public offerings of their Sprint PCS common stock with an aggregate public offering price of $2 billion or (2) May 22, 2000, it is possible that the cable holders' shares will also have equal priority with that of France Telecom and Deutsche Telekom. At other times, the cable holders would be next in priority to that of Sprint and France Telecom and Deutsche Telekom. Other investors with registration rights, if any, would have priorities behind these.

     If Sprint elects the option to have an equal priority with France Telecom and Deutsche Telekom, and the underwriters in fact cut back the number of shares to be offered, as described above, then the registration will not count toward the maximum of ten registrations provided to France Telecom and Deutsche Telekom under the registration rights agreement.

     In general, France Telecom and Deutsche Telekom will not have first priority when exercising piggyback registration rights. If the cable holders are exercising piggyback registration rights in the same offering, the number of shares that they will be entitled to have registered will be reduced on a pro rata basis with France Telecom and Deutsche Telekom, except that during the cable holders' preference period, they will have first priority when exercising piggyback registration rights.

     Notwithstanding these priorities, if at any time Sprint proposes to effect a registration as described in this section and France Telecom and Deutsche Telekom may dispose of their securities pursuant to Rule 144(k) (or any successor provision) under the Securities Act, the priorities described above will be changed so that the securities proposed to be included by France Telecom and Deutsche Telekom have the lowest priority of all securities proposed to be registered in this registration.

     Other Provisions. The registration rights agreement contains other provisions addressing Sprint's ability to effect other public offerings near the effectiveness of demand or incidental registrations, the filing of all reports required to be filed by Sprint under the Securities Act and the Exchange Act, and indemnification and contribution provisions.

     Under the Sprint master transfer agreement, on the date of the initial FT/DT investment changes, the registration rights agreement will be amended as follows:

     o    demand registrations will be permitted every six months

     o France Telecom's and Deutsche Telekom's demand registration rights will extend to registrations of their Sprint shares in connection with sales of securities of these investors that are convertible into or exchangeable for the Sprint shares, or "derivative securities"

     o additional indemnity provisions relating to registrations in connection with offerings of derivative securities will be added and

     o France Telecom and Deutsche Telekom will have the right after the time of the initial FT/DT investment changes to require Sprint to enter into a separate registration rights agreement with each investor, on the same terms as the existing registration rights agreement.

  Sprint Master Transfer Agreement

     Sprint, France Telecom, Deutsche Telekom, entities related to these parties and the entities comprising the Global One joint venture have entered into the Sprint master transfer agreement. This agreement covers, among other things, the sale of Sprint's interest in Global One and changes to be made to the terms of France Telecom's and Deutsche Telekom's investments in Sprint. Global One is an international joint venture owned by Sprint, France Telecom and Deutsche Telekom that provides international voice and data services to large companies in over 65 countries including the United States.

     The initial FT/DT investment changes will occur as described below on the date of the Sprint special meeting. Additional changes will take effect upon completion of the merger, in which these investors will receive the same classes and series of WorldCom capital stock as will be received by Sprint's public shareholders. Under the Sprint master transfer agreement, if the

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

Sprint special meeting has not occurred by December 31, 2000, the initial FT/DT investment changes will take effect on that date. In addition, the initial FT/DT investment changes will take effect if at any time the merger agreement is terminated.

     Sale of Interest in Global One. On February 22, 2000, Sprint completed the sale of its interests in the Global One joint venture for a purchase price of $1.127 billion. Global One also repaid all loans made to it by Sprint in the aggregate principal amount of $276 million.

     Effective as of January 21, 2000, France Telecom and Deutsche Telekom began managing the daily operations of Global One without Sprint's participation. Sprint's representatives have resigned from all governing boards of Global One. Sprint's funding obligations to Global One terminated on January 1, 2000. As of February 22, 2000, Sprint may provide Global One's services to existing customers under current contracts pursuant to agreed to arrangements for the shorter of two years or the life of a customer's contracts in existence on January 21, 2000. In addition, Sprint has the right to sell Global One services to existing and new customers for at least one year after February 22, 2000 pursuant to a distribution agreement which was signed as of January 21, 2000. In addition, Global One will provide certain support services to Sprint's customers.

     Voting Agreement and Proxy. Pursuant to the Sprint master transfer agreement, France Telecom and Deutsche Telekom have agreed to vote, and have granted to senior executives of Sprint a proxy to vote, the shares of Sprint capital stock held by them in favor of adoption of the merger agreement and the other matters to be voted upon at the Sprint special meeting.

     Elimination of Special Rights of France Telecom and Deutsche Telekom as Stockholders of Sprint. At the time of the initial FT/DT investment changes, each of France Telecom and Deutsche Telekom will cause its designees on the Sprint board of directors to resign and, assuming that the proposed amendments to the Sprint articles of incorporation and Sprint bylaws are approved, will no longer have the right to designate directors. If the proposed amendments to the Sprint articles of incorporation and Sprint bylaws are not approved, France Telecom and Deutsche Telekom will continue to have the right to designate directors, but will be permitted to designate only independent directors. Independent directors are, among other things, not officers of Sprint, France Telecom or Deutsche Telekom. The other changes to the terms of France Telecom's and Deutsche Telekom's investments in Sprint will take effect at the time of the initial FT/DT investment changes. Under the proposed amendments, France Telecom and Deutsche Telekom:

     o would have the right to convert any of their shares into the publicly traded classes and series of Sprint capital stock;

     o would no longer be entitled to vote their shares as a separate class on amendments to the Sprint bylaws; and

     o would no longer have disapproval rights with respect to Sprint's long distance assets, amendments to the Sprint articles of incorporation, Sprint bylaws and Sprint rights agreement that would adversely affect their rights, issuances by Sprint of capital stock or debt securities with super voting rights and any action by Sprint before January 31, 2006 that would result in, or is taken for the purpose of encouraging or facilitating, certain competitors of France Telecom, Deutsche Telekom or the Global One joint venture owning 10% or more of the outstanding voting power of Sprint.

        The proposed amendments to the Sprint articles of incorporation also delete numerous provisions contained in the current Sprint articles of incorporation which, if triggered, would cause the shares held by France Telecom and Deutsche Telekom to convert into shares of Sprint series 1 FON common stock and Sprint series 1 PCS common stock.

     Elimination of Noncompetition Arrangements and Exclusivity Provisions. All noncompetition arrangements and exclusivity provisions between Sprint and the other parties to the Sprint master transfer agreement have been eliminated as of January 21, 2000, except that Sprint has agreed for a period ending on February 22, 2001 that it will not offer specified products and services to customers of France Telecom, Deutsche Telekom or Global One if such products or services compete with the products and services provided under a customer contract identified before January 21, 2000.

     Amended Stockholders' Agreement. At the time of the initial FT/DT investment changes, the stockholders' agreement among France Telecom, Deutsche Telekom and Sprint will be amended to:

     o eliminate general restrictions on the transfer of Sprint securities owned by France Telecom and Deutsche Telekom (other than transfers to large holders), other than the requirement to consult in advance with Sprint for any transfers by either France Telecom or Deutsche Telekom in excess of $25 million in any rolling four-week period

     o eliminate the right of first purchase on behalf of Sprint with respect to sales of Sprint securities owned by France Telecom and Deutsche Telekom

     o eliminate the right of first purchase on behalf of France Telecom and Deutsche Telekom with respect to sales of long distance assets by Sprint

     o eliminate France Telecom's and Deutsche Telekom's right to participate as a bidder in a change of control of Sprint

     o eliminate the provisions providing for the redemption of Sprint securities held by France Telecom and Deutsche Telekom in an exclusionary tender offer

     o modify France Telecom and Deutsche Telekom's equity purchase rights to eliminate France Telecom's and Deutsche Telekom's ability to purchase Sprint securities at a discount to market price and

     o eliminate France Telecom and Deutsche Telekom's right to purchase additional Sprint securities in the event of a major competitor transaction.

     As of the completion of the merger, the stockholders' agreement, as assumed by WorldCom, will be further amended to:

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

     o eliminate all transfer restrictions on the WorldCom securities owned by France Telecom and Deutsche Telekom, other than the requirement until December 31, 2001 to consult in advance with WorldCom for any transfers by either France Telecom or Deutsche Telekom in excess of $50 million in any rolling four-week period and

     o eliminate all of France Telecom and Deutsche Telekom's equity purchase rights.

The Cable Holders

     In November 1998, Sprint issued shares of Sprint series 2 PCS common stock to Tele-Communications, Inc., Comcast Corporation and Cox Communications, Inc. and a number of their affiliates in exchange for their interests in joint ventures that form a part of the existing Sprint PCS group. In March 1999, Tele-Communications, Inc. transferred its shares of Sprint series 2 PCS common stock to a trust. We refer to that trust, Comcast Corporation, Cox Communications, Inc., as well as their affiliates that currently hold shares of Sprint series 2 PCS common stock, collectively as the "cable holders".

     The cable holders have various rights and obligations under agreements with Sprint, which will be assumed by WorldCom upon completion of the merger. Under the Sprint articles of incorporation, after the merger each cable holder will have the right to convert all of its shares of WorldCom series 2 PCS common stock and WorldCom series 2 common stock into an equivalent number of shares of WorldCom series 1 PCS common stock and WorldCom common stock, respectively. This right will be exercisable for 90 days after the merger.

   Equity Purchase Rights

     The cable holders that hold Sprint PCS common stock have rights to purchase additional shares of Sprint series 2 PCS common stock from Sprint. If the merger is completed, the cable holders will have equity purchase rights with respect to WorldCom that are comparable to those described in this section. These rights are summarized below:

     o If Sprint issues shares of Sprint PCS common stock in exchange for cash, then each cable holder has the right to purchase from Sprint enough shares of Sprint series 2 PCS common stock for the cable holder to avoid any reduction in its percentage economic interest in the Sprint PCS group, as in effect immediately before the issuance. The price per share would equal the purchase price paid for the shares of Sprint PCS common stock that gave rise to the equity purchase right, net of any underwriting discounts if they were issued in a public offering.

     o If Sprint issues, in exchange for cash, options, warrants or other securities that are convertible into shares of Sprint PCS common stock, then each cable holder has the right to purchase from Sprint enough of the same kind of options, warrants or other securities for the cable holder to avoid any reduction in its percentage economic interest in the Sprint PCS group, as in effect immediately before the issuance. The purchase price for each unit would equal the purchase price paid for the units that gave rise to the equity purchase right, net of any underwriting discounts if they were issued in a public offering.

     o If the Sprint FON group contributes cash or other assets to the Sprint PCS group in exchange for an increase in the Sprint FON group's inter-group interest, then each cable holder has the right to purchase from Sprint enough shares of Sprint series 2 PCS common stock to avoid any reduction in its percentage economic interest in the Sprint PCS group, as in effect immediately before the contribution. The purchase price for the Sprint series 2 PCS common stock would be based on the per unit price used by the Sprint board of directors or its capital stock committee in determining the appropriate adjustment to the Sprint FON group's inter- group interest as a result of the contribution.

     o If the Sprint FON group contributes to the Sprint PCS group cash or other assets in exchange for an inter-group interest that is convertible into or exchangeable for an inter-group interest in the Sprint PCS group, then each cable holder has the right to purchase from Sprint enough securities having generally the same terms as that inter-group interest to avoid any reduction in its percentage economic interest in the Sprint PCS group, as in effect immediately before the contribution. The purchase price per share would be based on the corresponding per unit price used by the Sprint board of directors or its capital stock committee in determining the appropriate adjustment to the Sprint FON group's inter-group interest as a result of the contribution.

     The cable holders will not have any equity purchase right with respect to shares of Sprint PCS common stock issued pursuant to the following:

     o    exercises of the warrants

     o    conversion of the Sprint seventh series preferred stock

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

     o qualified or non-qualified employee and director benefit plans, arrangements or contracts (including stock purchase plans)

     o    dividend reinvestment plans or

     o conversion rights under capital stock of Sprint outstanding as of May 26, 1998.

     The equity purchase rights of a cable holder will terminate at the same time as the standstill agreement discussed below between Sprint and that cable holder terminates.

     If a cable holder does not exercise equity purchase rights, or purchases fewer securities than it is entitled to purchase upon an exercise, then that cable holder will be entitled to purchase, in open market purchases or otherwise from a third party, a number of shares of Sprint series 1 PCS common stock equal to the number of shares of Sprint series 2 common stock that the cable holder had the right to purchase but did not purchase. In cases where an issuance of convertible securities gave rise to the equity purchase right, the right in this paragraph is adjusted so that the number of shares of Sprint series 1 PCS common stock that can be purchased is equal to the number of shares underlying the convertible security.

   Standstill Agreement

     Sprint has entered into a standstill agreement with each cable holder. If the merger occurs, WorldCom will assume all of Sprint's obligations under these standstill agreements, and WorldCom and each cable holder will have rights and obligations that are comparable to the rights and obligations summarized in this section.

     General. Each cable holder has agreed that before November 23, 2008, it will not acquire any Sprint voting securities if, as a result, the cable holder would own shares with more than 1.5% of the voting power of all Sprint capital stock, assuming for this purpose that all shares of Sprint series 2 PCS common stock have the same voting rights as the Sprint series 1 PCS common stock. Each cable holder has also agreed that it will cause its affiliates not to purchase shares that would cause the affiliate, together with the cable holder, to violate this provision.

     Under this provision, each cable holder is currently prohibited from purchasing any Sprint voting securities except as provided below. The above provisions of the standstill agreements do not prohibit the cable holders from:

     o    exercising their equity purchase rights

     o acquiring additional shares of Sprint series 2 PCS common stock upon conversion of shares of the Sprint seventh series preferred stock or

     o acquiring additional shares of Sprint series 2 PCS common stock upon exercise of the Sprint PCS warrants.

     In addition, the cable holders have agreed to not propose, participate in or assist others in any:

     o acquisition of Sprint voting securities or other equity interests in Sprint that would result in breach of the restriction on purchase described above

     o    tender offer for Sprint voting securities

     o merger, consolidation, share exchange or business combination involving Sprint or any material portion of its business or any purchase of all or any substantial part of the assets of Sprint or any material portion of its business

     o recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Sprint or any material portion of its business or

     o    solicitation of proxies under the Exchange Act.

     Nothing will prevent any cable holder, however, from selling, transferring, tendering or otherwise disposing of shares of capital stock of Sprint to any person at any time or from voting on, tendering into or receiving the benefit of any transaction described in the second, third and fourth items above, in the same manner as any other non-initiating holder of publicly traded common stock of Sprint.

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

     The cable holders have also agreed in general, and subject to exceptions, not to take the following actions, which are referred to as "prohibited actions":

     o propose any matter for submission to a vote of stockholders of Sprint or any of its affiliates

     o form, join or participate in a group, as defined under the Exchange Act, with respect to any Sprint voting securities, except as may arise from the exercise of rights and performance of duties contemplated by the agreements executed in connection with the November 1998 Sprint PCS restructuring

     o grant any proxy with respect to any Sprint voting securities to any person not designated by Sprint

     o deposit any Sprint voting securities in a voting trust or subject any Sprint voting securities to any similar arrangement

     o execute any written stockholder consent with respect to Sprint voting securities

     o take any other action to seek to affect the control of the management or the Sprint board of directors or any of Sprint's affiliates

     o enter into any discussions, negotiations, arrangements or understandings with any person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing

     o disclose to any person any intention, plan or arrangement inconsistent with the foregoing or form any such intention which would result in the cable holder being required to make any disclosure in any filing with a governmental authority or being required by applicable law to make a public announcement with respect thereto or

     o request Sprint to amend or waive any provision of their respective standstill agreement, Sprint's rights agreement or Sprint's articles of incorporation or bylaws.

     The cable holders are permitted to take certain actions, as described in the following paragraph, if they disagree with a covered proposal, defined below, made by Sprint to its stockholders:

     o either alone or with others, solicit proxies with respect to Sprint in response or opposition to the covered proposal

     o make a proposal opposing the covered proposal for submission to a vote of Sprint stockholders

     o form, join in or participate in a group, as defined under the Exchange Act, with respect to any Sprint voting securities for the sole purpose of responding to or opposing the covered proposal

     o grant a proxy with respect to any Sprint voting securities to any person with specific instructions from the cable holder as to the voting of the Sprint voting securities with respect to the covered proposal and

     o subject any Sprint voting securities to an arrangement or agreement with respect to the voting of the Sprint voting securities on the covered proposal.

     A covered proposal means a proposal by Sprint to its stockholders:

     o    for a merger or similar transaction

     o to modify or amend either Sprint's articles of incorporation or the provisions of Sprint's bylaws relating to its capital stock committee in a manner that would adversely affect the rights of the holders of Sprint series 1 PCS common stock or Sprint series 2 PCS common stock

     o    for the issuance of Sprint voting securities

     o for the sale of substantially all assets or a dissolution or liquidation of Sprint or

     o for any other matter that would require approval of the holders of Sprint PCS common stock, voting as a separate class.

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

     Subject to the following paragraph, each cable holder may issue press releases and make other public communications to the financial community and to its stockholders and make other public statements made in the ordinary course of business relating to its investment in Sprint, in each case as it reasonably deems appropriate and customary. Before making a press release or other communication, each cable holder will use reasonable efforts to consult with Sprint in good faith regarding the form and content of the communication, and will use reasonable efforts to coordinate the communication with any decisions reached by Sprint with respect to disclosures relating to the matters.

     Notwithstanding the prior paragraph, unless required by applicable law or permitted by the provisions relating to rejected covered proposals above, the cable holder may not make any press release, public announcement or other public communication with respect to a prohibited action without the prior written consent of the Chairman of Sprint or by a resolution of a majority of the directors of Sprint. Each cable holder is permitted to make public communications that are required by law, except for public communications required as a result of, or relating to, activities undertaken by the cable holder in violation of the standstill agreement. Nothing in this or the prior paragraph will prevent the taking of any actions relating to a covered proposal described above.

     Transfers to Affiliates or Associates. Each cable holder may transfer shares of capital stock of Sprint to its affiliates only if, before the transfer, the transferee delivers to Sprint a signed standstill agreement in the form of the standstill agreement executed by the cable holder. If and to the extent that the cable holder elects to transfer shares of Sprint series 2 PCS common stock to one of its associates without the shares automatically converting into shares of Sprint series 1 PCS common stock, the cable holder may effect the transfer only if, before the transfer, the transferee executes and delivers to Sprint a standstill agreement in the form of the standstill agreement executed by the cable holder.

     Permitted Activities. Nothing in the standstill agreements will prevent any cable holder from (1) selling, transferring, tendering or otherwise disposing of shares of capital stock of Sprint to any person at any time or from voting on, tendering into or receiving the benefit of transactions in the same manner as any other noninitiating holder of Sprint voting securities, or (2) taking any actions necessary or appropriate for the cable holder to exercise their rights under any of their other agreements with Sprint.

     Termination. The standstill agreements terminate:

     o    upon the consent of each party in writing

     o upon a change of control of Sprint, which will not occur as a result of the merger

     o if the cable holder's Sprint securities no longer represent more than one and one half percent (1.5%) of the total Sprint voting power, assuming for this purpose that all shares of Sprint series 2 PCS common stock have the same voting rights as the shares of Sprint series 1 PCS common stock or

     o    upon the occurrence of other events.

     As to a holder that is an affiliate or an associate of a cable holder and that has executed a standstill agreement, the agreement will terminate, in addition to the above circumstances, when the holder ceases to be an affiliate (or associate, as applicable) of a cable holder and all shares of Sprint series 2 PCS common stock held by the party have converted to Sprint series 1 PCS common stock.

   Registration Rights Agreement

     Sprint and the cable holders have entered into a registration rights agreement. Pursuant to the registration rights agreement, Sprint has agreed to register the shares of Sprint PCS group common stock issued to the cable holders for sale under the Securities Act, as described below. If the merger occurs, WorldCom will assume all of Sprint's obligations under the registration rights agreement and WorldCom and each cable holder will have rights and obligations that are comparable to the rights and obligations summarized in this section.

     Registration rights can be exercised by any of the following persons with respect to each cable holder. The following are referred to as that cable holder's "stockholder group":

     o    the cable holder

     o any affiliates of the cable holder who own registrable securities (defined below) and

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

     o    any other entity:

          -- to which all or a portion of the registrable securities are transferred by any entity that was, immediately before the transfer, a member of the cable holder's stockholder group

          --   that continues to hold the registrable securities

          -- to which the transferring member of the stockholder group has assigned any of its registration rights in accordance with the registration rights agreement and

          -- who has executed a registration rights agreement in connection with the transfer of the registrable securities.

     There are three stockholder groups: one for each cable holder.

     The term "registrable securities" means, generally:

     o    Sprint PCS group common stock owned by a stockholder group

     o securities that are issuable with respect to the shares referred to in the item above and

     o "derivative securities", meaning any registrable securities that underlie any cable holder securities, the value of which relates to or is based upon registrable securities, to the extent that the registrable securities require registration by Sprint.

     Registrable securities, once acquired by a member of a stockholder group, cease to be registrable securities when they are disposed of in accordance with a registration statement that has become effective under the Securities Act and in other circumstances.

     Demand Registration Rights. The cable holders may require Sprint to register under the Securities Act all or a portion of their registrable securities for offer or sale, including the offer or sale of registrable securities upon issuance or settlement of any derivative security. This is referred to as a "demand registration".

     Number of Demand Registrations. The TCI stockholder group is entitled to six demand registrations, the Cox stockholder group is entitled to four demand registrations and the Comcast stockholder group is entitled to three demand registrations. In addition, each stockholder group is entitled to one demand registration to be used in connection with the delivery or sale of registrable securities upon settlement of a derivative security. In general, a demand registration must request the registration of at least $200 million of Sprint PCS common stock, before any underwriting or brokerage discounts and commissions, subject to various exceptions.

     Timing of Demand Registrations. Pursuant to the registration rights agreement, Sprint may be required to effect demand registrations every three months for an initial period and thereafter every six months as described below. Following the effectiveness of a registration statement filed pursuant to a demand registration, Sprint will not be required to file a registration statement pursuant to a demand registration until:

     o before the stockholder groups have sold registrable securities and/or derivative securities having an aggregate offering price of $2 billion, excluding transfers solely between or among the stockholders of the cable holders and their affiliates, the three month anniversary of the date of the applicable demand notice which satisfied the minimum amount and

     o thereafter, the six month anniversary of the date of the applicable demand notice.

     Road Show Participation. In connection with demand registrations, the cable holders have the right under most circumstances to require Sprint management to cooperate with selling efforts, including cooperating with customary due diligence investigations and participating in marketing the offered securities in road show presentations.

     Underwriters; Limitation in Underwritten Offerings. In any demand registration for an underwritten offering other than an offering of derivative securities, a co-lead joint "book running" underwriter will be selected by each of Sprint and the sellers of 50% or more of the securities to be sold by stockholder groups exercising demand registration rights.

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

     If the book running managing underwriters of any underwritten public offering determine that the number of shares to be offered exceeds the number that could be sold without having an adverse effect on the offering (including the price at which the registrable securities may be sold), then the number of shares to be offered will be reduced to an amount recommended by the co-lead joint book running underwriters. Any required reductions will be made:

     o first, from the securities proposed to be sold by persons who are not part of a stockholder group other than France Telecom or Deutsche Telekom

     o second, from securities proposed to be registered pursuant to incidental registration rights held by France Telecom and Deutsche Telekom (together with securities being offered for the account of Sprint)

     o third, from securities proposed to be registered by members of stockholder groups registering shares pursuant to their incidental registration rights and

     o last, from the shares to be registered by stockholder groups initiating the demand registration.

     Piggyback Registration Rights. The cable holders have piggyback registration rights, meaning that they have the right to request that their shares be included in an offering of Sprint PCS common stock that is initiated by Sprint or another Sprint stockholder. This does not apply to:

     o registration statements filed by Sprint relating to shares issued in a merger, consolidation, acquisition or similar transaction

     o    registration statements on Form S-8 or

     o registration statements filed in connection with an exchange offer or any offering of securities solely to Sprint's existing stockholders or otherwise pursuant to a dividend reinvestment plan, stock purchase plan or other employee benefit plan.

     Special Priority as to Third Party Demands. We refer to the "priority period" as the period ending on the earlier of (1) the date upon which the stockholder groups have sold registrable securities with an aggregate offering price of at least $2 billion or (2) May 22, 2000. During the priority period, if Sprint proposes to register securities for its own account due to another stockholder exercising demand registration rights (other than France Telecom or Deutsche Telekom), each stockholder group will be entitled to exercise a right to one of its demand registrations. If this right is exercised, the demand registration proceeds as with any other demand registration by a stockholder group, meaning that the cable holder shares would have priority over all others, and the demand registration by the other stockholder is treated as though it had not occurred.

TRACKING STOCK MATTERS

Inter-Group Interest

     As of December 31, 1999, the total number of shares of Sprint PCS common stock intended to track the performance of the Sprint PCS group was approximately 953,490,500 (adjusted to reflect Sprint's two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000). Some of these shares are not issued, but are held by the Sprint FON Group in the form of an inter-group interest, discussed below.

     Although the Sprint PCS group will be re-named the WorldCom PCS group in the merger, the merger will not affect the total number of shares that are designed to reflect the economic performance of this group. The total number of shares will have increased to some extent before the merger occurs as Sprint continues to issue shares of Sprint PCS common stock upon exercise of employee stock options or for other reasons.

   The Various Interests in the Economic Performance of the PCS Group; Definition of Inter-Group Interest

     Immediately after the merger, assuming that the number of existing shares designed to reflect the performance of the WorldCom PCS group does not change from the number on December 31, 1999, these shares will consist of:

     o the cable holders' shares of WorldCom series 2 PCS common stock, representing approximately 45.6% of the total

     o the WorldCom series 1 PCS common stock, representing approximately 54.4% of the total and

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

     . the WorldCom group's "inter-group interest", representing less than 0.1% of the total.

     "Inter-group interest" is the term used for the WorldCom group's ownership of the WorldCom PCS group. It is similar to the WorldCom group holding shares of WorldCom PCS group common stock. MCI WorldCom expects the inter-group interest to be eliminated over time as certain employee stock options are exercised for, and shares of convertible preferred stock are converted into, shares of WorldCom PCS group common stock. The WorldCom group's inter-group interest may, however, increase in the future.

     The WorldCom PCS group will not acquire an inter-group interest in the WorldCom group.

     Assuming the number of shares intended to track the performance of the Sprint PCS group as of December 31, 1999 (after giving effect to Sprint's two-for-one stock split of its Sprint PCS common stock) does not change, the WorldCom group will have an inter-group interest in the WorldCom PCS group representing less than 0.1% of these shares at the time of the merger. The WorldCom group will also own a warrant inter-group interest, with the same terms as the warrants that are held by the cable holders, to acquire an additional inter-group interest in the WorldCom PCS group. As of December 31, 1999 (after adjusting to reflect Sprint's two-for-one stock split of its Sprint PCS common stock), this warrant inter-group interest entitled the Sprint FON group to acquire the equivalent of 24,905,662 additional shares in inter-group interest, representing 2.6% of the total shares intended to track the performance of the Sprint PCS group. Since value cannot be created by WorldCom effectively issuing equity securities to itself, the WorldCom PCS group will not increase equity for the warrant inter-group interest, nor will the WorldCom group create an inter-group interest investment account. The warrant inter-group interest may be exercised at any time. Upon exercise, an inter-group interest equivalent to each share of Sprint PCS common stock may be acquired by the Sprint FON group for $12.01, subject to adjustment. The warrant inter-group interest will be reflected in determining diluted earnings per share for the WorldCom PCS group, if dilutive.

     In addition, the WorldCom group will own a preferred inter-group interest that is convertible into an additional inter-group interest in the WorldCom PCS group. The terms on which this preferred inter-group interest will be convertible will be the same as those of the WorldCom series 7 preferred stock, which will be held by the cable holders. As of December 31, 1999, the preferred inter-group interest entitled the Sprint FON group to acquire an inter-group interest equivalent to 18,149,496 shares of Sprint PCS common stock, representing 1.9% of the total shares intended to track the performance of the Sprint PCS group (adjusted to reflect Sprint's two-for-one stock split of its Sprint PCS common stock). The preferred inter-group interest is convertible at any time. Upon conversion, an inter-group interest equivalent to each share of Sprint PCS common stock may be acquired by the Sprint FON group without payment of additional consideration based on a conversion price of $15.3733, subject to adjustment. See "Description of MCI WorldCom Capital Stock--Warrants" and "-- Preferred Stock--Amended WorldCom Articles of Incorporation--WorldCom Series 7 Preferred Stock; Preferred Inter-Group Interest". Upon exercise or conversion, the warrant inter-group interest and preferred inter-group interest will not reflect the shares of WorldCom group common stock that will be issuable on exercise and conversion of the warrants and the WorldCom series 7 preferred stock.

   No Vote

     An inter-group interest in the WorldCom PCS group, because it represents an interest between two business groups within WorldCom, will not be represented by outstanding shares of WorldCom PCS group common stock and, accordingly, will not be voted on any matter, including any matter requiring the vote of the holders of WorldCom PCS group common stock as a separate class. However, the market value attributable to any inter-group interest should be reflected in the market value of the WorldCom group common stock, which in turn would affect the aggregate voting power represented by the WorldCom group common stock on any matter on which holders of WorldCom group common stock and WorldCom PCS group common stock vote together as a single group. See "Comparison of Rights of MCI WorldCom Shareholders and Sprint Stockholders--Voting Rights".

   Potential Increase or Decrease

     In accordance with the amended WorldCom articles of incorporation, transfers of businesses or assets from the WorldCom group to the WorldCom PCS group that are designated by the WorldCom board of directors to be treated as an equity contribution by the WorldCom group to the WorldCom PCS group will result in an increase in the WorldCom group's inter-group interest in the WorldCom PCS group.

     The inter-group interest may also decrease. For example, the WorldCom board of directors may also determine to sell WorldCom PCS common stock, in public offerings or private transactions, out of the inter-group interest. This would reduce the inter-group interest, and the cash received for those shares would be allocated to the WorldCom group.

The Tracking Stock Policies and the Capital Stock Committee

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

     At or before the completion of the merger, the WorldCom board of directors will adopt and intends to follow the tracking stock policies that have been adopted by the Sprint board of directors. This discussion summarizes the material terms of the tracking stock policies.

   General

     The WorldCom board of directors will resolve all material matters as to which the holders of WorldCom group common stock and the holders of WorldCom PCS group common stock may have potentially divergent interests. The WorldCom board of directors, or the capital stock committee of the WorldCom board of directors acting on its behalf, will resolve these matters in a manner that it determines to be in the best interests of WorldCom and all of its common stockholders, after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of the WorldCom group common stock and the WorldCom PCS group common stock. Pursuant to the tracking stock policies, the relationship between the WorldCom group and the WorldCom PCS group and the means by which the terms of any material transaction between them will be determined will be governed by a process of fair dealing. The WorldCom board of directors will not recommend any transaction that would result in a change in control or any strategic merger without first determining that the terms of such transaction are fair to holders of WorldCom PCS group common stock, taken as a separate class, and the holders of the WorldCom group common stock, taken as a separate class.

   Capital Stock Committee

     The amended WorldCom bylaws will include provisions establishing a capital stock committee. The WorldCom board of directors will delegate to the capital stock committee the authority to, and the capital stock committee will, interpret, make determinations under, and oversee the implementation of the tracking stock policies. All material commercial transactions between the WorldCom group and the WorldCom PCS group, including any transaction that results in a change in the size of any inter-group interest held by the WorldCom group in the WorldCom PCS group, will be on commercially reasonable terms and will be subject to the review and approval of the capital stock committee. If such review occurs before the transaction is undertaken and such transaction is disapproved, the transaction will not proceed. If such review occurs after such transaction is undertaken and such transaction is disapproved, appropriate actions will be taken to reinstate the pre-existing circumstances to the fullest extent practicable. In making any and all determinations in connection with the tracking stock policies, either directly or by appropriate delegation of authority, the members of the WorldCom board of directors and the capital stock committee will act in a fiduciary capacity and pursuant to legal guidance concerning their respective obligations under applicable law. The tracking stock policies will provide that the capital stock committee will have the authority to engage the services of accountants, investment bankers, appraisers, attorneys and other service providers to assist it in discharging its duties.

     Each member of the capital stock committee will be an independent director.

     Pursuant to the amended WorldCom bylaws, the capital stock committee will have the powers, authority and responsibilities as the WorldCom board of directors may delegate to it in connection with the adoption of general policies governing the relationship between business groups or otherwise, including but not limited to:

     o the business and financial relationships between the WorldCom group and the WorldCom PCS group

     o dividends in respect of, and transactions by WorldCom or the WorldCom group in, shares of WorldCom PCS group common stock and

     o any other matters arising in connection with the relationships or transactions described in the previous two items.

     The amended WorldCom articles of incorporation will provide that the provisions of the amended WorldCom bylaws regarding the capital stock committee will not be amended before November 23, 2002 by the WorldCom board of directors without the affirmative vote of holders of (1) a majority of the votes represented by the outstanding shares of WorldCom group common stock and WorldCom PCS group common stock, voting together as a single class, and (2) a majority of the votes represented by the outstanding shares of WorldCom PCS group common stock, voting as a separate class.

   Scope of the WorldCom PCS Group; Allocation of Business Opportunities and Operations

     The amended WorldCom articles of incorporation will set forth the entities that will initially comprise the WorldCom PCS group. The tracking stock policies will provide that any business conducted by WorldCom for offering or providing
(1) domestic wireless mobile telephony services and (2) any other domestic PCS services will be allocated to the WorldCom PCS group. In addition, the tracking stock policies will provide that all acquisitions of domestic PCS licenses will be allocated to the WorldCom PCS group. To the extent such businesses or licenses are acquired by the WorldCom group, the WorldCom board of directors will arrange for an allocation or transfer of such assets to the WorldCom PCS group as soon as reasonably practicable at a price equivalent to the fair market value of such businesses or licenses. However, in no event will such allocation or transfer be required at a time that would adversely affect the availability of pooling-of-interests accounting. These provisions of the tracking stock policies will not preclude the formation of commercially reasonable contracts or other arrangements between the WorldCom PCS group and the WorldCom group or any other group that may be created in the future for sales agency, resale or any other arrangement for businesses conducted by either the WorldCom group or the WorldCom PCS group. Except as provided above, the WorldCom board of directors may allocate business opportunities and operations to the WorldCom group, the WorldCom PCS group or to any other group as it considers in the best interests of WorldCom and its shareholders as a whole.

     For these purposes:

     . "domestic wireless mobile telephony services" means communications services provided through the use of a wireless connection from the user to a domestic terrestrial telecommunications network that is capable of and generally utilized by WorldCom for handing-off calls from one wireless cell to another and from one wireless sector within a cell to another and which is intended to allow the continuation of a user's single conversation, without interruption, as the user travels between cells and/or sectors within such network

     . "domestic" means geographically within the United States or the District of Columbia, Puerto Rico and the U.S. Virgin Islands

     . "domestic PCS license" means a license within domestic areas, granted by the FCC or other applicable authority, to use the electromagnetic spectrum between 1850MHz and 1910MHz and between 1930MHz and 1990MHz, or such other electromagnetic spectrum as may be allocated by the FCC in exchange for the surrender of licenses to operate in these frequency ranges and

     . "domestic PCS services" means any services offered or provided within a domestic geographic area under a domestic PCS license.

   Relationship Between Groups; Long Distance Pricing

     All material commercial transactions between the WorldCom group and the WorldCom PCS group will be on commercially reasonable terms and will be subject to the review and approval of the capital stock committee. With respect to pricing of long distance services (whether from one calling area to another, or within a calling area) purchased by the WorldCom PCS group for purposes of enabling WorldCom PCS group customers to complete wireless calls (whether billed separately or as part of other charges), services will be provided at the best price offered by the WorldCom group to third parties in similar situations when taking into account all relevant factors, such as volumes, peak/off-peak usage and length of commitment. Although the WorldCom PCS group will not be prohibited from purchasing long distance services from other companies, MCI WorldCom does not expect that the WorldCom PCS group will do so. Any purchase of long distance services would require compliance with the tracking stock policies. See "-- General." The WorldCom PCS group will be permitted to acquire private line capacity from the WorldCom group to self-provision long distance services to the extent that such self-provisioning can be accomplished on terms more favorable to the WorldCom PCS group, and will be at the best price offered by the WorldCom group to third parties in similar situations, when taking into account all relevant factors.

     Transfers of assets from the WorldCom group to the WorldCom PCS group that are designated by the WorldCom board of directors to be treated as an equity contribution by the WorldCom group to the WorldCom PCS group will result in an increase in the inter-group interest held by the WorldCom group in the WorldCom PCS group.

     Pursuant to the tracking stock policies, the WorldCom PCS group will not acquire an inter-group interest in the WorldCom group or in any other group. Transfers of assets from the WorldCom PCS group to the WorldCom group will not be treated as creating an inter-group interest of the WorldCom PCS group in the WorldCom group, but may be treated as a reduction of any existing inter-group interest of the WorldCom group in the WorldCom PCS group, but not below zero.

     All other transfers of assets between one group and another group, not designated by the WorldCom board of directors as equity transfers and not pursuant to a contract for the provision of goods or services between the groups, will be accompanied by:

     . the transfer by the transferee group to the transferor group of other assets

     . the creation of inter-group debt owed by the transferee group to the transferor group or

     o the reduction of inter-group debt owed by the transferor group to the transferee group, in each case in an amount having a fair market value, in the judgment of the WorldCom board of directors, equivalent to the fair market value of the assets transferred by the transferor group.

     Notwithstanding the above, the tracking stock policies will provide that neither the WorldCom group nor any other group will acquire in one transaction or in a series of related transactions a significant portion of the assets of the WorldCom PCS group without receiving the consent of the holders of a majority of the outstanding shares of WorldCom PCS group common stock, voting as a separate class, and the consent of the holders of a majority of the outstanding shares of WorldCom group common stock or stock of such other group, voting as a separate class. A "significant portion of the assets of the WorldCom PCS group" is defined as more than 33% of the assets of the WorldCom PCS group, based on the fair market value of the assets, both tangible and intangible, of the WorldCom PCS group as of the time that the proposed transaction is approved by the WorldCom board of directors.

     Any inter-group transaction that results in a change in the size of any inter-group interest held by the WorldCom group or any other group in the WorldCom PCS group will be subject to the review and approval of the capital stock committee. If such review occurs before such transaction is undertaken and such transaction is disapproved, the transaction will not proceed. If such review occurs after such transaction is undertaken and such transaction is disapproved, appropriate actions will be taken to reinstate the pre-existing circumstances to the fullest extent practicable.

     The tracking stock policies will provide that WorldCom will not engage in any transactions, including mergers, consolidations, recapitalizations or similar transactions, that have the effect of circumventing the rights of the holders of WorldCom PCS group common stock with respect to the time restriction and the benefit of the premium payable or procedure to ensure fairness on WorldCom's exercise of its right to convert outstanding shares of WorldCom PCS group common stock to WorldCom group common stock, which the WorldCom board of directors may do anytime after November 23, 2001, or the benefit of the provisions of the amended WorldCom articles of incorporation limiting redemptions of the WorldCom PCS group common stock in exchange for shares of a subsidiary--a "spin off" of the WorldCom PCS group--until November 23, 2000, unless approved by the holders of a majority of the outstanding shares of WorldCom PCS group common stock, voting as a separate class. These provisions will not apply to any transaction involving a third party, the terms of which have been determined in advance by either the WorldCom board of directors or the capital stock committee to be fair to holders of WorldCom PCS group common stock, taken as a separate class, and holders of WorldCom group common stock, taken as a separate class. The tracking stock policies will also provide that WorldCom will not acquire a number of shares of WorldCom series 1 PCS common stock such that, immediately after the acquisition, the number of shares outstanding is less than approximately 313.6 million.

   Allocation of Federal and State Income Taxes

     Federal and state income taxes incurred by WorldCom which are determined on a consolidated, combined or unitary basis will be allocated between the groups in accordance with a tax sharing agreement to be assumed by WorldCom in the merger. These allocations will be based principally on the taxable income and tax credits contributed by each group. Such allocations to or from the WorldCom PCS group are intended to reflect its actual incremental cumulative effect, positive or negative, on WorldCom's federal and state taxable income and related tax liability and tax credit position, subject to adjustment. Tax benefits that cannot be used by a group generating those benefits but can be used on a consolidated basis will be credited to the group that generated such benefits. Accordingly, the amounts of taxes payable or refundable, which will be allocated to each group, may not necessarily be the same as that which would have been payable or refundable had the group filed a separate income tax return. WorldCom expects that significant payments pursuant to the tax sharing agreement will be made from the WorldCom group to the WorldCom PCS group in the near future, in light of the substantial operating losses that the WorldCom PCS group is expected to incur during this time. Tax sharing payments between the groups will be accrued as of the end of the tax period to which they relate.

     The tax sharing agreement includes a procedure pursuant to which tax sharing payments to or from the WorldCom PCS group will be calculated excluding the effect of any cumulative combined net loss or credit of (1) all new businesses directly or indirectly acquired by the Sprint FON group after May 26, 1998 (or the WorldCom group after the merger) individually having an acquisition cost in excess of $500 million, taking into account the amount of any liabilities assumed by the acquiror or to which the acquired business is subject, and (2) all other groups except to the extent that another group reflects one or more profitable core business(es) of the WorldCom group that exists on the date of creation of the WorldCom group. We refer to this as the "stacking procedure".

     The initial tax sharing agreement, including the stacking procedure, applies to tax years ending on or before December 31, 2001, and shall not be modified, suspended or rescinded, nor will additions or exceptions be made to the tax sharing agreement, for such periods. For subsequent periods, the WorldCom board of directors will adopt a tax sharing arrangement that will be designed to allocate WorldCom's tax benefits and burdens fairly between the WorldCom PCS group and the WorldCom group. WorldCom expects that tax benefits that cannot be used by a group generating those benefits but can be used on a consolidated basis will continue to result in payments to the group that generated such benefits based on the value of such benefits to WorldCom on a consolidated basis. In addition, WorldCom expects that tax benefits, if any, pertaining to tax loss or tax credit carry forwards generated by a group but not utilized as of the expiration of the initial tax sharing agreement will continue to result in payments to the group that generated such benefits based on the value of such benefits to WorldCom on a consolidated basis when such tax benefits are utilized. WorldCom has not determined whether or not it will continue to utilize the stacking procedure for tax years ending after December 31, 2001.

Allocation of Group Financing

     Loans from WorldCom or any member of the WorldCom group to any member of the WorldCom PCS group will be made at interest rates and on other terms and conditions substantially equivalent to the interest rates and other terms and conditions that the WorldCom PCS group would be able to obtain from third parties, including the public markets, as a direct or indirect wholly owned subsidiary of WorldCom, but without the benefit of any guaranty by WorldCom or any member of the WorldCom group. This policy contemplates that these loans will be made on the basis set forth above regardless of the interest rates and other terms and conditions on which WorldCom or members of the WorldCom group may have acquired the subject funds. The provisions of this policy will only apply before December 31, 2001 and will not be modified, suspended or rescinded, nor will any exception be made to such provisions, before December 31, 2001. WorldCom currently does not expect that the tracking stock policies provision regarding allocation of debt expense will be amended in any material way after December 31, 2001.

   Dividend Policy

     The WorldCom board of directors will periodically consider appropriate dividend policies and practices relating to future dividends on the WorldCom group common stock and the WorldCom PCS group common stock. The WorldCom board of directors does not expect to declare any dividends on the WorldCom group common stock or the WorldCom PCS group common stock in the foreseeable future. For a discussion of the dividend provisions that will be included in the tracking stock policies, see "Description of MCI WorldCom Capital Stock--Common Stock--Amended WorldCom Articles of Incorporation--Dividend Rights and Restrictions".

   Policies May Be Modified or Rescinded at Any Time

     Unless otherwise provided above, the tracking stock policies may be modified, suspended or rescinded, and additional policies may be adopted, or exceptions made to such policies in connection with particular facts and circumstances, all as the WorldCom board of directors may determine consistent with its fiduciary duties to WorldCom and all its common shareholders at any time with or without the approval of WorldCom's shareholders, although MCI WorldCom has no present intention to change the tracking stock policies after the merger. Any determination of the WorldCom board of directors to modify, suspend or rescind such policies, or to make exceptions thereto or adopt additional policies, including any such decision that would have disparate impacts upon holders of WorldCom group common stock and WorldCom PCS group common stock, would be made by the WorldCom board of directors in a manner consistent with its fiduciary duties to WorldCom and all of its common shareholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of common stock of WorldCom, including the holders of WorldCom group common stock and the holders of WorldCom PCS group common stock.

Future Inter-Group Interest

     The WorldCom group may have a small inter-group interest in the WorldCom PCS group, and will have a warrant inter-group interest and a preferred inter-group interest. Under the tracking stock policies, however, the WorldCom board of directors could determine to contribute cash, businesses or other property of the WorldCom group, as additional equity, to the WorldCom PCS group. The WorldCom board of directors could also from time to time purchase shares of WorldCom PCS group common stock in the open market with cash or other property of the WorldCom group. In such event, the WorldCom group would hold a larger inter-group interest, representing an interest in the common equity value of WorldCom attributable to the WorldCom PCS group.

     The tracking stock policies will provide that the WorldCom PCS group cannot have an inter-group interest in the WorldCom group, and the amended WorldCom articles of incorporation do not make provision for that kind of inter-group interest. In similarly restricting the Sprint PCS group from creating an inter-group interest in the Sprint FON group, the Sprint board of directors determined that, because of the disparity in the relative sizes, based upon asset values, between the two groups and the effects that an interest in the Sprint FON group could have on the value of the Sprint PCS common stock, an inter-group interest held by the Sprint PCS group in the Sprint FON group could adversely affect the ability of the Sprint PCS common stock to reflect the separate performance of the Sprint PCS group.

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

     If an inter-group interest exists and additional shares of WorldCom PCS group common stock are subsequently issued by WorldCom, the WorldCom board of directors would determine:

     o the number of shares of WorldCom PCS group common stock issued for the account of the WorldCom group with respect to the inter-group interest, the net proceeds of which will be reflected entirely in the financial statements of the WorldCom group and

     o the number of shares of WorldCom PCS group common stock issued for the account of the WorldCom PCS group as an additional equity interest in the WorldCom PCS group, the net proceeds of which will be reflected entirely in the financial statements of the WorldCom PCS group.

     As additional shares of WorldCom PCS group common stock are issued for the account of the WorldCom group, the inter-group interest would decrease. After all shares of WorldCom PCS group common stock issuable with respect to the inter-group interest are issued, shares of WorldCom PCS group common stock could no longer be issued for the account of the WorldCom group without incurring an inter-group debt owed by the WorldCom group.

     If an inter-group interest exists and the WorldCom PCS group common stock is issued as a distribution on the WorldCom group common stock, the distribution would be treated as a distribution of shares issuable with respect to the inter-group interest, and, as a result, the inter-group interest would decrease.

     If an inter-group interest exists and WorldCom repurchases shares of WorldCom PCS group common stock with cash or property of the WorldCom group, the inter-group interest of the WorldCom group would increase accordingly. However, if the cash for the repurchase of shares of WorldCom PCS group common stock came from the WorldCom PCS group, there would be no increase in the inter-group interest.

DESCRIPTION OF MCI WORLDCOM CAPITAL STOCK

     The following is a summary of the material terms of (1) the capital stock of MCI WorldCom under its existing articles of incorporation, bylaws and rights agreement and (2) the capital stock of WorldCom under its amended articles of incorporation, bylaws and rights agreement which will be in effect immediately after the merger is completed. The following also summarizes relevant provisions of the Georgia Business Corporation Code, which we refer to as Georgia law. The terms of the existing MCI WorldCom articles of incorporation, the amended WorldCom articles of incorporation, the existing MCI WorldCom bylaws, the amended WorldCom bylaws, the existing MCI WorldCom rights agreement and the amended WorldCom rights agreement, as well as the terms of Georgia law, are more detailed than the general information provided below.

General

   Existing MCI WorldCom Articles of Incorporation

     Under the existing MCI WorldCom articles of incorporation, the authorized capital stock of MCI WorldCom consists of 5,000,000,000 shares of common stock, par value $.01 per share, and 50,000,000 shares of preferred stock, par value $.01 per share.

   Amended WorldCom Articles of Incorporation

     Under the amended WorldCom articles of incorporation, the authorized capital stock of WorldCom will consist of 10,000,000,000 shares of common stock, divided into several classes or series having various par values, and 75,000,000 shares of preferred stock, par value $.01 per share, divided into several series.

Common Stock

   Existing MCI WorldCom Articles of Incorporation

     The existing MCI WorldCom articles of incorporation provide for one class of common stock, par value $.01 per share. All of the outstanding shares of MCI WorldCom common stock are fully paid and nonassessable. As of December 31, 1999, 2,849,743,843 shares of MCI WorldCom common stock were outstanding.

     Voting Rights. Each holder of MCI WorldCom common stock is entitled to cast one vote for each share held of record, voting together with holders of MCI WorldCom series B preferred stock, on all matters submitted to a vote of shareholders, including the election of directors. Holders of MCI WorldCom common stock have no cumulative voting rights.

     Dividends. Holders of MCI WorldCom common stock are entitled to receive dividends or other distributions when, as and if declared by the MCI WorldCom board of directors. The right of the MCI WorldCom board of directors to declare dividends, however, is subject to the rights of any holders of MCI WorldCom preferred stock and the availability of sufficient funds under Georgia law to pay dividends.

     Liquidation Rights. In the event of the dissolution of MCI WorldCom, MCI WorldCom common shareholders will share ratably in the distribution of all assets that remain after it pays all of its liabilities and satisfies its obligations to the holders of any preferred stock, as provided in the existing MCI WorldCom articles of incorporation.

     Preemptive and Other Rights. Holders of MCI WorldCom common stock have no preemptive rights to purchase or subscribe for any stock or other securities of MCI WorldCom. In addition, there are no conversion rights or redemption or sinking fund provisions with respect to the MCI WorldCom common stock.

     The MCI WorldCom board of directors may issue additional shares of authorized common stock without shareholder approval. If they decide to issue shares to persons friendly to current MCI WorldCom management, they could render more difficult or discourage an attempt to obtain control of MCI WorldCom by means of a merger, tender offer, proxy contest or otherwise. This could protect the continuity of MCI WorldCom's management and possibly deprive shareholders of an opportunity to sell their shares of MCI WorldCom common stock at prices higher than the prevailing market prices. Any additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of MCI WorldCom.

     Listing. MCI WorldCom common stock is quoted on The Nasdaq National Market under the symbol "WCOM".

   Amended WorldCom Articles of Incorporation

     General. Under the amended WorldCom articles of incorporation, the common stock of WorldCom will consist of two classes: the WorldCom group common stock and the WorldCom PCS group common stock. Each class of the common stock of WorldCom will be divided into multiple series with various par values, as shown in the table below.

                             Series and Par        Referred to In
                           Value and Number of       This Proxy
                                Authorized           Statement/       Holders at the Time
              Class               Shares           Prospectus As         of the Merger        Listing
              -----               ------           -------------         -------------        -------
WorldCom Group Common                             WorldCom group
Stock                                             common stock

                           Common Stock, par      WorldCom          Public,                  The Nasdaq
                           value $.01 per share,  common stock      France Telecom,          National Market
                           8,220,000,000 shares                     Deutsche Telekom

                           Common Stock,          WorldCom          Cable holders            N/A
                           Series 2, par value     series 2
                           $.01 per share,        common stock
                           50,000,000 shares

WorldCom PCS Group                                WorldCom PCS
Common Stock                                      group common
                                                  stock

                           PCS Common Stock,       WorldCom         Public,                  The Nasdaq
                           Series 1, par value     series 1 PCS     France Telecom,          National Market (1)
                           $1.00 per share,        common stock     Deutsche Telekom
                           1,310,000,000 shares

                           PCS Common Stock,       WorldCom         Cable holders             N/A
                           Series 2, par value     series 2 PCS

                           $1.00 per share,        common stock
                           420,000,000 shares

-----------
N/A--not applicable

(1) Sprint series 1 PCS common stock is listed on the New York Stock Exchange. MCI WorldCom expects that the WorldCom series 1 PCS common stock issued in the merger will be quoted on The Nasdaq National Market.

     "Tracking" Stocks. MCI WorldCom intends that the WorldCom group common stock will be designed to reflect the performance of the WorldCom group and that the WorldCom PCS group common stock will be designed to reflect the performance of the WorldCom PCS group.

     Common Stock Structure Similar to Sprint's. After the merger, WorldCom's capital structure will be virtually identical to Sprint's current structure, except that France Telecom and Deutsche Telekom will not hold special classes or series of WorldCom capital stock. Except to the extent that there are differences between Kansas law and Georgia law, which are believed to be immaterial:

     o WorldCom common stock will be virtually identical to the existing MCI WorldCom common stock

     o the WorldCom series 2 common stock will be virtually identical to the Sprint series 2 FON common stock and

     o each series of WorldCom PCS group common stock will be virtually identical to the corresponding series of Sprint PCS common stock.

     Conversion of WorldCom Series 2 PCS Common Stock. The WorldCom series 2 PCS common stock issued in the merger will automatically convert into WorldCom series 1 PCS common stock when it is transferred by a cable holder to a person who is not a cable holder or an affiliate of the cable holders. For 90 days following the completion of the merger, each cable holder will have the right to convert all of its shares of WorldCom series 2 PCS common stock and WorldCom series 2 common stock into an equivalent number of shares of WorldCom series 1 PCS common stock and WorldCom common stock, respectively. Thereafter, in connection with a future merger or consolidation involving WorldCom, all remaining holders will have the same right to convert each share of WorldCom series 2 PCS stock and/or WorldCom series 2 common stock into the consideration received for each share of WorldCom series 1 PCS stock and/or WorldCom common stock, respectively. The WorldCom series 2 PCS common stock also will automatically convert into WorldCom series 1 PCS common stock when the total number of votes represented by the outstanding shares of WorldCom series 2 PCS common stock, calculated as though the WorldCom series 2 PCS common stock has the same vote per share as the WorldCom series 1 PCS common stock, is below 1% of the total outstanding voting power of the WorldCom capital stock for more than 90 consecutive days.

     WorldCom Series 2 Common Stock. As is the case with the Sprint series 2 FON common stock, the WorldCom series 2 common stock will be held only by the cable holders. WorldCom series 2 common stock will be convertible into WorldCom common stock under the same circumstances in which WorldCom series 2 PCS common stock will be convertible into WorldCom series 1 PCS common stock, as described in the preceding paragraph.

     Voting Rights. The voting rights of the WorldCom group common stock will be virtually identical to the voting rights of the Sprint FON common stock and the voting rights of the WorldCom PCS group common stock will be virtually identical to the voting rights of the Sprint PCS common stock. See "Corporate Governance--Voting Rights."

     Dividend Rights and Restrictions. Dividends on the WorldCom group common stock and the WorldCom PCS group common stock will be paid when, as and if declared by the WorldCom board of directors. It is not anticipated that any dividends on the WorldCom group common stock or the WorldCom PCS group common stock will be declared in the foreseeable future.

     The WorldCom board of directors may declare dividends on the WorldCom group common stock and not the WorldCom PCS group common stock, or it may declare dividends on the WorldCom PCS group common stock and not the WorldCom group common stock. The WorldCom board of directors may also declare dividends on both the WorldCom group common stock and the WorldCom PCS group common stock, in equal or unequal amounts, without regard to dividends previously paid or the then-relative voting power per share of the WorldCom group common stock and the WorldCom PCS group common stock.

     If the WorldCom board of directors declares a dividend on one series of the WorldCom group common stock, it must declare the same dividend on both series of WorldCom group common stock. If the WorldCom board of directors declares a dividend on one series of the WorldCom PCS group common stock, it must declare the same dividend on both series of WorldCom PCS group common stock.

     Dividends on the WorldCom group common stock and the WorldCom PCS group common stock may be declared and paid only out of net income or surplus of WorldCom. Net losses of either the WorldCom group or the WorldCom PCS group, and dividends and distributions on, or repurchases of, WorldCom group common stock or WorldCom PCS group common stock, will reduce funds legally available for the payment of dividends on both classes of common stock. WorldCom's board of directors may declare dividends on either class of common stock to be paid out of the property or assets of either business group.

     The MCI WorldCom board of directors will adopt, before the completion of the merger, tracking stock policies identical to those of Sprint. The tracking stock policies will require that:

     o dividends on the WorldCom group common stock may be paid only out of the lesser of (1) the funds of WorldCom legally available for the payment of dividends and (2) the WorldCom group available dividend amount, which is similar to the amount of assets that would be available for the payment of dividends on the WorldCom group common stock if the WorldCom group were a separate company and

     o dividends on the WorldCom PCS group common stock may be paid only out of the lesser of (1) the funds of WorldCom legally available for the payment of dividends and (2) the WorldCom PCS group available dividend amount, which is similar to the amount of assets that would be available for the payment of dividends on the WorldCom PCS group common stock if the WorldCom PCS group were a separate company.

     Under the tracking stock policies, the WorldCom board of directors will not be permitted to declare a dividend or distribution consisting of shares of WorldCom group common stock on the WorldCom PCS group common stock. The WorldCom board of directors may only declare a dividend or distribution of shares of WorldCom PCS group common stock on the WorldCom group common stock if the shares to be issued represent an inter-group interest of the WorldCom group in the WorldCom PCS group.

     Before any dividends on any class of common stock of WorldCom may be paid or declared and set apart for payment, WorldCom must pay or declare and set apart for payment full cumulative dividends on all outstanding series of WorldCom preferred stock.

     If WorldCom fails to purchase the WorldCom series 5 preferred stock upon tender by the holders, it is precluded from declaring or paying dividends on any class of common stock until it has deposited the funds necessary for the purchase of the WorldCom series 5 preferred stock.

     Upon the issuance of a new series of WorldCom preferred stock, the WorldCom board of directors may provide for other dividend restrictions on the common stock that are applicable to that series of WorldCom preferred stock.

     Redemption of Common Stock. The amended WorldCom articles of incorporation will permit the redemption of shares of WorldCom group common stock and WorldCom PCS group common stock held by aliens, as such term is defined in the Communications Act, if necessary to comply with the foreign ownership limitations set forth in section 310 of the Communications Act. The provisions permit WorldCom group common stock and WorldCom PCS group common stock to be redeemed at a price equal to the fair market value of the shares, except that the redemption price in respect of shares purchased by any alien within one year of the redemption date would not, unless otherwise determined by the WorldCom board of directors, exceed the purchase price paid for those shares by the alien.

     Conversion of the WorldCom PCS Group Common Stock at the Option of WorldCom. At any time after November 23, 2001, the WorldCom board of directors may convert all of the shares of WorldCom series 1 PCS common stock into shares of WorldCom common stock. If and when this conversion takes place, the WorldCom board of directors must convert the WorldCom series 2 PCS common stock into WorldCom series 2 common stock.

     If the conversion takes place before November 23, 2002, each share of WorldCom series 1 PCS common stock will convert into the number of shares of WorldCom common stock equal to 110% of the ratio of the average closing price of one share of WorldCom series 1 PCS common stock to the average closing price of one share of WorldCom common stock computed as of the fifth trading day before the date that notice of conversion is sent to holders of WorldCom PCS group common stock. WorldCom must compute this ratio over a 60-trading day period if the 20-trading day period normally used to determine the average closing price is less than 90% of the ratio as determined over a 60-day trading day period.

     If the conversion takes place on or after November 23, 2002, the WorldCom board of directors will determine the conversion ratio, subject to the requirement that under the tracking stock policies, the WorldCom board of directors must make independent determinations as to the fairness of the conversion ratio to the holders of the WorldCom group common stock, taken as a separate class, and to the holders of the WorldCom PCS group common stock, taken as a separate class. MCI WorldCom believes that any determination made by its board of directors as to the fairness of the conversion ratio would be made taking into account the relative values (each calculated using the same basis) of the WorldCom group common stock and the WorldCom PCS group common stock, and would not include a control premium for the WorldCom PCS group common stock (such as the premium being paid in the merger).

     Mandatory Dividend, Redemption or Conversion of WorldCom PCS Group Common Stock Upon Certain Dispositions of Assets. If WorldCom disposes of all of the assets of the WorldCom PCS group, or if it disposes of at least 80% of the assets of the WorldCom PCS group on a then-current market value basis, it must use the net proceeds to pay a dividend on the WorldCom PCS group common stock or redeem the WorldCom PCS group common stock, or it must convert the WorldCom PCS group common stock into WorldCom group common stock. There are exceptions to this rule; for example, WorldCom will not have to pay a dividend on the WorldCom PCS group common stock, redeem the WorldCom PCS group common stock or convert the WorldCom PCS group common stock into WorldCom group common stock when it receives, in exchange for the assets, primarily equity securities of an entity engaged, or proposing to engage, in a business similar or complementary to the business of the WorldCom PCS group.

     If the board of directors determines to convert the WorldCom PCS group common stock into WorldCom group common stock, WorldCom will convert each share of WorldCom PCS group common stock into a number of shares of WorldCom group common stock at a ratio equal to 110% of the average of the high and low reported sale prices of one share of WorldCom series 1 PCS common stock to the average of the high and low reported sale prices of one share of WorldCom common stock computed over a 10-trading day period beginning on the sixteenth trading day after the completion of the asset disposition. Appropriate adjustments are made if an ex-dividend date or an effective date for a subdivision or combination of the relevant shares occurs during the measurement period.

     If the WorldCom board of directors instead determines to pay a dividend on the WorldCom PCS group common stock or redeem the WorldCom PCS group common stock, WorldCom will distribute to holders of WorldCom PCS group common stock cash or securities, other than common equity securities of WorldCom, or other property, or a combination of cash and securities and other property, equal to the fair value of the net proceeds after deducting amounts necessary to pay transaction costs, taxes on the disposition, liabilities of the WorldCom PCS group, and any amount corresponding to any inter-group interest that the WorldCom group holds in the WorldCom PCS group. If the payment of the dividend or redemption price occurs before November 23, 2001, the WorldCom board of directors may also convert each share of WorldCom PCS group common stock remaining outstanding into shares of WorldCom group common stock on the same basis as the conversion of WorldCom PCS group common stock into WorldCom group common stock after November 23, 2001 and before November 23, 2002 described above under "-- Conversion of the WorldCom PCS Group Common Stock at the Option of WorldCom". The conversion of WorldCom PCS group common stock into WorldCom group common stock can occur under these circumstances only if the conversion date occurs prior to the first anniversary of the payment of the dividend or redemption price.

     Redemption of the WorldCom PCS Group Common Stock in Exchange for Stock of a Subsidiary. WorldCom may redeem all of the outstanding shares of WorldCom PCS group common stock in exchange for the outstanding shares of common stock of one or more wholly owned subsidiaries that hold all of the assets and liabilities attributed to the WorldCom PCS group if the following conditions are met:

     o holders of shares of WorldCom series 2 PCS common stock must receive shares of common stock of such subsidiary that have equivalent voting power on a per share basis to shares received by holders of WorldCom series 1 PCS common stock

     o the redemption must be approved by the affirmative vote of holders of a majority of the shares of WorldCom PCS group common stock, voting together as a single class, if the redemption occurs before November 23, 2000 and

     o either the redemption must be tax free to holders of WorldCom PCS group common stock or an arrangement must exist such that holders of WorldCom PCS group common stock, net of related taxes, are in a position substantially equivalent economically to the position they would be in if the redemption were tax free.

     Liquidation Rights. In the event of the liquidation of WorldCom, the prior rights of creditors and the aggregate liquidation preference of any WorldCom preferred stock then outstanding must first be satisfied. Holders of WorldCom group common stock and WorldCom PCS group common stock will be entitled to share in the remaining assets of WorldCom in accordance with the per share liquidation units attributable to each class or series of common stock. Holders of WorldCom group common stock would have no special claim to the assets attributed to the WorldCom group, and holders of WorldCom PCS group common stock would have no special claim to the assets attributed to the WorldCom PCS group. The liquidation units attributable to each class of common stock are as follows:

     o each share of WorldCom group common stock is attributed a number of liquidation units (rounded to the nearest 1/10,000) equal to 1.0 (the Sprint FON common stock liquidation unit per share provided in the amendments to the Sprint articles of incorporation) divided by the FON exchange ratio and

     o each share of WorldCom PCS group common stock is attributed a number of liquidation units (rounded to the nearest 1/10,000) equal to 0.2046 (the Sprint PCS common stock liquidation unit per share provided in the amendments to the Sprint articles of incorporation).

     The number of liquidation units for each share of WorldCom group common stock and each share of WorldCom PCS group common stock will be adjusted for stock splits, reverse stock splits and other corporate events affecting the WorldCom group common stock or the WorldCom PCS group common stock.

     Preemptive Rights. Under the amended WorldCom articles of incorporation, no holder of shares of WorldCom group common stock, WorldCom PCS group common stock or any other capital stock of WorldCom is entitled to preemptive rights, other than the equity purchase rights of the cable holders as described under "Arrangements with Sprint Stockholders--The Cable Holders--Equity Purchase Rights."

     Determinations by the WorldCom Board of Directors. Any determination made by the WorldCom board of directors under any of the provisions described under "Description of MCI WorldCom Capital Stock" will be final and binding on all shareholders of WorldCom, except as may be otherwise required by law.

Preferred Stock

   Existing MCI WorldCom Articles of Incorporation

     The MCI WorldCom board of directors is authorized to issue shares of preferred stock at any time, without shareholder approval. It has the authority to determine all aspects of those shares, including the following:

     o    the designation and number of shares

     o the dividend rate and preferences, if any, which dividends on that series of preferred stock will have compared to any other class or series of capital stock of MCI WorldCom

     o    the voting rights, if any

     o    the voluntary and involuntary liquidation preferences

     o the conversion or exchange privileges, if any, applicable to that series

     o the redemption price or prices and the other terms of redemption, if any, applicable to that series and

     o    sinking fund provisions.

     Any of these terms could have an adverse effect on the availability of earnings for distribution to the holders of MCI WorldCom common stock or for other corporate purposes. Voting rights of holders of preferred stock could adversely affect the voting power of common shareholders and could have the effect of delaying, deferring or impeding a change of control of MCI WorldCom. This could protect the continuity of MCI WorldCom's management and possibly deprive shareholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices.

     The above information regarding preferred stock will not be affected by the merger.

     As of December 31, 1999, the MCI WorldCom board of directors had designated shares of the following series of MCI WorldCom preferred stock:

     o 94,992 shares of MCI WorldCom series A 8% cumulative convertible preferred stock, of which no shares were outstanding

     o 15,000,000 shares of MCI WorldCom series B convertible preferred stock, of which 11,096,807 shares were outstanding

     o 3,750,000 shares of MCI WorldCom series C $2.25 cumulative convertible exchangeable preferred stock, of which no shares were outstanding--these shares were issued on October 1, 1999 upon the completion of MCI WorldCom's acquisition of SkyTel Communications, Inc. and were redeemed by MCI WorldCom for $50.75 in cash on January 14, 2000 and

     o 5,000,000 shares of MCI WorldCom series 3 junior participating preferred stock, of which no shares were outstanding--these shares were designated in connection with the adoption of the existing MCI WorldCom rights agreement.

   Series B Preferred Stock

     Dividends. Holders of MCI WorldCom series B preferred stock are entitled to receive cumulative dividends when, as and if declared by the board of directors out of funds legally available for such dividends. Cumulative dividends accrue from the issue date of the shares of MCI WorldCom series B preferred stock at the rate per share of $0.0775 per annum. Those dividends must be paid before any dividends can be set apart for or paid upon the MCI WorldCom common stock or any other stock ranking as to dividends junior to MCI WorldCom series B preferred stock in any year.

     Dividends are only payable in cash, except for payment of accrued but unpaid dividends upon conversion or redemption of MCI WorldCom series B preferred stock, as described below. MCI WorldCom is not permitted to set apart for or pay upon the MCI WorldCom common stock any extraordinary cash dividend, as described below, unless at the same time MCI WorldCom sets apart for or pays upon all shares of MCI WorldCom series B preferred stock an amount of cash per share of MCI WorldCom series B preferred stock equal to the extraordinary cash dividend that would have been paid in respect of that share if the holder had converted his or her share of MCI WorldCom series B preferred stock into shares of MCI WorldCom common stock immediately before the record date for the extraordinary cash dividend.

     The term "extraordinary cash dividend" means, with respect to any cash dividend or cash distribution paid on any date, the amount, if any, by which all cash dividends and cash distributions on the MCI WorldCom common stock paid during the consecutive 12-month period ending on and including that date exceeds, on a per share of MCI WorldCom common stock basis, 10% of the average daily closing price of the common stock over that 12-month period.

     Voting Rights. Holders of MCI WorldCom series B preferred stock are entitled to cast one vote per share on all matters submitted to a vote of shareholders, including the election of directors. Holders of MCI WorldCom series B preferred stock and holders of MCI WorldCom common stock vote together as a single class, unless otherwise provided by law or the existing MCI WorldCom articles of incorporation. The approval of at least a majority of the votes entitled to be cast by holders of issued and outstanding shares of MCI WorldCom series B preferred stock is required to adversely change the rights, preferences or privileges of MCI WorldCom series B preferred stock. For this purpose, the authorization or issuance of any series of preferred stock with preference or priority over, or being on a parity with, MCI WorldCom series B preferred stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of MCI WorldCom will not be deemed to affect adversely MCI WorldCom series B preferred stock.

     Conversion Rights. Holders of MCI WorldCom series B preferred stock have the right to convert any or all of their shares, at any time, into shares of MCI WorldCom common stock at a rate of 0.1460868 shares of MCI WorldCom common stock for each share of MCI WorldCom series B preferred stock, subject to adjustment. Upon any conversion, the holder will also be entitled to receive all accrued and unpaid dividends on the shares of MCI WorldCom series B preferred stock surrendered for conversion, which will be payable in cash or, at the option of MCI WorldCom, in shares of MCI WorldCom common stock, based on their fair market value.

     Redemption Provisions. The MCI WorldCom series B preferred stock is not redeemable by MCI WorldCom before September 30, 2001. After that time, MCI WorldCom will have the right to redeem any or all of the shares of MCI WorldCom series B preferred stock at a redemption price of $1.00 per share plus an amount equal to all accrued and unpaid dividends thereon. MCI WorldCom has the option to pay any or all of the redemption price, including accrued dividends, in cash or in shares of MCI WorldCom common stock, based on their fair market value.

     Adjustment for Consolidation or Merger. In order to protect the interests of holders of MCI WorldCom series B preferred stock, the existing MCI WorldCom articles of incorporation provide for customary adjustments of the conversion price, redemption price and related terms in the case of those mergers, consolidations or other capital transactions where holders of MCI WorldCom common stock receive cash, stock, securities or other property in respect of or in exchange for their shares of MCI WorldCom common stock. No such adjustment will be required in connection with the merger.

     Liquidation Rights. In the event of any liquidation, dissolution or winding up of MCI WorldCom, holders of MCI WorldCom series B preferred stock are entitled to receive a liquidation preference for each share out of the assets of MCI WorldCom in an amount equal to the sum of $1.00 plus all accrued and unpaid dividends.

   Amended WorldCom Articles of Incorporation

     Under the amended WorldCom articles of incorporation, the MCI WorldCom series B preferred stock and the MCI WorldCom series 3 preferred stock will remain authorized with identical terms. In addition, the following additional series of preferred stock will be authorized:

     o 95 shares of WorldCom series 5 preferred stock, par value $.01 per share

     o 300,000 shares of WorldCom series 7 preferred stock, convertible, par value $.01 per share and

     o 1,250,000 shares of WorldCom series 8 junior participating preferred stock, par value $.01 per share--these shares will be designated in connection with the amended WorldCom rights agreement.

   WorldCom Series 5 Preferred Stock

     Designation. The official designation of the WorldCom series 5 preferred stock will be "Series 5 Preferred Stock".

     Dividends. Holders of WorldCom series 5 preferred stock will be entitled to receive when, as and if declared by the WorldCom board of directors, out of funds legally available for payment, cumulative cash dividends at an annual rate of 6.0% of the stated value, or $6,000 per share, payable quarterly.

     Rank. The WorldCom series 5 preferred stock will rank on a parity with the WorldCom series B preferred stock.

     Voting Rights; Ability to Appoint Directors. Holders of WorldCom series 5 preferred stock will be entitled to one vote per share, generally voting together as a single class with the holders of all other classes and series of WorldCom capital stock.

     If no dividends or less than full cumulative dividends on the WorldCom series 5 preferred stock have been paid for four consecutive dividend periods, or if unpaid dividends have cumulated to an amount equal to full cumulative dividends for six quarterly dividend periods, then the holders of the WorldCom series 5 preferred stock will have voting power, as a class, to elect the smallest number of directors to the WorldCom board of directors that constitutes a majority of the directors to be elected. This right to elect a majority of directors will continue until full cumulative dividends for all past quarterly dividend periods and for the current quarterly dividend period have been paid or declared and set aside for payment.

     Non-Convertible. The WorldCom series 5 preferred stock will not be convertible into or exchangeable for stock of any other class or classes of WorldCom capital stock.

     Liquidation Rights. In any liquidation, dissolution or winding up of WorldCom, holders of the WorldCom series 5 preferred stock will be entitled to receive out of the assets of WorldCom available for distribution to shareholders, before any distribution of the assets shall be made to the holders of any WorldCom common stock, the sum of $100,000 per share, plus an amount equal to cumulative accrued and unpaid dividends to the date of distribution.

     Repurchase by WorldCom. The holders of the WorldCom series 5 preferred stock may tender all, but not less than all, of their shares to WorldCom for purchase at a price per share equal to $100,000 per share plus accrued dividends to the date of repurchase. Holders must provide written notice of any tender at least six months before the tender is to be completed.

     Redemption. If the holders have not tendered all shares of WorldCom series 5 preferred stock to WorldCom for purchase pursuant to the provisions described above before March 14, 2003, then WorldCom will redeem all of the outstanding shares for an amount equal to $100,000 per share plus accrued dividends to the date of repurchase.

     Listing. The WorldCom series 5 preferred stock will not be listed on any exchange or quotation service.

   WorldCom Series 7 Preferred Stock; Preferred Inter-Group Interest

     Designation; Authorized Shares. The official designation of the WorldCom series 7 preferred stock will be "Series 7 Preferred Stock--Convertible".

     Dividends. Holders of WorldCom series 7 preferred stock will be entitled to receive, when, as and if declared by the WorldCom board of directors out of funds of WorldCom legally available for payment, cumulative cash dividends payable quarterly at the rate of $6.73 per share. Dividends will be cumulative whether or not in any dividend period there are funds of WorldCom legally available for the payment of dividends. Holders of WorldCom series 7 preferred stock will be entitled to receive full accumulated cash dividends for all quarterly dividend periods before any dividends on WorldCom common stock or any other stock of WorldCom that is junior to the WorldCom series 7 preferred stock as to dividends can be paid or declared.

     Rank. The WorldCom series 7 preferred stock will rank junior as to dividends and upon liquidation to shares of the WorldCom series 5 preferred stock, the WorldCom series B preferred stock and any WorldCom preferred stock that will be designated as senior to the WorldCom series 7 preferred stock as to dividends or upon liquidation. The WorldCom series 7 preferred stock will have a preference as to dividends and upon liquidation over WorldCom common stock and any other kind of WorldCom capital stock that will rank junior to the WorldCom series 7 preferred stock as to dividends or upon liquidation.

     Voting Rights. Each outstanding share of the WorldCom series 7 preferred stock will be entitled to a number of votes equal to the number of votes that could be cast by the holder of that number of shares of the series of WorldCom PCS group common stock into which the share of WorldCom series 7 preferred stock could be converted.

     Except as described below, holders of WorldCom series 7 preferred stock will be entitled to vote on all matters on which the holders of WorldCom common stock will be entitled to vote, except as otherwise required by law. Holders of WorldCom series 7 preferred stock will vote together as a single class with the holders of all other classes or series of WorldCom capital stock. A two-thirds vote of all shares of WorldCom series 7 preferred stock that are entitled to vote will be necessary in order to change any of the provisions of the WorldCom articles of incorporation, including any certificate of designation or any similar document relating to any series of WorldCom preferred stock, in a way that would materially and adversely affect the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the WorldCom series 7 preferred stock. However, neither of the following will require this special two-thirds vote:

     o the creation, issuance or increase in the amount of authorized shares of any series of WorldCom preferred stock or

     o the consummation of any transaction in which the voting powers, preferences, rights, powers or privileges, qualifications, limitations and restrictions of the WorldCom series 7 preferred stock are preserved.

     Conversion Rights. The WorldCom series 7 preferred stock will be convertible at any time at the option of the holder into:

     o shares of WorldCom series 2 PCS common stock plus, for no additional consideration, shares of WorldCom series 2 common stock, if the holder is a cable holder or an affiliate of a cable holder or

     o shares of WorldCom series 1 PCS common stock plus, for no additional consideration, shares of WorldCom common stock, if the holder is not a cable holder or an affiliate of a cable holder.

     Shares of WorldCom series 7 preferred stock initially will be convertible into an aggregate of 16,039,790 shares of WorldCom PCS group common stock and, for no additional consideration, an aggregate of 1,861,017 shares of WorldCom group common stock. The number of shares of WorldCom PCS group common stock issuable upon conversion of shares of WorldCom series 7 preferred stock will be determined by dividing the aggregate liquidation preference of the shares surrendered for conversion by an initial conversion price of $15.3733. Cash will be issued in lieu of fractional shares.

     Conversion Price Adjustments. The WorldCom series 7 preferred stock conversion price will be subject to adjustment upon the occurrence of certain events, including:

     o the payment by WorldCom of dividends, or the making of other distributions, with respect to WorldCom PCS group common stock payable in shares of WorldCom PCS group common stock

     o subdivisions, combinations and reclassifications of WorldCom PCS group common stock

     o the issuance of rights allowing holders of WorldCom PCS group common stock to purchase shares of WorldCom PCS group common stock for a price per share that is less than the then-current market price of WorldCom series 1 PCS common stock and

     o the distribution to the holders of WorldCom PCS group common stock of any of WorldCom's assets, debt securities or any rights or warrants to purchase securities, excluding cash dividends on the WorldCom PCS group common stock that do not exceed specified levels.

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     If WorldCom consolidates with, merges with or into, or sells all or substantially all of its property and assets to another person, each share of WorldCom series 7 preferred stock thereafter will entitle its holder to receive upon conversion of his or her shares of WorldCom series 7 preferred stock the number of shares of capital stock or other securities or property which the holder of a number of shares of WorldCom PCS group common stock into which the share of WorldCom series 7 preferred stock would have been convertible immediately before the transaction would have been entitled to receive in the transaction.

     Liquidation Rights. After payments to holders of senior securities, in a liquidation, dissolution or winding up of WorldCom the holders of WorldCom series 7 preferred stock will be entitled to receive out of the assets of WorldCom available for distribution to shareholders, before any distribution of the assets is made to the holders of WorldCom common stock or any other stock ranking junior to the WorldCom series 7 preferred stock upon liquidation, a $1,000 per share liquidation preference, plus accumulated and unpaid dividends, whether or not declared.

     Redemption. If not converted by the holder or earlier redeemed by WorldCom as provided below, the WorldCom series 7 preferred stock will become mandatorily redeemable on November 23, 2008 at the redemption price of $1,000 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends. Before this obligation is discharged:

     o dividends on any remaining outstanding shares of WorldCom series 7 preferred stock will continue to accrue and be added to the dividend payable to the holder and

     o WorldCom may not declare or pay any dividend or make any distribution on any equal or junior stock.

     Subject to a limited number of exceptions, shares of WorldCom series 7 preferred stock will not be redeemable before November 23, 2001. WorldCom may at its option redeem the WorldCom series 7 preferred stock, in whole or in part, after November 23, 2001 at a price equal to the liquidation preference per share plus any accumulated and unpaid dividends, whether or not declared. If less than all the outstanding WorldCom series 7 preferred stock is to be redeemed, the shares to be redeemed will be selected pro rata as nearly as practicable or by lot, or by such other method as may be determined by the WorldCom board of directors to be equitable, without regard to whether the shares to be redeemed are convertible into WorldCom series 1 PCS common stock or WorldCom series 2 PCS common stock.

     Listing. The WorldCom series 7 preferred stock will not be listed on any exchange or quotation system.

     Preferred Inter-Group Interest. The preferred inter-group interest will have terms equivalent to the WorldCom series 7 preferred stock, as summarized above and as will be set forth in the amended WorldCom articles of incorporation relating to the WorldCom series 7 preferred stock. WorldCom will effect any changes to the preferred inter-group interest as may be necessary to reflect any changes to the terms, rights, powers and privileges of the WorldCom series 7 preferred stock.

   Provisions Applicable to All Series of WorldCom Preferred Stock

     No dividend will be permitted to be declared on any series of WorldCom preferred stock unless dividends have been declared or paid on all shares of WorldCom preferred stock that:

     o    are entitled to cumulative dividends and

     o    rank equally as to dividends with the series in question.

     Preemptive Rights; Sinking Funds. No holder of WorldCom preferred stock will have any preemptive rights. No series of WorldCom preferred stock will be subject to any sinking fund or other obligation of WorldCom to set aside funds in order to redeem shares.

     Special Voting Rights of the WorldCom Preferred Stock. Under the amended WorldCom articles of incorporation, the WorldCom preferred stock will be entitled to vote as a class with respect to matters affecting preferences of the WorldCom preferred stock or creating prior ranking stock.

Warrants

     In connection with the November 1998 Sprint PCS restructuring, Sprint issued warrants to acquire shares of Sprint PCS common stock to the cable holders and their affiliates and also reserved for the Sprint FON group a warrant inter- group interest to acquire additional inter-group interests in the Sprint PCS group that has terms equivalent to the warrants issued to the cable holders. Upon completion of the merger, WorldCom will assume these warrants.

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   The Warrants

     The warrants will be freely transferable by the cable holders. Subject to adjustment, as described below, each warrant will be exercisable for a share of WorldCom PCS group common stock at any time before November 23, 2003 at an initial exercise price of approximately $12.01. A total of 24,905,662 shares of WorldCom PCS group common stock and 2,889,680 shares of WorldCom group common stock will be issuable upon exercise of the warrants.

     Each warrant will represent the right to purchase:

     o one share of WorldCom series 2 PCS common stock, plus, for no additional consideration, 0.116025 shares of WorldCom series 2 common stock, if the holder of the warrant is a cable holder or an affiliate of a cable holder or

     o one share of WorldCom series 1 PCS common stock, plus, for no additional consideration, 0.116025 shares of WorldCom common stock, if the holder is not a cable holder or an affiliate of a cable holder.

     The exercise price for the warrants may be paid in cash or by requesting that WorldCom withhold a number of shares of WorldCom PCS group common stock issuable upon exercise of the warrants equal in value, at the then-current market price, to the exercise price.

     Exercise Price Adjustments. The exercise price and the number of shares of WorldCom PCS group common stock issuable upon exercise of the warrants will be subject to adjustment on the occurrence of certain events, including:

     o the payment by WorldCom of dividends, or the making of other distributions, with respect to WorldCom PCS group common stock payable in shares of WorldCom PCS group common stock

     o subdivisions, combinations and reclassifications of the WorldCom PCS group common stock

     o the issuance of rights allowing holders of WorldCom PCS group common stock to purchase shares of WorldCom PCS group common stock, or securities convertible into WorldCom PCS group common stock, for a price per share that is less than the then-current market price of WorldCom series 1 PCS common stock and

     o the distribution to holders of WorldCom PCS group common stock of any of WorldCom's assets, debt securities or any rights to purchase securities, excluding cash dividends on the WorldCom PCS group common stock that do not exceed specified levels.

     If WorldCom consolidates or merges with, or sells all or substantially all of its property and assets to, another person, each holder of a warrant will be entitled to receive upon exercise of his or her warrant the number of shares of capital stock or other securities or property which the holder of a number of shares of WorldCom PCS group common stock for which the warrant could have been exercised immediately before the transaction would have been entitled to receive.

     Conversion of the WorldCom PCS Group Common Stock. If the WorldCom PCS group common stock is converted by WorldCom, then after the conversion holders of outstanding warrants will be entitled to receive upon exercise of their warrants, in lieu of shares of WorldCom PCS group common stock, the kind and amount of shares of stock and other securities and property receivable in the conversion by a holder of the number of shares of WorldCom PCS group common stock for which the warrant could have been exercised immediately before the effective date of the conversion.

     Dividends; Voting; Other Rights. Holders of unexercised warrants will not be entitled to receive dividends or other distributions with respect to the WorldCom PCS group common stock, receive notice of any meeting of the shareholders of WorldCom, consent to any action of the shareholders of WorldCom, receive notice of any other shareholder meeting, or exercise any other rights as shareholders of WorldCom. Any warrants that are not exercised on or prior to November 23, 2003 will terminate.

     Listing. The warrants will not be listed on any exchange or quotation system.

   Warrant Inter-Group Interest

     The WorldCom group will have an inter-group interest in the WorldCom PCS group that will have terms equivalent to the warrants, which we refer to as the warrant inter-group interest.

     WorldCom will authorize and reserve for issuance the number of shares of WorldCom series 1 PCS common stock and WorldCom series 2 PCS common stock that may be issuable upon the exercise of all outstanding warrants and the conversion of the warrant inter-group interest.

Transfer Agent

     The transfer agent and registrar for the MCI WorldCom common stock is, and the transfer agent for the WorldCom group common stock, WorldCom PCS group common stock and WorldCom preferred stock will be, The Bank of New York, 101 Barclay Street--12W, New York, New York 10286.

Anti-Takeover Considerations

     Georgia law and the amended WorldCom articles of incorporation and bylaws will contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control. For a description of the provisions, see "Corporate Governance--Number and Election of Directors", "--Removal of Directors", "--Amendments to Articles of Incorporation", "--Amendments to Bylaws", "--Rights Plans", "--State Anti-Takeover Statutes" and "--Business Combination Restrictions".

CORPORATE GOVERNANCE

Voting Rights

   MCI WorldCom

     Each holder of MCI WorldCom common stock may cast one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. Holders of MCI WorldCom common stock have no cumulative voting rights.

     Each holder of MCI WorldCom series B preferred stock may cast one vote per share on all matters submitted to a vote of the shareholders, including the election of directors. Holders of MCI WorldCom series B preferred stock and holders of MCI WorldCom common stock vote together as a single class on all matters presented to MCI WorldCom shareholders for their action, except as provided by law and by the next sentence. The approval of at least a majority of the votes entitled to be cast by holders of outstanding shares of MCI WorldCom series B preferred stock voting as a class is required to amend, alter or repeal the preferences, special rights or other powers or terms of MCI WorldCom series B preferred stock so as to adversely affect the rights, preferences or privileges of MCI WorldCom series B preferred stock.

   Sprint

     Holders of Sprint FON common stock, Sprint PCS common stock, Sprint FT/DT class A stock, Sprint first series preferred stock, Sprint second series preferred stock, Sprint fifth series preferred stock and Sprint seventh series preferred stock vote together as a single class on most matters. For these votes, holders have the following numbers of votes per share:

     o Sprint series 1 FON common stock, Sprint series 3 FON common stock, Sprint first series preferred stock, Sprint second series preferred stock and Sprint fifth series preferred stock have one vote per share

     o Sprint series 1 PCS common stock and Sprint series 3 PCS common stock have a vote per share, which we refer to as the "PCS vote per share", that equals the average closing price of a share of Sprint series 1 PCS common stock divided by that of a share of Sprint series 1 FON common stock calculated over the 20 trading days ending with the tenth trading day before the record date for determining the stockholders entitled to vote

     o Sprint series 2 FON common stock, if any such shares are outstanding, has 1/10th of one vote per share

     o Sprint series 2 PCS common stock has 1/10th of the PCS vote per share and

     o Sprint FT/DT class A stock has a vote per share equal to the number of votes represented by the Sprint FON common stock and the Sprint PCS common stock underlying a share of Sprint FT/DT class A stock.

     The relative voting power of Sprint FON common stock and Sprint series 1 PCS common stock fluctuate in relation to the relative market values of Sprint series 1 FON common stock and Sprint series 1 PCS common stock.

     Sprint FON Common Stock and Sprint FT/DT Class A Stock Voting as a Class. On each matter to be voted on by holders of Sprint FON common stock and Sprint FT/DT class A stock voting together as a single class, each series of Sprint FON common stock has one vote per share, and Sprint FT/DT class A stock has a number of votes per share equal to the votes possessed by the shares, or fraction of a share, of Sprint series 3 FON common stock underlying each share of Sprint FT/DT class A stock.

     Sprint PCS Common Stock and Sprint FT/DT Class A Stock Voting as a Class. On each matter to be voted on by holders of Sprint PCS common stock and Sprint FT/DT class A stock voting together as a single class, each series of Sprint PCS common stock has one vote per share, and Sprint FT/DT class A stock has a number of votes per share equal to the votes possessed by the shares, or fraction of a share, of Sprint series 3 PCS common stock underlying each share of Sprint FT/DT class A stock.

     Sprint FON Common Stock Voting as a Class. On each matter to be voted on by holders of Sprint FON common stock voting as a separate class, all series have one vote per share. If a particular series of Sprint FON common stock, such as Sprint series 1 FON common stock, is voting as a separate series, each share is entitled to one vote.

     Sprint PCS Common Stock Voting as a Class. On each matter to be voted on by holders of Sprint PCS common stock voting as a separate class, all series have one vote per share. If a particular series of Sprint PCS common stock, such as Sprint series 1 PCS common stock, is voting as a separate series, each share is entitled to one vote.

     Sprint FT/DT Stock Voting as a Class. On each matter to be voted on by holders of Sprint FT/DT stock voting as a separate class, each share of Sprint series 3 FON common stock has one vote, each share of Sprint series 3 PCS common stock will have the PCS vote per share, and each share of Sprint FT/DT class A stock has a number of votes per share equal to the sum of the votes possessed by the shares, or fraction of a share, of Sprint series 3 FON common stock and Sprint series 3 PCS common stock underlying each share of Sprint FT/DT class A stock.

     Non-Sprint FT/DT Stock Voting as a Class. On each matter to be voted on by the holders of Sprint series 1 FON common stock, Sprint series 2 FON common stock, Sprint series 1 PCS common stock and Sprint series 2 PCS common stock voting as a separate class, each share of Sprint series 1 FON common stock is entitled to one vote per share, each share of Sprint series 2 FON common stock is entitled to 1/10th of one vote per share, each share of Sprint series 1 PCS common stock is entitled to the PCS vote per share and each share of Sprint series 2 PCS common stock is entitled to 1/10th of the PCS vote per share.

     Matters Requiring Class Votes. The Sprint articles of incorporation provide that the affirmative vote of holders of a majority of the voting power represented by the outstanding Sprint FON common stock and Sprint FT/DT class A stock voting together as a single class is required to adopt any amendment to the Sprint articles of incorporation that would:

     o increase or decrease the number of authorized shares of Sprint FON common stock

     o increase or decrease the par value of shares of Sprint FON common stock or

     o change the powers, preference or special rights of the shares of Sprint FON common stock so as to affect them adversely.

     The Sprint articles of incorporation also provide that the affirmative vote of holders of a majority of the voting power represented by the outstanding Sprint PCS common stock and Sprint FT/DT class A stock voting together as a single class is required:

     o to adopt any amendment to the Sprint articles of incorporation that would:

        -- increase or decrease the number of authorized shares of Sprint PCS common stock

        -- increase or decrease the par value of shares of Sprint PCS common stock or

        -- change the powers, preference or special rights of the shares of Sprint PCS common stock so as to affect them adversely

     o to amend the provisions of the Sprint bylaws relating to the capital stock committee before November 23, 2002 or

     o to approve the redemption of Sprint PCS common stock in exchange for stock of a subsidiary of Sprint before November 23, 2000. This kind of transaction is sometimes referred to as a "spin-off".

     The tracking stock policies adopted by the Sprint board of directors provide that the consent of holders of a majority of the outstanding shares of Sprint PCS common stock, voting as a separate class, and the consent of the holders of a majority of the outstanding shares of Sprint FON common stock, voting as a separate class, is required to approve any acquisition by the Sprint FON group of more than 33% of the assets of the Sprint PCS group.

     Special Adjustment in Voting Power of the Sprint FT/DT Stock. Under the Sprint articles of incorporation, if there is an increase in the per share vote of any Sprint voting securities due to the transfer of the voting securities, and the increase occurs on or after the tenth trading day preceding a record date for purposes of determining the stockholders entitled to vote or to receive the payment of a dividend, then the per share vote of the Sprint FT/DT stock will be increased. The vote per share will be increased so that the percentage of voting power of Sprint represented by the shares of Sprint FT/DT stock held by each holder of Sprint FT/DT stock will not be diluted as a result of the increase in votes due to the transfer of voting securities until the day immediately following the date of the stockholders meeting or the date of the dividend payment. An adjustment of this kind could be triggered, for example, when Sprint series 2 PCS common stock is transferred by a cable holder to a person who is not an affiliate of the cable holder. In this kind of transfer, the Sprint series 2 PCS common stock is automatically converted into Sprint series 1 PCS common stock, which has a higher per share vote.

     Special Voting Rights of the Sprint FT/DT Stock. Under the Sprint articles of incorporation, holders of Sprint FT/DT stock have class voting rights, including the right to elect their own directors to the Sprint board of directors and to disapprove specific transactions. See "Arrangements with Sprint Stockholders--France Telecom and Deutsche Telekom--Rights of France Telecom and Deutsche Telekom Contained in Sprint's Articles of Incorporation-- Board Representation", "--Disapproval Rights" and "--Rights with Respect to Sprint's Long Distance Assets".

   WorldCom

     The voting rights applicable to the WorldCom group common stock, WorldCom PCS group common stock, WorldCom series 5 preferred stock and WorldCom series 7 preferred stock will be the same as described above under "--Voting Rights-- Sprint". The voting rights applicable to the MCI WorldCom series B preferred stock will be the same as described above under "--Voting Rights--MCI WorldCom".


Number and Election of Directors

   MCI WorldCom

     Under Georgia law, directors are elected at each annual shareholders meeting, unless the articles of incorporation or a bylaw adopted by the shareholders provide that their terms are staggered. The articles of incorporation may authorize the election of directors by one or more classes or series of shares. The articles of incorporation or bylaws also may allow the shareholders or the board of directors to fix or change the number of directors. However, under Georgia law, a decrease in the number of directors will not shorten an incumbent director's term.

     The existing MCI WorldCom bylaws provide that the number of members of the board of directors is fixed by the board of directors, but cannot be less than three. Currently, the MCI WorldCom board of directors has 16 members. Neither the existing MCI WorldCom articles of incorporation nor the existing MCI WorldCom bylaws provide for a staggered board of directors.

     The existing MCI WorldCom bylaws provide that directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election at a meeting at which a quorum is present. No class or series of MCI WorldCom shares may elect any director solely by vote of such class or series.

     Under Georgia law, shareholders do not have cumulative voting rights for the election of directors unless the articles of incorporation so provide. The existing MCI WorldCom articles of incorporation do not provide for cumulative voting.

   Sprint

     Under Kansas law, directors are elected at each annual meeting of stockholders. The articles of incorporation may authorize the election of directors by one or more classes or series of shares and the articles of incorporation or bylaws may provide for staggered terms for directors.

     The Sprint articles of incorporation and bylaws provide that the number of directors may be fixed by the Sprint board of directors, but cannot be less than 10 or more than 20 members, unless increased to more than 20 to enable holders of Sprint FT/DT stock or Sprint preferred stock to elect additional directors, as described below. Currently, the Sprint board of directors has 12 members.

     The Sprint articles of incorporation and bylaws provide for a staggered board of directors, consisting of three classes of directors, with respect to the directors elected by holders of Sprint capital stock, but not with respect to directors elected by holders of either Sprint FT/DT stock or Sprint preferred stock voting separately by class or series. Under the Sprint articles of incorporation and bylaws, at each annual meeting of stockholders, the successors of the class of directors whose term expires at the meeting are elected to hold office for a three-year term, which expires at the annual meeting of stockholders held in the third year following the year of their election. If the number of directors, other than directors elected by holders of either Sprint FT/DT stock, or Sprint preferred stock voting separately by class or series, changes, any increase or decrease is apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

                                       54
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     Holders of Sprint FT/DT stock may elect a number of directors to the Sprint board of directors. All other Sprint directors are elected by holders of Sprint series 1 FON common stock, Sprint series 1 PCS common stock, Sprint series 2 PCS common stock, Sprint first series preferred stock, Sprint second series preferred stock, Sprint fifth series preferred stock and Sprint seventh series preferred stock, voting together as a single class.

     If a director elected by holders of any class or series of Sprint preferred stock having the right, voting separately by class or series, to elect directors, referred to as a Sprint preferred stock director, is an alien, or after election becomes an alien, the effect of which would be that the number of aliens then serving on the Sprint board of directors, including this Sprint preferred stock director, would constitute more than the maximum number of aliens permitted on the Sprint board of directors under section 310 of the Communications Act, then the total number of directors will automatically increase by the smallest number necessary to enable holders of Sprint FT/DT stock, and the directors elected by holders of Sprint FT/DT stock in the case of vacancies, to elect aliens as directors to the fullest extent that these holders are entitled to elect directors without violating the requirements of section 310 of the Communications Act.

     If a Sprint preferred stock director is not an independent director, or after election ceases to be an independent director, the effect of which would be that the independent directors then serving on the Sprint board of directors would not constitute a majority of the Sprint board of directors, then the total number of directors will automatically increase by the smallest number necessary so that the number of directors then serving on the Sprint board of directors who are not independent directors, including this Sprint preferred stock director and any vacancies which holders of Sprint FT/DT stock have a right to fill, constitute less than a majority of the Sprint board of directors.

     If at any time six quarterly dividends payable on Sprint first series preferred stock and/or Sprint second series preferred stock are in arrears, the number of directors on the Sprint board of directors will be increased by two and holders of all of the Sprint preferred stock, voting together as a single class, may elect these additional directors to serve until all dividends in arrears have been paid.

     If no dividends or less than full cumulative dividends on the Sprint fifth series preferred stock are paid for each of four consecutive dividend periods, or if arrearages in the payment of dividends on this stock cumulate up to an amount equal to the full cumulative dividends on this stock for six quarterly dividend periods, then holders of Sprint fifth series preferred stock may, acting alone at all meetings held for the election of Sprint directors, elect the smallest number constituting a majority of the directors then to be elected. This ability terminates when full cumulative dividends for all past quarterly dividend periods and the current quarterly dividend period are paid or declared and set apart for payment.

     Under Kansas law, stockholders do not have cumulative voting rights for the election of directors unless the articles of incorporation so provide. The Sprint articles of incorporation do not provide for cumulative voting rights for the election of directors.

   WorldCom

     After the merger, the number and election of WorldCom directors will be governed by the provisions described above under "--Number and Election of Directors--MCI WorldCom", except for two differences. First, the WorldCom board of directors will initially consist of 10 directors designated by MCI WorldCom and 6 directors designated by Sprint. Second, in certain circumstances, holders of WorldCom series 5 preferred stock will have the right to elect a majority of the directors then to be elected.

Vacancies on the Board of Directors

   MCI WorldCom

     Under Georgia law, either shareholders or directors may fill any vacancies on the board of directors, unless the articles of incorporation or bylaws approved by the shareholders specifically regulate the filling of any such vacancies. However, if the vacant directorship was held by a director elected by a voting group, only holders of shares of that voting group or the remaining directors elected by that voting group are entitled to vote to fill such vacancy. A director elected to fill a vacancy is elected for the unexpired term of his or her predecessor in office. However, the term of a director elected by the board to fill a vacancy created by an increase in the number of directors only continues until the next election of directors by shareholders and until his or her successor is elected and qualified.

     The existing MCI WorldCom bylaws provide that any vacancy on the MCI WorldCom board of directors caused by an increase in the number of directors by action of the shareholders will be filled by the shareholders in the same manner as at an annual meeting. Any vacancy created by an increase in the number of directors by action of the board of directors or by the removal or resignation of a director will be filled by the affirmative vote of a majority of the remaining directors, except that a class of shareholders may fill a vacancy created by the removal or resignation of a director elected by that class. Currently, no directors are elected by a separate class or series of shares of MCI WorldCom capital stock.

   Sprint

     Under Kansas law, unless the articles of incorporation or bylaws provide otherwise, vacancies on the board of directors may be filled by a majority of the directors then in office. However, if the vacant directorship was held by a director elected by a voting group, then such vacancy may be filled by a majority of the remaining directors elected by that voting group. If at the time of filling any vacancy, the directors then in office constitute less than a majority of the whole board, as constituted immediately before the creation of the vacancies, the district court, upon application of any stockholder or stockholders holding at least 10% of the total number of shares outstanding entitled to vote for such directors, may order an election to be held to fill any such vacancies by the stockholders.

     The Sprint articles of incorporation provide that any vacancy on the Sprint board of directors may be filled by the affirmative vote of a majority of the directors elected by the same class or classes of stockholders that would be entitled to elect a director to fill such vacancy if the annual meeting of stockholders were held on the date on which the vacancy occurred. So long as any Sprint FT/DT stock is outstanding, a vacancy that would be filled by holders of Sprint capital stock, other than holders of Sprint FT/DT stock, may not be filled with a person who, upon his or her election, would not be an independent director or would be an alien, as the case may be, if the effect of such election would be that less than a majority of the Sprint board of directors following such election would be independent directors, or that the number of aliens who would then be serving on the Sprint board of directors would constitute more than the maximum number of aliens permitted on the Sprint board of directors under section 310 of the Communications Act.

     Any additional director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class will hold office for a term that will coincide with the remaining term of the directors of that class and until his or her successor has been elected and qualified. A decrease in the number of directors will not shorten the term of any incumbent director, except that if (1) terms of the directors elected by holders of Sprint FT/DT stock terminate because all outstanding shares of Sprint FT/DT stock convert into Sprint series 1 FON common stock and Sprint series 1 PCS common stock, as applicable, or (2) the number of directors that holders of Sprint FT/DT stock may elect decreases in accordance with the terms of the Sprint articles of incorporation, then in either case the terms of the incumbent directors elected by holders of FT/DT stock will cease immediately. A director elected to fill a vacancy not resulting from an increase in the number of directors will serve for the remainder of the full term of such director's predecessor and until his or her successor has been elected and qualified.

   WorldCom

     The provisions described above under "--Vacancies on the Board of Directors--MCI WorldCom" will apply to filling vacancies on the WorldCom board of directors.

Removal of Directors

   MCI WorldCom

     Georgia law provides that one or more directors may be removed with or without cause by a majority of the votes entitled to be cast, unless:

     o the articles of incorporation or a bylaw adopted by the shareholders provides that directors may be removed only for cause

     o the directors have staggered terms, in which case directors may be removed only for cause, unless the articles of incorporation or a bylaw adopted by the shareholders provides otherwise or

     o a director is elected by a particular voting group of shareholders, in which case that director may be removed only by the requisite vote of that voting group.

     In addition, if cumulative voting is authorized, a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal. The existing MCI WorldCom articles of incorporation do not authorize cumulative voting.

     Georgia law also provides that a director may be removed by shareholders only at a meeting called for the purpose of removing the director, and the meeting notice must state that the purpose of the meeting is the removal of the director.

     The existing MCI WorldCom bylaws provide that any or all directors may be removed with or without cause. Because directors' terms are not staggered and no particular voting group of shareholders has the authority to elect a director, any or all MCI WorldCom directors may be removed with or without cause by a majority vote of shares of MCI WorldCom capital stock.

   Sprint

     Kansas law provides that both the entire board of directors and an individual director may be removed with or without cause by holders of a majority of the shares then entitled to vote at an election, unless:

     o the board of directors is staggered, in which case the directors may only be removed for cause, unless otherwise provided in the articles of incorporation

     o the corporation has cumulative voting, in which case no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect the director if cumulatively voted at an election of the class of directors of which the director is a part, although the Sprint articles of incorporation do not authorize cumulative voting, or

     o if holders of any class or series are entitled to elect one or more directors, in which case only holders of the outstanding shares of that class or series may vote on the removal of those directors for cause.

     The Sprint articles of incorporation generally provide that a director, other than a director elected by holders of Sprint FT/DT stock or Sprint preferred stock having the right, voting separately by class or series, to elect directors, may be removed only for cause by a majority of the votes represented by shares of the class or classes of stockholders that were entitled to elect the director. A director elected by holders of Sprint FT/DT stock may be removed:

     o with or without cause by a majority of the votes represented by shares of Sprint FT/DT stock or

     o with cause by the affirmative vote of holders of two-thirds of the votes represented by shares of Sprint capital stock entitled to general voting power, voting together as a single class.

     If a director, other than a director elected by holders of Sprint FT/DT stock, who was not, at the time of his election to the Sprint board of directors, an alien and who subsequently becomes an alien, the effect of which would be that the number of aliens then serving on the Sprint board of directors, including this director, would constitute more than the maximum number of aliens permitted on the Sprint board of directors under section 310 of the Communications Act, then this director must automatically be removed from the Sprint board of directors upon his or her change in status.

     So long as any Sprint FT/DT stock is outstanding, if an independent director elected by holders of Sprint capital stock, other than a director elected by holders of Sprint FT/DT stock or Sprint preferred stock having the right, voting separately by class or series, to elect directors, subsequently ceases to be an independent director, the effect of which would be that the independent directors then serving on the Sprint board of directors would not constitute a majority of the Sprint board of directors, then this director will automatically be removed from the Sprint board of directors upon his or her change in status.

   WorldCom

     After the merger, the provisions described above under "--Removal of Directors--MCI WorldCom" will apply to the removal of directors from the WorldCom board of directors.

Amendments to Articles of Incorporation

   MCI WorldCom

     Under Georgia law, the MCI WorldCom board of directors may only make relatively technical amendments to the existing MCI WorldCom articles of incorporation without shareholder approval, except that the MCI WorldCom board of directors may amend the MCI WorldCom articles of incorporation to create and establish the rights and preferences of additional classes or series of stock because this is permitted by the MCI WorldCom articles of incorporation. Otherwise, the affirmative vote of a majority of the votes entitled to be cast on an amendment by each voting group entitled to vote on the amendment is required to amend the articles of incorporation, unless a higher vote is required by Georgia law, the articles of incorporation or the board of directors. Unless a shareholder vote on the amendment is not required under Georgia law, holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

     o increase or decrease the aggregate number of authorized shares of such class

     o effect an exchange or reclassification of all or part of the shares of the class into shares of another class, or an exchange or reclassification of all or part of the shares of another class into shares of the class

     o change the designation, rights, preferences or limitations of all or part of the shares of the class

     o alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely or

     o    cancel, redeem, or repurchase all or part of the shares of the class.

     If any proposed amendment requiring shareholder approval would affect any series of a class of shares in one or more of the ways set forth above, but would not effect the entire class, then only the shares of the series so affected by the amendment shall be entitled to vote as a separate voting group on the amendment.

     Neither the existing MCI WorldCom articles of incorporation provides for nor has the MCI WorldCom board of directors authorized a super-majority percentage of any voting group for the amendment of the existing MCI WorldCom articles of incorporation.

   Sprint

     Under Kansas law, an amendment to the articles of incorporation of a corporation requires the approval and recommendation of the board of directors, the approval of holders of a majority of the outstanding stock entitled to vote upon the proposed amendment and a majority of the outstanding stock of each class entitled to vote upon the proposed amendment as a class. Holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

     o increase or decrease the aggregate number of authorized shares of such class

     o    increase or decrease the par value of the shares of such class or

     o alter or change the powers, preferences or special rights of the shares of such class, so as to affect them adversely.

     If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment are considered a separate class.

     The Sprint articles of incorporation may be amended in accordance with Kansas law, except that provisions of the Sprint articles of incorporation regarding holders of Sprint FT/DT stock may be amended in any manner that would not adversely alter or change the powers, preferences or rights of holders of shares of Sprint capital stock (other than Sprint FT/DT stock) by the Sprint board of directors with the affirmative vote of holders of at least two-thirds of the votes represented by the outstanding shares of Sprint FT/DT stock, voting as a single class, and without the affirmative vote of holders of shares of the other classes and series of Sprint capital stock. In addition, provisions of the Sprint bylaws that affect holders of Sprint FT/DT stock may not be affected by the adoption of any provisions to the Sprint articles of incorporation without the affirmative vote of holders of record of a majority of the votes represented by the shares of Sprint FT/DT stock then outstanding.

   WorldCom

     After the merger, the provisions described above under "--Amendments to Articles of Incorporation--MCI WorldCom" will apply to amendments to the WorldCom articles of incorporation.

Amendments to Bylaws

   MCI WorldCom

     Georgia law provides that, unless a corporation's articles of incorporation, applicable law or a particular bylaw approved by shareholders provides otherwise, either the directors or shareholders may amend the bylaws. The existing MCI WorldCom bylaws allow the directors or shareholders to amend or repeal the bylaws, and neither the articles of incorporation nor the bylaws restrict the authority of either the shareholders or the directors to amend or repeal the bylaws, except that shareholders may not adopt bylaw amendments that restrict the power of the board of directors to manage the corporation.

   Sprint

     Under Kansas law, unless otherwise provided in the articles of incorporation, the power to adopt, amend or repeal the bylaws is vested in the board of directors. However, this power is subject to the right of the stockholders to adopt, amend and repeal the bylaws.

     The Sprint articles of incorporation and bylaws permit the Sprint board of directors to adopt, amend or repeal the bylaws, except that:

     o provisions of the Sprint bylaws that affect holders of Sprint FT/DT class A stock may not be amended or otherwise affected, including by the adoption of any amendments to the Sprint articles of incorporation, without the affirmative vote of holders of record of a majority of the votes represented by the shares of Sprint FT/DT class A stock then outstanding and

     o before November 23, 2002, the section of the Sprint bylaws that addresses the capital stock committee of the Sprint board of directors may not be amended or otherwise affected, including by the adoption of any provisions to the Sprint articles of incorporation, without the affirmative vote of holders of record of (1) a majority of the votes represented by the shares of Sprint PCS common stock (and any shares of Sprint FT/DT class A stock to the extent they represent an equity interest in the Sprint PCS group) then outstanding, voting together as a single class, and (2) a majority of the votes represented by the shares of Sprint capital stock, voting together as a single class.

   WorldCom

     After the merger, the provisions described above under "--Amendments to Bylaws--MCI WorldCom" will apply to amendments to the WorldCom bylaws, except that the WorldCom articles of incorporation and bylaws will include provisions regarding amending the WorldCom bylaws in a manner affecting the WorldCom capital stock committee that are virtually identical to those relating to the Sprint capital stock committee that are described above under "--Amendments to Bylaws--Sprint".

Action by Written Consent

   MCI WorldCom

     Georgia law provides that any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action, or, if so provided in the articles of incorporation, by persons who would be entitled to vote at a meeting shares having the voting power to cast not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote were present and voted. The action must be evidenced by one or more written consents describing the action taken, signed by shareholders entitled to take action without a meeting.

     The existing MCI WorldCom articles of incorporation do not provide for the consent of a lesser number of shares with respect to an action by written consent. Therefore, action without a shareholders' meeting requires the written consent of all of MCI WorldCom shareholders entitled to vote on the action.

   Sprint

     Kansas law provides that, unless otherwise provided in the articles of incorporation, any action that could be taken by the stockholders at a meeting may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action taken, is signed by all holders of outstanding stock entitled to vote on the action. The Sprint articles of incorporation do not provide otherwise.

   WorldCom

     The provisions regarding the rights of holders of WorldCom capital stock to act by written consent will be identical to those rights of holders of MCI WorldCom capital stock that are described above under "--Action by Written Consent--MCI WorldCom".

Notice of Shareholder Action

   MCI WorldCom

     Under MCI WorldCom's bylaws, in order for a shareholder to nominate a candidate for director, timely notice of the nomination must be given to and received by MCI WorldCom in advance of the meeting. Ordinarily, such notice must be given and received not less than 120 nor more than 150 days before the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from that anniversary date, then such notice must be given by the shareholder and received by MCI WorldCom not earlier than 150 days before the annual meeting and not later than the close of business on the later of the 120th day before the annual meeting or the 10th day following the day on which public announcement of the meeting is first made. In some cases, notice may be delivered and received later if the number of directors to be elected to the MCI WorldCom board of directors is increased. The shareholder submitting the notice of nomination must describe various matters as specified in the bylaws, including the name, age and address of each proposed nominee, his or her occupation, and the class and number of shares held by the nominee. In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to MCI WorldCom's notice of meeting. Nominations for persons for election to the board of directors at a special meeting for which the election of directors is a stated purpose in the notice of meeting may be made by any shareholder who complies with the notice and other requirements of the bylaws. If MCI WorldCom calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if notice from the shareholder is given and received not earlier than 150 days before the special meeting and not later than the close of business on the later of the 120th day before the special meeting or the 10th day following the day on which public announcement of the meeting and/or of the nominees proposed by MCI WorldCom is first made. The notice from the shareholder must also include the same information described above.

     In order for a shareholder to bring other business before an annual meeting, timely notice must be given to and received by MCI WorldCom within the time limits described above. The shareholder's notice must include a description of the proposed business, which must be a proper subject for action by the shareholders, the reasons for conducting such business and other matters specified in the bylaws.

     Proposals of other business may be considered at a special meeting requested in accordance with the bylaws only if the requesting shareholder gives and MCI WorldCom receives a notice containing the same information as required for an annual meeting at the time the meeting is requested.

   Sprint

     The Sprint bylaws require that for nominations for the election of directors, a stockholder must give advance written notice of his or her nominee to Sprint's secretary not less than 50 days nor more than 75 days prior to the stockholders' meeting. If less than 65 days' notice of the stockholders' meeting is given, the stockholder's notice must be received no later than the close of business on the 15th day following the day on which notice of the stockholders' meeting was mailed or made public.

     In addition, for business to be properly brought before a stockholders' meeting, other than a separate meeting of holders of Sprint FT/DT stock, a stockholder must give advance written notice of his or her proposed business to Sprint's secretary not less than 50 days nor more than 75 days prior to the stockholders' meeting. If less than 65 days' notice of the stockholders' meeting is given, the stockholder's notice must be received no later than the close of business on the 15th day following the day on which notice of the stockholders' meeting was mailed or made public.

   WorldCom

     The provisions described above under "--Notice of Shareholder Action--MCI WorldCom" will govern the rights of holders of WorldCom capital stock regarding notice of shareholder action.

Special Meetings of Shareholders

   MCI WorldCom

     Georgia law allows the board of directors or any person authorized in the corporation's articles of incorporation or bylaws to call special meetings of shareholders. Generally, a special meeting may also be called by holders of at least 25% of all votes entitled to be cast on any issue proposed to be considered at the special meeting, or any other percentage as may be provided in the corporation's articles of incorporation or bylaws.

     The MCI WorldCom bylaws provide that a special meeting may be called by the MCI WorldCom board of directors or the President of MCI WorldCom, and shall be called by the President of MCI WorldCom at the request of holders of not less than 40% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. Shareholders requesting a special meeting must describe the purpose or purposes for which the meeting is to be held, which must be a proper subject for action by the shareholders, and provide the same information as would be required for such a proposal at an annual meeting.

   Sprint

     Under Kansas law, a special meeting of stockholders may be called by the board of directors or by other persons authorized to do so by the articles of incorporation or the bylaws. The Sprint bylaws provide that a special meeting of holders of any one or more classes of Sprint capital stock may be called at any time by the chairman, the president or the board of directors, and will be called by the chairman, the president or the secretary upon the written request of holders of a majority of the outstanding shares of stock of such class or classes entitled to vote. Pursuant to Sprint's bylaws, notice of the time, place and purpose of special meetings must be mailed to each stockholder at least 20 days before the date of the special meeting.

   WorldCom

     The provisions described above under "--Special Meetings of Shareholders-- MCI WorldCom" will govern the rights of holders of WorldCom capital stock regarding special meetings.

Limitation of Personal Liability of Directors

   MCI WorldCom

     Georgia law provides that a corporation's articles of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for any action taken, or any failure to take action, as a director. But no provision in the articles of incorporation can eliminate or limit the monetary liability of a director for:

     o  misappropriation of corporate business opportunities

     o acts or omissions which involve intentional misconduct or a knowing violation of law

     o  unlawful distributions or

     o any transaction in which the director receives an improper personal benefit.

The existing MCI WorldCom articles of incorporation limit the personal liability of directors for monetary damages to the fullest extent permissible under Georgia law.

   Sprint

     Kansas law provides that the articles of incorporation may limit or eliminate the personal liability of directors for monetary damages for breach of a fiduciary duty as a director, except for:

     o breaches of the director's duty of loyalty to the corporation or its stockholders

     o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     o  unlawful dividends, stock purchases or redemptions or

     o any transaction from which the director derived an improper personal benefit.

     The Sprint articles of incorporation limit the personal liability of directors for monetary damages to the fullest extent permissible under Kansas law.

   WorldCom

     The provisions described above under "--Limitation of Personal Liability of Directors--MCI WorldCom" will apply to the provisions in the amended WorldCom articles of incorporation regarding limitation of the personal liability of WorldCom's directors.

Indemnification of Directors and Officers

   MCI WorldCom

     Georgia law provides that a Georgia corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if that individual acted in good faith and the individual reasonably believed:

     o in the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation

     o in all other cases, that such conduct was at least not opposed to the best interests of the corporation and

     o in the case of any criminal proceeding, that there was no reasonable cause to believe his or her conduct was unlawful.

A corporation may not indemnify a director under Georgia law:

     o in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standard of conduct above or

     o in connection with any other proceeding with respect to conduct for which the director was adjudged liable on the basis that he or she received an improper personal benefit.

     Before a corporation may indemnify a director under Georgia law, a determination must be made that the director has met the relevant standard of conduct described above. This determination must be made:

     o by the board of directors by the majority vote of a quorum of disinterested directors

     o by the majority vote of a committee consisting of two or more disinterested directors appointed by such a vote

     o by special legal counsel that is selected by a vote of the disinterested directors or a committee thereof in the manner set forth above, or if there are fewer than two disinterested directors, by special legal counsel that is selected by the entire board of directors or

     o by the shareholders, but shares owned by or voted under the control of a director who is not a disinterested director may not vote on the determination.

     Under Georgia law, a disinterested director is a director who is not a party to the proceeding with respect to which indemnification is sought and does not have a relationship with the director seeking indemnification which relationship would reasonably be expected to exert influence on the director's judgment with respect to the determination being made.

In addition, a corporation is authorized under Georgia law to indemnify a director made a party to a proceeding without regard to the limitations above if such indemnification has been authorized by the articles of incorporation or a bylaw, contract or resolution approved by a majority of the shareholders entitled to vote. Shares owned or voted under the control of a director who at the time does not qualify as a disinterested director that would be covered by the authorization may not be voted on the authorization. But the corporation may not authorize indemnification for a director adjudged liable of any of the acts or omissions described above under "--Limitation of Personal Liability of Directors--MCI WorldCom".

Georgia law also provides that, to the extent that a director has been wholly successful on the merits or otherwise in defense of any proceeding, the corporation shall indemnify the director against reasonable expenses incurred in connection with any such proceeding. A corporation may also advance funds to pay for reasonable expenses incurred by a director in defending a proceeding before the final disposition of the proceeding if the director affirms in writing his or her good faith belief that he or she has met the standard of conduct for indemnification and the director undertakes in writing to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification. Georgia law also provides that a corporation has authority to indemnify officers to the same extent as directors. One distinction for officer indemnification, however, is that Georgia law does not require shareholder approval for indemnification of officers without regard to the limitations specified previously for directors, subject in all cases to public policy exceptions described above under "--Limitation of Personal Liability of Directors--MCI WorldCom". A person who is both an officer and a director is treated, for indemnification purposes, as a director.

The existing MCI WorldCom articles of incorporation and bylaws authorize indemnification to the fullest extent permitted by Georgia law, including the additional shareholder approved indemnification provisions described above.

   Sprint

Under Kansas law, a corporation may indemnify a director or officer who is or was a party, or is threatened to be made a party, to any suit or proceeding because the person is or was a director or officer of the corporation against liability incurred in connection with the proceeding if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

A corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court in which the proceeding was brought determines that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

Kansas law provides that any indemnification of a director or officer, unless ordered by a court, is subject to a determination that the director or officer has met the applicable standard of conduct. The determination will be made:

     o by the majority vote of the directors who are not parties to such proceeding, even though less than a quorum

     o if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or

     o  by the stockholders.

     Kansas law also provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of the proceeding, the director or officer must be indemnified against expenses actually and reasonably incurred in connection with any claim. A corporation may also advance payment for expenses incurred by a director or officer defending a proceeding before the final disposition of the proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification.

     The Sprint bylaws provide that (1) Sprint will indemnify its directors and officers to the fullest extent allowed by law and (2) the indemnification and rights granted under the bylaws shall not be deemed exclusive of any other indemnification, rights or limitations of liability under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and that they shall continue although such person has ceased to be a director or officer of Sprint.

   WorldCom

     The provisions described above under "--Indemnification of Directors and Officers--MCI WorldCom" will govern the indemnification of WorldCom's directors and officers.

Dividends

   MCI WorldCom

     Georgia law provides that the board of directors may authorize and the corporation may make any distributions to its shareholders subject to restrictions in the articles of incorporation; provided that no distribution may be made if, after giving it effect:

     o  the corporation would not be able to pay its debts as they become due or

     o the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the shareholders whose preferential rights are superior to those receiving the distribution.

     The right of the MCI WorldCom board of directors to declare dividends on its common stock is subject to the rights of holders of MCI WorldCom preferred stock and the availability of sufficient funds under Georgia law to make distributions to its shareholders.

   Sprint

     Kansas law provides that the board of directors may authorize and pay dividends so long as such dividends come out of the corporation's surplus or, in the case where there is no surplus, from the corporation's net profits from the current or preceding fiscal year. Dividends may not be paid out of net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

     The Sprint articles of incorporation provide that dividends may be declared and paid on Sprint FON common stock, Sprint PCS common stock and Sprint FT/DT class A stock out of the funds of Sprint legally available for this purpose. However, the Sprint tracking stock policies affect Sprint's ability to declare dividends, and the Sprint articles of incorporation also limit Sprint's ability to make share distributions.

   WorldCom

     The rights of holders of WorldCom capital stock regarding dividends will be governed by Georgia law, as described above under "--Dividends--MCI WorldCom", and as described in detail above under "Description of MCI WorldCom Capital Stock--Common Stock--Amended WorldCom Articles of Incorporation--Dividend Rights and Restrictions" and "--Preferred Stock".

Appraisal Rights

   MCI WorldCom

     Georgia law provides that a shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

     o a plan of merger, if (1) approval of the merger by shareholders is required and the shareholder is entitled to vote on the merger or (2) the corporation is a subsidiary that is merged with its parent that owns at least 90% of the outstanding shares of the subsidiary

     o  a share exchange, if the shareholder is entitled to vote on the exchange

     o a sale or exchange of all or substantially all of the assets of a corporation if a shareholder vote is required, except for a sale pursuant to a court order or a sale for cash in which all the proceeds will be distributed to the shareholders within one year after the sale

     o an amendment of the articles of incorporation that materially and adversely affects the rights of a dissenter's shares or

     o any other action taken pursuant to a shareholder vote to the extent that Georgia law, the articles of incorporation, bylaws or a resolution of the board of directors provides that shareholders are entitled to dissent and obtain payment for their shares.

     In no event, however, will a shareholder be entitled to dissenters' rights under Georgia law for shares of any class or series which are listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

     o in the case of a merger or share exchange, shareholders are required to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for cash payments in lieu of fractional shares or

     o the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

   Sprint

     Kansas law provides that a stockholder of a Kansas corporation is generally entitled to demand an appraisal and to obtain payment of the fair value of his or her shares in the event of certain mergers, except that, unless the articles of incorporation otherwise provide, this right to demand an appraisal does not apply to holders of shares of any class or series of stock which are either:

     o listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or

     o  held of record by not less than 2,000 holders.

     In addition, appraisal rights shall not apply to any of the shares of stock of the corporation surviving a merger if the merger did not require approval of the stockholders of that corporation.

     Appraisal rights are available for holders of shares of any class or series of stock of a Kansas corporation if holders are required by the terms of the merger or consolidation agreement to accept in exchange for their stock anything except:

     o stock or stock and cash in lieu of fractional shares of the corporation surviving or resulting from the merger or consolidation

     o stock or stock and cash in lieu of fractional shares of any other corporation which, at the effective time of the merger or consolidation, will be listed on a national securities exchange or held of record by at least 2,000 holders or

     o  a combination of the above.

   WorldCom

     The dissenters' rights of WorldCom shareholders will be governed by Georgia law, as described above under "--Appraisal Rights--MCI WorldCom".

Preemptive Rights

   MCI WorldCom

     Georgia law does not provide for preemptive rights to shareholders to acquire a corporation's unissued stock except with respect to corporations meeting extremely narrow criteria. However, preemptive rights may be expressly granted to the shareholders in a corporation's articles of incorporation. MCI WorldCom does not meet the narrow criteria for which its shareholders are statutorily provided preemptive rights. The existing MCI WorldCom articles of incorporation do not provide for preemptive rights, although they do not prohibit MCI WorldCom from granting, contractually or otherwise, the right to purchase additional securities of MCI WorldCom.

   Sprint

     Kansas law does not provide for preemptive rights to acquire a corporation's unissued stock, but preemptive rights may be provided to stockholders in a corporation's articles of incorporation. While the Sprint articles of incorporation do not provide for preemptive rights, they also do not prohibit Sprint from granting, contractually or otherwise, the right to purchase additional securities of Sprint. As previously discussed, Sprint has granted contractual equity purchase rights to France Telecom, Deutsche Telekom and the cable holders. See "Arrangements with Sprint Stockholders--France Telecom and Deutsche Telekom--Equity Purchase Rights" and "--The Cable Holders--Equity Purchase Rights".

   WorldCom

     The provisions described above under "--Preemptive Rights--MCI WorldCom" will apply to WorldCom and the amended WorldCom articles of incorporation, and the equity purchase rights granted to the cable holders described above under "--Preemptive Rights--Sprint" will be assumed by WorldCom upon completion of the merger.

Special Redemption Provisions

   MCI WorldCom

     The existing MCI WorldCom articles of incorporation contain provisions allowing MCI WorldCom to redeem shares of its capital stock from some foreign shareholders in order to enable it to continue to hold common carrier radio licenses. These provisions are intended to cause MCI WorldCom to remain in compliance with the Communications Act, and related regulations.

     Under these provisions, if the percentage of capital stock owned by foreign shareholders exceeds 20%, or such other percentage as may be specified by the Communications Act and related regulations, MCI WorldCom has the right to redeem the excess shares held by them at a specified amount based on then recent trading prices. After MCI WorldCom determines that any excess shares exist, those excess shares will not be considered outstanding for purposes of determining the vote required on any matter submitted to shareholders of MCI WorldCom. Similarly, those excess shares will not have the right to receive any dividends or other distributions, including distributions in liquidation. The redemption price may be paid in cash, securities or a combination of both. MCI WorldCom may require confirmation of citizenship from any record or beneficial holders of shares, or any transferee, as a condition to registration or transfer of those shares.

   Sprint

     The Sprint articles of incorporation permit the redemption of shares of Sprint series 1 FON common stock, Sprint series 2 FON common stock, Sprint series 1 PCS common stock, Sprint series 2 PCS common stock and, in some cases, Sprint FT/DT stock, held by aliens, as such term is defined in the Communications Act, if necessary to comply with the foreign ownership limitations set forth in section 310 of the Communications Act. The provisions permit Sprint series 1 FON common stock, Sprint series 2 FON common stock, Sprint series 1 PCS common stock, Sprint series 2 PCS common stock and, in some cases, Sprint FT/DT stock to be redeemed at a price equal to the fair market value of the shares, except that the redemption price in respect of shares purchased by any alien within one year of the redemption date would not, unless otherwise determined by the Sprint board of directors, exceed the purchase price paid for those shares by the alien.

     WorldCom

     For a description of the special redemption provisions relating to WorldCom capital stock after the merger, see "Description of MCI WorldCom Capital Stock-- Common Stock--Amended WorldCom Articles of Incorporation--Redemption of Common Stock".

Rights Plans

   MCI WorldCom

     MCI WorldCom has adopted a shareholder rights plan pursuant to a rights agreement with The Bank of New York as rights agent. The following description of the rights agreement is subject in its entirety to the terms and conditions of the existing MCI WorldCom rights agreement.

     Exercisability of Rights. Under the rights agreement, one right, which we refer to as an MCI WorldCom right, attaches to each share of MCI WorldCom common stock outstanding and, when exercisable, entitles the registered holder to purchase from MCI WorldCom two-thirds of one one-thousandth of a share of MCI WorldCom series 3 preferred stock at an initial purchase price of $160, subject to the customary antidilution adjustments.

     The MCI WorldCom rights will not become exercisable until the earlier of:

     o 10 business days following a public announcement that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock

     o 10 business days after MCI WorldCom first determines that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock or

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     o    10 business days following the commencement of, or the announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group becoming the beneficial owner of securities representing 15% or more of the voting power of MCI
          WorldCom voting stock (or such later date as the MCI WorldCom board of directors may determine, but in no event later than the date that any person or group actually becomes such an owner).

     Additionally, at any time a person or a group has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock and MCI WorldCom has registered the securities subject to the MCI WorldCom rights under the Securities Act, the flip-in or flip-over features of the MCI WorldCom rights or, at the discretion of the MCI WorldCom board of directors, the exchange features of the MCI WorldCom rights, may be exercised by any holder, except for such person or group. A summary description of each of these features follows:

     "Flip In" Feature. In the event a person or group becomes the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, each holder of an MCI WorldCom right, except for such person or group, will have the right to acquire, upon exercise of the MCI WorldCom right, instead of two-thirds of one one-thousandth of a share of MCI WorldCom series 3 preferred stock, shares of MCI WorldCom common stock having a value equal to twice the exercise price of the MCI WorldCom right. For example, if we assume that the initial purchase price of $160 is in effect on the date that the flip-in feature of the MCI WorldCom right is exercised, any holder of an MCI WorldCom right, except for the person or group that has become the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, can exercise his or her MCI WorldCom right by paying MCI WorldCom $160 in order to receive from MCI WorldCom shares of common stock having a value equal to $320.

     "Exchange" Feature. At any time after a person or group becomes the beneficial owner of securities representing 15% or more, but less than 50%, of the voting power of the MCI WorldCom voting stock, the MCI WorldCom board of directors may, at its option, exchange all or some of the MCI WorldCom rights, except for those held by such person or group, for MCI WorldCom common stock at an exchange ratio of one share of common stock per MCI WorldCom right, subject to adjustment, and cash instead of fractional shares, if any. Use of this exchange feature means that eligible MCI WorldCom rights holders would not have to pay a purchase price before receiving shares of MCI WorldCom common stock.

     "Flip Over" Feature. In the event MCI WorldCom is acquired in a merger or other business combination transaction or 50% or more of the assets or earning power of MCI WorldCom and its subsidiaries, taken as a whole, are sold, each holder of an MCI WorldCom right, except for a person or group that is the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock, will have the right to receive, upon exercise of the MCI WorldCom right, the number of shares of the acquiring company's capital stock with the greatest voting power having a value equal to twice the exercise price of the MCI WorldCom right.

     Redemption of Rights. At any time before the earlier to occur of:

     o public disclosure that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock or

     o MCI WorldCom's determination that a person or group has become the beneficial owner of securities representing 15% or more of the voting power of the MCI WorldCom voting stock,

MCI WorldCom's board of directors may redeem all of the MCI WorldCom rights at a redemption price of $0.01 per right, subject to adjustment. The right to exercise the MCI WorldCom rights, as described under "--Rights Plan-- Exercisability of Rights", will terminate upon redemption, and at such time, the holders of the MCI WorldCom rights will have the right to receive only the redemption price for each MCI WorldCom right held.

     Amendment of Rights. At any time before a person or group becomes the beneficial owner of securities representing 15% or more of the voting power of MCI WorldCom voting stock, the terms of the existing MCI WorldCom rights agreement may be amended by the MCI WorldCom board of directors without the consent of the holders of the MCI WorldCom rights, including an amendment to lower the 15% threshold to not less than the greater of:

     o any percentage greater than the largest percentage of the voting power of all MCI WorldCom voting stock then known to MCI WorldCom to be beneficially owned by any person or group and

     o    10%.

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

     However, if at any time after a person or group beneficially owns securities representing 15% or more, or such lower percentage as may be amended in the existing MCI WorldCom rights agreement, of the voting power of the MCI WorldCom voting stock, the MCI WorldCom board of directors may not adopt amendments to the existing MCI WorldCom rights agreement that adversely affect the interests of holders of the MCI WorldCom rights. Furthermore, once the MCI WorldCom rights are no longer redeemable, the MCI WorldCom board of directors may not adopt any amendment that would lengthen the time period during which the MCI WorldCom rights are redeemable.

     Termination of Rights. If not previously exercised, the MCI WorldCom rights will expire on September 6, 2001, unless MCI WorldCom earlier redeems or exchanges the MCI WorldCom rights or extends the final expiration date.

     Anti-takeover Effects. The MCI WorldCom rights have anti-takeover effects. Once the MCI WorldCom rights have become exercisable, the MCI WorldCom rights will cause substantial dilution to a person or group that attempts to acquire or merge with MCI WorldCom in most cases. Accordingly, the existence of the MCI WorldCom rights may deter potential acquirors from making a takeover proposal or tender offer. The MCI WorldCom rights should not interfere with any merger or other business combination approved by the MCI WorldCom board of directors since MCI WorldCom may redeem the MCI WorldCom rights as described above and since a transaction approved by the MCI WorldCom board of directors would not cause the MCI WorldCom rights to become exercisable.

     Series 3 Preferred Stock. In connection with the creation of the MCI WorldCom rights, as described above, the MCI WorldCom board of directors has authorized the issuance of 5,000,000 shares of preferred stock as series 3 junior participating preferred stock.

     MCI WorldCom has designed the dividend, liquidation, voting and redemption features of the MCI WorldCom series 3 preferred stock so that the value of two-thirds of one one-thousandth of a share of MCI WorldCom series 3 preferred stock approximates the value of one share of MCI WorldCom common stock. Shares of MCI WorldCom series 3 preferred stock may only be purchased after the MCI WorldCom rights have become exercisable, and each share of the MCI WorldCom series 3 preferred stock:

     o is nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock

     o will have a preferential dividend in an amount equal to the greater of $10.00 or 1,500 times any dividend declared on each share of common stock

     o in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 or 1,500 times the payment made per share of common stock

     o will have 1,500 votes, voting together with the common stock and any other capital stock with general voting rights and

     o in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, will be entitled to receive 1,500 times the amount and type of consideration received per share of common stock.

     The rights of the MCI WorldCom series 3 preferred stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

   Sprint

     Sprint has adopted a rights plan pursuant to a rights agreement with UMB Bank as rights agent. The following description of the Sprint rights plan is subject in its entirety to the terms and conditions of the actual Sprint rights plan.

     Exercisability of Rights. The Sprint rights plan provides for the issuance of one-half of a FON right in connection with each share of any series of Sprint FON common stock and one-half of a PCS right, as adjusted for the two- for-one stock split of Sprint PCS common stock which was effected on February 4, 2000, in connection with each share of any series of Sprint PCS common stock. It also designates rights that are attached to each share of the Sprint FT/DT class A stock.

     The FON and PCS rights detach from the Sprint FON common stock and the Sprint PCS common stock and become exercisable only if, in a transaction not approved by the Sprint board of directors, a person or entity acquires voting securities

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representing 15% or more of Sprint's voting power or announces a tender offer for 15% or more of Sprint's voting power. Once the rights detach and become exercisable, unless subsequently redeemed:

     o each FON right entitles its holder to purchase one one-thousandth of a share of Sprint sixth series junior participating preferred stock for an exercise price of $275, subject to adjustment

     o each PCS right entitles its holder to purchase one one-thousandth of a share of Sprint eighth series junior participating preferred stock for an exercise price of $150, subject to adjustment and

     o each right attached to a share of Sprint FT/DT class A stock entitles its holder to purchase, (1) for an exercise price of $137.50, one-half of one one-thousandth of a share of Sprint sixth series junior participating preferred stock for each share of Sprint FON common stock underlying each share of Sprint FT/DT class A stock, and (2) for an exercise price of $37.50, one-quarter of one one-thousandth of a share of Sprint eighth series junior participating preferred stock for each one-half of a share of Sprint PCS common stock underlying each share of Sprint FT/DT class A stock, subject to adjustment.

     "Flip In" Feature. If a person or group acquires shares representing 15% or more of Sprint's voting power, except in a "qualifying offer", each holder of a FON right and each holder of a PCS right will receive, upon exercise, Sprint FON common stock and Sprint PCS common stock, respectively, having a value equal to two times the then-current exercise price of the FON right or PCS right. In addition, each holder of rights attached to Sprint FT/DT class A stock will receive, upon exercise, both Sprint FON common stock and Sprint PCS common stock each having a value equal to two times the then-current exercise prices of the right for Sprint sixth series junior participating preferred stock and Sprint eighth series junior participating preferred stock, respectively. Once the rights become exercisable, all rights owned by the acquiring person will be null and void. A "qualifying offer" is an offer for outstanding shares of common stock which a majority of the independent directors of Sprint determines to be fair to the stockholders and otherwise in the best interests of Sprint and its stockholders.

     "Exchange" Feature. At any time after any person or group acquires shares representing 15% or more of Sprint's voting power, except in a qualifying offer, and before that person or group acquires 50% of Sprint's voting power, the Sprint board of directors may exchange one-half of a FON right for one share of Sprint FON common stock, one-half of a PCS right for one share of Sprint PCS common stock, and one right that is attached to the Sprint FT/DT class A stock for one share each of Sprint FON common stock and one-half of a share of Sprint PCS common stock.

     "Flip Over" Feature. If Sprint is involved in a merger or other business combination transaction after the rights become exercisable, then each right will entitle its holder to purchase, for the exercise price of the right, a number of the acquiring or surviving corporation's shares of common stock having a market value equal to twice the exercise price of the right. Similarly, if Sprint sells or transfers 50% or more of its assets or earning power after the rights become exercisable, then the exercise price of each right will entitle its holder to purchase, for the right's exercise price, a number of the acquiring company's shares of common stock having a market value equal to two times the exercise price of the right.

     Redemption of Rights. Sprint may redeem the rights for $.01 per right at any time until ten business days following a public announcement that a person or group has acquired shares representing 15% or more of Sprint's voting power or, in the case of France Telecom or Deutsche Telekom, that they have acquired an amount in excess of the shares permitted to be acquired by them under their standstill agreement with Sprint.

     Termination of Rights. If not previously exercised, the terms of the rights will expire on June 25, 2007, unless earlier redeemed by Sprint or unless extended by amending the Sprint rights plan.

   WorldCom

     Amendment of MCI WorldCom Rights Plan. In the merger agreement, MCI WorldCom has agreed to modify the terms of its rights agreement at the completion of the merger in a manner to take into account the creation of WorldCom PCS group common stock.

     Series 8 Preferred Stock. In connection with the amendment of the MCI WorldCom rights agreement, as described above, the WorldCom board of directors will authorize 1,250,000 shares of preferred stock designated as WorldCom series 8 junior participating preferred stock, which will relate to WorldCom rights issued in respect of WorldCom PCS group common stock.

     Shares of WorldCom series 8 preferred stock may only be purchased after the WorldCom rights issued under the WorldCom rights agreement have become exercisable, and each share of WorldCom series 8 preferred stock:

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

     o will be nonredeemable and junior to all other series of preferred stock, unless otherwise provided in the terms of those series of preferred stock

     o will be entitled to a minimum preferential quarterly dividend in an amount equal to the greater of $100 per share and 1,000 times the per share amount of all dividends declared on WorldCom PCS group common stock

     o in the event of liquidation, will entitle its holder to receive a preferred liquidation payment equal to the greater of $1,000 and 1,000 times the payment made to each share of WorldCom PCS group common stock

     o will have 1,000 times the highest number of votes per share of the WorldCom PCS group common stock, voting together with the WorldCom series 1 PCS common stock and

     o in the event of any merger, consolidation or other transaction in which shares of WorldCom PCS group common stock are converted or exchanged, will be entitled to receive 1,000 times the amount received per share of WorldCom PCS group common stock.

     The rights of the holders of WorldCom series 8 preferred stock as to dividends, liquidation and voting will be protected by customary antidilution provisions.

Extraordinary Corporate Transactions

   MCI WorldCom

     Under Georgia law, a sale or other disposition of all or substantially all of the corporation's assets, a merger, a share exchange or a dissolution of the corporation must be adopted by the MCI WorldCom board of directors. In addition, shareholders must approve such transactions by a majority of all votes entitled to be cast thereon, except in limited circumstances. Approval of the shareholders of the surviving corporation in a merger or the acquiring corporation in a share exchange is not required if:

     o the plan of merger or share exchange does not amend in any respect the articles of incorporation

     o each shareholder of the surviving corporation whose shares were outstanding before the merger or share exchange will hold identical shares after the merger or share exchange

     o the number and types of shares outstanding after the merger or share exchange, plus the amount of shares issuable as a result of the merger or share exchange, will not exceed the total number and types of shares of the surviving corporation authorized by its articles of incorporation immediately prior to the merger or share exchange or

     o the corporation owns 90% of each class of outstanding stock of the other corporation, in which case approval of shareholders of either corporation is not required for a merger.

   Sprint

     Under Kansas law, mergers or consolidations and sales or exchanges of all or substantially all of a corporation's assets require approval of the board of directors. In addition, approval by a majority of the outstanding stock of the corporation entitled to vote on the matter is required, except in limited circumstances. Unless required by the articles of incorporation, a vote of the stockholders of a surviving corporation is not required to approve a merger if:

     o the merger agreement does not amend in any respect the articles of incorporation

     o each share of the corporation outstanding immediately prior to the merger remains an identical outstanding share of the surviving corporation after the merger

     o the corporation does not issue shares of common stock in the merger that exceed 20% of its outstanding shares of common stock immediately prior to the merger or

     o the corporation owns 90% of each class of outstanding stock of the other corporation, in which case approval of stockholders of either corporation is not required.

   WorldCom

     The provisions described above under "--Extraordinary Corporate Transactions--MCI WorldCom" will apply with respect to the rights of the holders of WorldCom capital stock to approve the sale or other disposition of all or substantially all of the assets of WorldCom, a merger, a share exchange or a dissolution of WorldCom.

State Anti-Takeover Statutes

   MCI WorldCom

     Business Combination Statute. Georgia law contains a "business combination statute", which allows a domestic corporation to adopt a bylaw that prohibits "business combinations" with "interested shareholders" occurring within five years of the date a person first becomes an interested shareholder, unless special approval of the transaction is obtained. For purposes of this statute, "business combination" includes mergers, sales of 10% or more of the corporation's net assets and qualified issuances of securities, all involving the corporation and any interested shareholder. An "interested shareholder" means a person or entity that is the beneficial owner of 10% or more of the voting power of the corporation's voting stock, or a person or entity that is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the corporation's voting stock.

     Any business combination with an interested shareholder within five years of the date this shareholder first became an interested shareholder is prohibited, unless the interested shareholder obtains approval in one of three ways:

     o prior to the person becoming an interested shareholder, the corporation's board of directors must have approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder

     o the interested shareholder must acquire at least 90% of the corporation's outstanding voting stock, other than shares owned by officers, directors and their affiliates and associates, in the same transaction which resulted in the person becoming an interested shareholder or

     o subsequent to becoming an interested shareholder, the person acquires additional shares resulting in ownership of at least 90% of the outstanding shares, other than shares owned by officers, directors and their affiliates and associates, and obtains the approval of the business combination by the holders of a majority of the shares entitled to vote thereon, excluding the shares beneficially owed by
          (1) the interested shareholder, (2) officers, directors and their affiliates and associates, (3) the corporation's subsidiaries and (4) qualified employee stock plans.

     The business combination restrictions of this statute do not apply if a shareholder:

     o    becomes an interested shareholder inadvertently

     o as soon as practicable divests shares so that the shareholder ceases to be an interested shareholder or

     o would not, at any time within the five-year period immediately prior to a business combination between the corporation and this shareholder, have been an interested shareholder but for the inadvertent acquisition.

     Because MCI WorldCom has not adopted any bylaws to opt in to Georgia's business combination statute, this statute does not apply to MCI WorldCom. Instead, the MCI WorldCom articles contain provisions governing some types of business combinations.

     Fair Price Statute. Georgia law also contains a "fair price statute", which permits a corporation to adopt a bylaw requiring special approval by its board of directors and/or shareholders for "business combinations" unless fair price criteria are met. Generally, for purposes of this statute, "business combinations" include mergers, sales of 10% or more of the corporation's assets out of the ordinary course of business, liquidations, and qualified issuances of securities involving the corporation and any "interested shareholder". An "interested shareholder" has the same meaning as under Georgia's business combination statute.

     To satisfy Georgia's fair price statute, a business combination with an interested shareholder must meet one of three criteria:

     o the transaction must be approved unanimously by the "continuing directors" (which includes directors who served as directors immediately prior to the date the interested shareholder first became an interested shareholder and who are not affiliates or associates of the interested shareholder), provided, that these continuing directors constitute at least three members of the board of directors at the time of this approval

     o the transaction must be recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, excluding shares beneficially owned by the interested shareholder who is or whose affiliate is a party to the business combination or

     o the terms of the transaction must meet statutory fair pricing criteria and certain other tests intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless of when they sell to the interested shareholder.

     Because MCI WorldCom has not adopted any bylaw to opt into Georgia's fair price statute, this statute does not apply to MCI WorldCom.

   WorldCom

     Georgia law contains a business combination statute and a fair price statute. After the merger, because WorldCom will not adopt any bylaws to opt in to either Georgia's business combination statute or fair price statute, these statutes will not apply to WorldCom.

Business Combination Restrictions

   MCI WorldCom

     The existing MCI WorldCom articles of incorporation contain a provision that requires the approval by the holders of at least 70% of the voting power of the outstanding shares of any class of MCI WorldCom capital stock entitled to vote generally in the election of directors, voting as a single voting group, as a condition to consummate a "business transaction", as described below, involving MCI WorldCom and a "related person", as described below, or in which a related person has an interest, unless:

     o the business transaction is approved by at least a majority of MCI WorldCom's "continuing directors", as described below, then serving on the board of directors or, if the votes of those continuing directors would have been insufficient to constitute an act of the board of directors, then the unanimous vote of the continuing directors is sufficient to approve the transaction so long as at least three continuing directors serve on the board of directors at the time of the unanimous vote and

     o    the minimum price and other requirements are met.

     A "business transaction" means:

     o any merger, share exchange or consolidation involving MCI WorldCom or any of its subsidiaries

     o any sale, lease, exchange, transfer or other disposition by MCI WorldCom or any of its subsidiaries of more than 20% of its assets

     o any sale, lease, exchange, transfer or other disposition of more than 20% of the assets of an entity to MCI WorldCom or a subsidiary of MCI WorldCom

     o the issuance, sale, exchange, transfer or other disposition by MCI WorldCom or a subsidiary of MCI WorldCom of any securities of MCI WorldCom or any subsidiary of MCI WorldCom in exchange for cash, securities or other property having an aggregate fair market value of $15 million or more

     o any merger, share exchange or consolidation of MCI WorldCom with any subsidiary of MCI WorldCom in which MCI WorldCom is not the surviving corporation and the charter of the surviving corporation does not contain provisions similar to the business combination restrictions in the existing MCI WorldCom articles of incorporation

     o any recapitalization or reorganization of MCI WorldCom or reclassification of its securities which would have the effect of increasing the voting power of a related person or reducing the number of shares of each class of voting securities outstanding

     o any liquidation, spin off, split off, split up or dissolution of MCI WorldCom or

     o any agreement, contract or other arrangement providing for any of the business transactions described above or having a similar purpose or effect.

     A "related person" generally means a person or entity that, together with its affiliates and associates, beneficially owns 10% or more of MCI WorldCom's outstanding voting stock.

     A "continuing director" means a director of MCI WorldCom who either:

     o    was a member of the board of directors on September 15, 1993 or

     o became a MCI WorldCom director after that date, and whose election, or nomination for election, was approved by at least a majority of the continuing directors then on the board of directors;

provided, that any director who is a related person with an interest in the business transaction to be voted upon, other than a proportionate interest as a MCI WorldCom shareholder, is not considered a continuing director.

   WorldCom

     After the merger, the provisions described above under "--Business Combination Restrictions--MCI WorldCom" will apply to the rights of holders of WorldCom capital stock with regard to the consummation of a "business transaction".

RISK FACTORS RELATING TO THE MERGER

o Sprint FON common stockholders may receive WorldCom group common stock in the merger with an initial value less than $76. If the average trading price of MCI WorldCom common stock used to calculate the FON exchange ratio is less than $41.4350, the FON exchange ratio will be fixed at 1.8342. If this occurs, and the price of MCI WorldCom common stock at the completion of the merger is less than $41.4350, the initial value of the WorldCom group common stock to be received by Sprint FON common stockholders will be less than $76.

      In addition, the price of MCI WorldCom common stock at the completion of the merger could be lower than the average trading price used to determine the FON exchange ratio. Therefore, even if the average trading price used to determine the FON exchange ratio is greater than $41.4350, Sprint FON common stockholders could also receive WorldCom group common stock with an initial value of less than $76.

      The price of MCI WorldCom common stock at the completion of the merger may vary from the respective prices on the date of this Current Report on Form 8-K, the date of the special meetings and the date on which the FON exchange ratio is determined. These variances may be due to a number of factors, including:

     -- changes in the business, operations or prospects of MCI WorldCom or Sprint

     -- market assessments of the likelihood that the merger will be completed and the timing of the completion of the merger

     -- the effect of any conditions or restrictions imposed on or proposed with respect to the combined company by regulatory agencies due to the merger

     --   general market and economic conditions and other factors or

     --   the prospects of post-merger operations.

      In addition, the stock market has experienced significant price and volume fluctuations. These market fluctuations could have a material adverse effect on the market price of the MCI WorldCom common stock before the merger.

o The FON exchange ratio could be significantly different from what it would be if determined before the special meetings. Because the FON exchange ratio will not be determined until the third trading day before the completion of the merger, shareholders must decide whether or not to approve or adopt the merger agreement before knowing the actual FON exchange ratio. Changes in the price of MCI WorldCom common stock between the date of this Current Report on Form 8-K and the completion of the merger may cause the actual FON exchange ratio to differ significantly from the FON exchange ratio that would have existed if it had been calculated on or before the special meetings.

o The fixed PCS exchange ratio may result in Sprint PCS common stockholders receiving WorldCom group common stock in the merger that is worth less at the completion of the merger than on the date of this Current Report on Form 8-K.

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

     Holders of Sprint PCS common stock will receive a fixed fraction of a share of WorldCom group common stock in the merger for each share of Sprint PCS common stock they hold. Any decrease in the price of MCI WorldCom common stock before the completion of the merger will directly reduce the value of the WorldCom group common stock to be received by Sprint PCS common stockholders in the merger. The price of MCI WorldCom common stock at the completion of the merger may be lower than the price on the date of this Current Report on Form 8-K for a number of reasons discussed above in the first risk factor. Many of these reasons are beyond our control.

o The failure to successfully integrate MCI WorldCom and Sprint by managing the significant challenges of that integration may result in WorldCom not achieving the anticipated potential benefits of the merger. MCI WorldCom and Sprint will face significant challenges in consolidating functions, integrating their organizations, procedures, operations and product lines in a timely and efficient manner, and retaining key MCI WorldCom and Sprint personnel. The integration of MCI WorldCom and Sprint will be complex and time-consuming. The consolidation of operations will require substantial attention from management. The diversion of management attention and any difficulties encountered in the transition and integration process could have a material adverse effect on the revenues, level of expenses and operating results of WorldCom.

o The merger is subject to the receipt of consents and approvals from various government entities, which may jeopardize or delay completion of the merger or reduce the anticipated benefits of the merger. Completion of the merger is conditioned upon filings with, and the receipt of required consents, orders, approvals or clearances from various governmental agencies, both foreign and domestic, including the FTC, the Antitrust Division, European antitrust authorities, the Federal Communications Commission and state public utility or service commissions. These consents, orders, approvals and clearances may impose conditions on or require divestitures relating to the divisions, operations or assets of MCI WorldCom or Sprint. Such conditions or divestitures may jeopardize or delay completion of the merger or may reduce the anticipated benefits of the merger. The merger agreement provides that neither MCI WorldCom nor Sprint is required to agree to any such condition or divestiture that individually or in the aggregate would reasonably be expected to materially impair MCI WorldCom's or Sprint's ability to achieve the overall benefits expected to be realized from the completion of the merger.

o Holders of different classes of WorldCom capital stock may have competing interests resulting in one class benefiting over the other. After completion of the merger, potential conflicts of interest may arise between holders of WorldCom group common stock and holders of WorldCom PCS group common stock with respect to, among other things, the payment of dividends, formulation of policies affecting the two business groups, conversion of WorldCom PCS group common stock into WorldCom group common stock, asset dispositions and operational and financial decisions of the WorldCom board of directors. After the merger, each of the members of the WorldCom board of directors is expected to have a greater economic interest in the WorldCom group than in the WorldCom PCS group, and these disproportionate ownership interests could give rise to potential claims of conflicts of interests when directors address decisions having different implications for these different classes.

o Events at one business group could adversely affect the other group and the market price of its securities, because both WorldCom group common stock and WorldCom PCS group common stock will be stock of a single corporation. After the merger, the WorldCom group and the WorldCom PCS group will be part of one legal entity that is responsible for all of the liabilities for both groups. WorldCom group common stock will not represent a direct legal interest in the assets and liabilities of the WorldCom group, and WorldCom PCS group common stock will not represent a direct legal interest in the assets and liabilities of the WorldCom PCS group. Rather, both kinds of shares will be common stock of WorldCom. Holders of the WorldCom group common stock and holders of the WorldCom PCS group common stock will therefore be subject to the risks associated with an investment in WorldCom as a whole. For example, events that adversely affect the results or financial condition of the WorldCom PCS group could have a material adverse effect on the market price of WorldCom group common stock.

o The market price of WorldCom group common stock and WorldCom PCS group common stock may not accurately reflect the performance of these groups. There can be no assurance that WorldCom group common stock or WorldCom PCS group common stock will accurately "track" the performance of a particular business group. As a result, there is a risk that the market may assign values to WorldCom group common stock or WorldCom PCS group common stock that are not based on the reported financial performance of that business group.

o The WorldCom PCS group will likely continue to experience operating losses and negative cash flow from operations. MCI WorldCom expects that, after the merger, the WorldCom PCS group will continue to build its network and expand its customer base, causing it to continue to incur significant operating losses and to generate significant negative cash flow from operating activities for the next 9 to 18 months, which could adversely affect the results and financial condition of

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

     WorldCom as a whole. There can be no assurance that the WorldCom PCS group will achieve or sustain operating profitability or positive cash flow from operating activities in the future.

o The WorldCom PCS group's continuing need for significant capital could adversely affect the earnings and cash flow for the WorldCom PCS group. The operation and expansion of the WorldCom PCS group's network and marketing and distribution efforts will continue to require substantial capital. Substantial additional capital may be required for, among other things:

     -- unforeseen delays or costs, engineering design changes and technological and other risks relating to continued buildout of the PCS network

     --   regulatory changes relating to the requirements for network buildout

     --   PCS licenses or system acquisitions and

     -- system development and acquisition or buildout of additional network capacity required by call volumes in markets already served.

o Future sales of substantial amounts of WorldCom capital stock could adversely affect the market prices of WorldCom capital stock. After the merger, sales of substantial amounts of WorldCom group common stock or WorldCom PCS group common stock in the public market by significant shareholders, or the public perception that these sales might occur, could adversely affect the market prices of these shares and WorldCom's ability to raise capital through public offerings or other sales of its capital stock. After the merger, the holders of shares of WorldCom series 2 common stock and WorldCom series 2 PCS common stock, which we refer to as the "cable holders", will be able to sell these shares freely. In addition, France Telecom and Deutsche Telekom will be permitted, at any time following the merger, to sell their shares of WorldCom PCS group common stock and, after the earlier of 45 days following the completion of the merger and January 31, 2001, to sell their shares of WorldCom group common stock. France Telecom and Deutsche Telekom are required to advise WorldCom in advance regarding any significant sales of WorldCom capital stock before December 31, 2001.

     Based on the number of outstanding shares of Sprint capital stock, MCI WorldCom capital stock, the MCI WorldCom common stock price and an assumed FON exchange ratio of 1.6170, in each case as of the Sprint record date, these investors, based on their current holdings, will own shares representing approximately 7.75% of WorldCom group common stock and approximately 51.37% of WorldCom PCS group common stock. Each of these investors will have registration rights, subject to various conditions, that will permit them to require WorldCom to register for sale any or all of their shares of WorldCom capital stock at any time, subject to various exceptions, and to participate in public offerings of their shares. These registration rights are assignable by these investors to third parties at any time.

     France Telecom and Deutsche Telekom have publicly disclosed that they do not intend to remain long-term investors in Sprint or WorldCom. Tele-Communications, Inc., one of the cable holders, transferred its shares of Sprint series 2 PCS common stock to a trust in connection with its merger with AT&T. Under a settlement agreement with the Department of Justice, the trust is required to divest all of its shares of Sprint series 2 PCS common stock on or before May 2004, and must divest approximately half of its shares by May 2002. There is no limit on the number of shares that may be sold by the trust in any given period. This trust arrangement, together with (1) the transferability after the merger of the shares of WorldCom capital stock held by the cable holders, France Telecom and Deutsche Telekom, (2) the significant registration rights of these investors and (3) the public disclosure by France Telecom and Deutsche Telekom described above, increase the likelihood that sales of substantial amounts of WorldCom group common stock and WorldCom PCS group common stock into the public market will occur or be perceived as likely to occur.

o Tracking stock policies generally may be changed by WorldCom without shareholder approval and any such changes may affect adversely the rights of holders of one or more classes of WorldCom capital stock. The tracking stock policies described in this Current Report on Form 8-K will govern the relationship between the WorldCom group and the WorldCom PCS group and other "tracking stock" matters. Provisions of the tracking stock policies relating to tax matters and provisions regarding the allocation of debt expense may not be modified, suspended or rescinded, nor may additions or exceptions be made to these provisions, before December 31, 2001. The remaining policies may be modified, suspended or rescinded, or additions or exceptions made to them, at any time in the sole discretion of the WorldCom board of directors without approval of the shareholders, although there is no present intention to do so. The WorldCom board of directors may also adopt additional policies depending upon the circumstances. Any determination of the WorldCom board of directors to modify, suspend or rescind these policies, or to make exceptions or adopt additional policies, including any decision that would have different effects on holders of WorldCom group common stock and the WorldCom PCS group common stock, would be made by the WorldCom board of directors in a manner consistent with its fiduciary duties to WorldCom and all of its common shareholders after giving fair consideration to the potentially divergent interests and all other relevant interests of the holders of the separate classes of common stock of WorldCom, including the holders of WorldCom group common stock and the holders of WorldCom PCS group common stock. See "Tracking Stock Matters-- The Tracking Stock Policies and the Capital Stock Committee."

o It is possible that the merger will be taxable to holders of Sprint fifth series preferred stock. The U.S. federal income tax consequences applicable to a holder of Sprint fifth series preferred stock will depend on whether the WorldCom series 5 preferred stock received in the merger by holders of such Sprint preferred stock is classified as stock for U.S. federal income tax purposes. Because of the short period of time between the completion date of the merger and the mandatory redemption date of the WorldCom series 5 preferred stock, MCI WorldCom's counsel cannot render an opinion as to the proper U.S. federal income tax classification of the WorldCom series 5 preferred stock. If the WorldCom series 5 preferred stock is not classified as stock for U.S. federal income tax purposes, the merger will be taxable to holders of Sprint fifth series preferred stock.

o This Current Report on Form 8-K contains forward-looking statements which may differ materially from future results of MCI WorldCom and/or Sprint. The forward-looking statements concerning MCI WorldCom and Sprint within the meaning of the Private Securities Litigation Reform Act of 1995 relate to:

     --   their financial condition

     --   their results of operations

     --   their business plans

     -- their business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing services and products

     --   the plans and objectives of their management

     --   markets for stock of MCI WorldCom and Sprint

     --   the financial and regulatory environment in which they operate

     -- MCI WorldCom's estimated costs to complete or possible future revenues from in-process research and development programs

     --   the likelihood of completion of those programs and

     --   other matters.

                               SPRINT CORPORATION

     THE FOLLOWING INFORMATION WAS PREVIOUSLY REPORTED IN THE SPRINT 10-K (SEC FILE NO. 1-104721) AND/OR THE SPRINT PROXY STATEMENT AND HAS NOT BEEN UPDATED TO REFLECT CHANGES SINCE DECEMBER 31, 1999. TO THE EXTENT THAT ANY OF THE FOLLOWING INFORMATION DIFFERS FROM INFORMATION REPORTED IN THE SPRINT 10-K OR THE SPRINT PROXY STATEMENT, THOSE DOCUMENTS SHALL CONTROL.

     Sprint Corporation, incorporated in 1938 under the laws of Kansas, is mainly a holding company.

     In October 1999, Sprint announced a definitive merger agreement with MCI WorldCom. Under the agreement, each share of Sprint FON stock will be exchanged for $76 of MCI WorldCom common stock, subject to a collar. In addition, each share of Sprint PCS stock will be exchanged for one share of a new WorldCom PCS tracking stock and 0.116025 shares of MCI WorldCom common stock. The terms of the WorldCom PCS tracking stock will be equivalent to those of Sprint's PCS common stock and will track the performance of the company's personal communication services (PCS) business. The merger is subject to the approvals of Sprint and MCI WorldCom shareholders as well as approvals from the Federal Communications Commission (FCC), the Justice Department, various state government bodies and foreign antitrust authorities. The companies anticipate that the merger will close in the second half of 2000.

     In November 1998, Sprint's shareholders approved the formation of the FON Group and the PCS Group and the creation of the FON stock and the PCS stock. In addition, Sprint purchased the remaining ownership interests in Sprint Spectrum Holding Company, L.P. and PhillieCo, L.P. (together, Sprint PCS), other than a minority interest in Cox Communications PCS, L.P. (Cox PCS). Sprint acquired these ownership interests from Tele-Communications, Inc. (TCI), Comcast Corporation and Cox Communications, Inc. (the Cable Partners). In exchange, Sprint issued the Cable Partners special low-vote PCS shares and warrants to acquire additional PCS shares. Sprint also issued the Cable Partners shares of a new class of preferred stock convertible into PCS shares. The purchase of the Cable Partners' interests is referred to as the PCS Restructuring. In the 1999 second quarter, Cox Communications, Inc. exercised a put option requiring Sprint to purchase the remaining 40.8% interest in Cox PCS. Sprint issued additional low vote PCS shares in exchange for this interest.

     Also in November 1998, Sprint reclassified each of its publicly traded common shares into one share of FON stock and 1/2 share of PCS stock. This recapitalization was tax-free to shareholders. Each Class A common share owned by France Telecom S.A. (FT) and Deutsche Telekom AG (DT) was reclassified to represent an equity interest in the FON Group and the PCS Group that entitles FT and DT to one share of FON stock and 1/2 share of PCS stock. These transactions are referred to as the Recapitalization.

     The PCS stock is intended to reflect the performance of Sprint's domestic wireless PCS operations. These operations are referred to as the PCS Group.

     The FON stock is intended to reflect the performance of all of Sprint's other operations. These operations are referred to as the FON Group and include the following:

     o    Core businesses

          o    Long distance division

          o    Local division

          o    Product distribution and directory publishing businesses

     o Activities to develop and deploy Sprint ION(SM), Integrated On-Demand Network

     o    Other strategic ventures.

Characteristics of Tracking Stock

     FON and PCS shareholders are subject to the risks related to all of Sprint's businesses, assets and liabilities. Owning FON or PCS shares does not represent a direct legal interest in the assets and liabilities of the Groups. Rather, shareholders remain invested in Sprint and continue to vote as a single voting class for Board member elections (other than Class A directors elected by FT and DT) and most other company matters.

     The vote per share of the PCS stock is different from the vote of the FON stock. The FON stock has one vote per share. The vote of the PCS stock is based on the market price of a share of PCS stock relative to the market price of a share of FON stock for a period of time prior to the record date for a shareholders meeting. The shares of PCS stock held by the Cable Partners have 1/10 of the vote per share of the publicly traded PCS stock. The shares held by the Cable Partners convert into full voting PCS stock upon sale to the public. For 90 days after the merger, each Cable Partner will have the right to convert all of its shares of WorldCom series 2 PCS common stock and WorldCom series 2 common stock into an equivalent number of shares of WorldCom series 1 PCS common stock and WorldCom common stock, respectively.

     The price of the FON stock may not accurately reflect the performance of the FON Group and the price of the PCS stock may not accurately reflect the performance of the PCS Group. Events affecting the results of one Group could adversely affect the results and stock price of the other Group. Net losses of either Group, and dividends or distributions on, or repurchases of, one stock will reduce Sprint funds legally available for dividends on both stocks. Debt incurred by either Group could affect the credit rating of Sprint as a whole and increase borrowing costs for both Groups.

     Holders of one of the stocks may have different or conflicting interests from the holders of the other stock. For example, conflicts could arise with respect to decisions by the Sprint Board to (1) convert the outstanding shares of PCS stock into shares of FON stock, (2) sell assets of a Group, either to the other Group or to a third party, (3) transfer assets from one Group to the other Group, (4) formulate public policy positions which could have an unequal effect on the interests of the FON Group and the PCS Group, and (5) make operational and financial decisions with respect to one Group that could be considered to be detrimental to the other Group. Material conflicts are addressed in accordance with the Tracking Stock Policies adopted by the

Sprint Board. In addition, the Board has appointed a committee of its members (the Capital Stock Committee) to interpret and oversee the implementation of these policies.

     Transfers of assets from the FON Group to the PCS Group treated as an equity contribution will result in an increase in the intergroup interest of the FON Group in the PCS Group. This interest is similar to the FON Group holding PCS stock. A transfer of funds from the PCS Group to the FON Group would decrease the intergroup interest. An intergroup interest of the PCS Group in the FON Group cannot be created.

SPRINT FON GROUP

GENERAL OVERVIEW OF THE SPRINT FON GROUP

     The main activities of the FON Group include its core businesses, consisting of domestic and international long distance communications, local exchange communications, and product distribution and directory publishing activities. The FON Group also includes results from Sprint ION(SM), and other ventures, including Sprint's investment in EarthLink.

Core Businesses--Long Distance Division

   General

     The FON Group's long distance division (LDD) is the nation's third-largest long distance phone company. LDD operates a nationwide, all-digital long distance communications network that uses fiber-optic and electronic technology. LDD primarily provides domestic and international voice, video and data communications services. It consists mainly of Sprint Communications Company L.P. (the Limited Partnership).

     LDD's financial performance for 1999, 1998 and 1997 is summarized as follows:

                           1999             1998              1997
                           ----             ----              ----
                                    (millions)

Net operating revenues     $10,567          $9,658            $8,684
                           -------          ------            ------

Operating income (/1/)     $1,634           $1,367            $1,025
                           ------           ------            ------

     (/1/)  Includes nonrecurring litigation charges of $20 million in 1997.

   Competition

     The division competes with AT&T, MCI WorldCom and other telecommunications providers in all segments of the long distance communications market. AT&T continues to have the largest market share of the domestic long distance communications market. The Regional Bell Operating Companies (RBOCS) are beginning to obtain authorization to provide in-region long distance service, which is expected to heighten competition. Competition in long distance is based on price and pricing plans, the types of services offered, customer service, and communications quality, reliability and availability.

   Strategy

     In order to achieve profitable market share growth in an increasingly competitive long distance communications environment, LDD intends to leverage its principal strategic assets: its national brand, innovative marketing and pricing plans, its reputation for superior customer service, its state-of-the-art technology, and offerings available from other FON Group operating entities and the PCS Group. LDD will focus on expanding its presence in the high-growth data communications markets and intends to become the provider of choice for delivery of end-to-end service to companies with complex distributed computing environments. The FON Group continues to deploy network and systems infrastructure which provides reliability, cost effectiveness and technological improvements. In order to create integrated product offerings for its customers, the FON Group is solidifying the linkage of its long distance division with Sprint's other operations such as the local division and the PCS Group. The long distance division is also entering local markets of the RBOCS through resale and unbundled network element (UNE) offerings of the RBOCS. These local products will be primarily marketed in connection with long distance products to customers who desire a single voice service provider but do not need advanced services. The long distance division also supports Sprint ION(SM) activities.

Core Businesses--Local Division

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

   General

     The local division (LTD) consists of regulated local phone companies serving more than 8 million access lines in 18 states. LTD provides local phone services, access by phone customers and other carriers to LTD's local network, sales of telecommunications equipment, and long distance services within certain regional calling areas, or LATAs.

     LTD's financial performance for 1999, 1998 and 1997 is summarized as follows:

                                    1999             1998              1997
                                    ----             ----              ----
                                         (millions)

Net operating revenues (/1/)        $5,650           $5,372            $5,294
                                    ------           ------            ------

Operating income                    $1,500           $1,407            $1,392
                                    ------           ------            ------

     (/1/)Beginning in July 1997, Sprint changed its transfer pricing for certain transactions between FON Group entities to more accurately reflect market pricing.

     AT&T is LTD's largest customer for network access services. The division's net operating revenues from services (mainly network access services) provided to AT&T were 11% in 1999 and 13% in 1998 and 1997. Revenues from AT&T were 4% of the FON Group's revenues in 1999 and 5% in 1998 and 1997.

   Competition

     Because LTD operations are largely in secondary and tertiary markets, competition in its markets is occurring more gradually. There is already some competition in urban areas served by LTD and for business customers located in all areas. There continues to be significant competition for intraLATA toll. The merger of AT&T and TCI may accelerate competition in the areas served by LTD by enabling AT&T to bypass the local phone company and reach local customers through the cable of TCI. In addition, wireless services will continue to grow as an alternative to wireline services as a means of reaching local customers.

   Strategy

     To continue to build on its successful track record, LTD has embarked on a growth strategy whereby it will aggressively market Sprint's entire product portfolio to its local customers as well as its core product line of advanced network features and data products. LTD also supports the FON Group's initiatives with Sprint ION(SM). See "Sprint 10N--Strategy" for more details.

Core Businesses--Product Distribution and Directory Publishing Businesses

     The product distribution business provides wholesale distribution services of telecommunications products. The directory publishing business publishes and markets white and yellow page phone directories.

     The financial performance for the product distribution and directory publishing businesses for 1999, 1998 and 1997 is summarized as follows:

                                    1999             1998              1997
                                    ----             ----              ----
                                         (millions)

Net operating revenues(/1/)         $1,731           $1,683            $1,454
                                    ------           ------            ------

Operating income(/1/)               $242             $231              $179
                                    ----             ----              ----

       (/1/)Beginning in July 1997, Sprint changed its transfer pricing for certain transactions between FON Group entities to more accurately reflect market pricing.

SPRINT ION(SM)

     Sprint is developing and deploying new integrated communications services, referred to as Sprint ION. Sprint ION extends Sprint's existing network capabilities to the customer and enables Sprint to provide the network infrastructure to meet customers'

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

demands for advanced services including integrated voice, data, Internet and video. It is also expected to be the foundation for Sprint to provide advanced services in the competitive local service market. Sprint will use various advanced services last mile technologies including dedicated access, Digital Subscriber Line (xDSL), and Multipoint Multichannel Distribution Services
(MMDS).

     The financial performance for Sprint ION for 1999, 1998 and 1997 is summarized as follows:

                                    1999    1998     1997
                                    ----    ----     ----
                                    (millions)

Net operating expenses              $358    $143     $5
                                    ----    ----     --

Strategy

     This integrated services capability is expected to generate increased demand for Sprint's products and services, and at the same time reduce the costs to provide those services.

     Sprint ION intends to rely largely on the long distance division's transmission infrastructure, Sprint's MMDS capabilities and, to a lesser extent, on the transmission infrastructure of the local division. Sprint will evaluate whether facilities should be built, leased or acquired where they currently do not exist. Because a great amount of future investment will be related to specific customer contracts, Sprint expects to manage its investment in Sprint ION consistent with customer demand.

Other Ventures

     The "other ventures" segment includes the operating results of the cable TV service operations of the broadband fixed wireless companies after their 1999 acquisition dates.

     This segment also includes the FON Group's investments in EarthLink, Inc., an Internet service provider; Call-Net, a long distance provider in Canada operating under the Sprint brand name; and certain other telecommunications investments and ventures. All of the investments and ventures are accounted for on the equity basis.

     The financial performance of the operations of other ventures for 1999, 1998 and 1997 is summarized as follows:

                                    1999    1998     1997
                                    ----    ----     ----
                                    (millions)

Net operating revenues              $20     $--      $--
                                    ---     ---      ---

Operating expenses                  $68      $40      $84
                                    ---      ---      ---

Operating loss                      $(48)   $(40)    $(84)
                                    -----   -----    -----

Equity in losses of affiliates      $(89)    $(51)    $(10)
                                    -----    -----    -----

     Operating expenses in 1998 and 1997 mainly relate to the FON Group's offering of Internet services. In June 1998, the FON Group completed the strategic alliance to combine its Internet business with EarthLink. As part of the alliance, EarthLink obtained the FON Group's Sprint Internet Passport customers and took over the day-to-day operations of those services. In exchange, the FON Group acquired an equity interest in EarthLink.

     This segment previously included the FON Group's investment in Global One. In January 2000, Sprint reached a definitive agreement with FT and DT to sell its interest in Global One. The sale was completed in February 2000. Sprint's equity share of the results of Global One has been reported as a discontinued operation in Sprint's earnings for all periods presented.

SPRINT PCS GROUP

General Overview of the Sprint PCS Group

     The PCS Group includes Sprint's domestic wireless PCS operations. It operates a 100% digital PCS wireless network in the United States, with licenses to provide service nationwide using a single frequency and a single technology. At year-end 1999, the PCS Group, together with affiliates, operated PCS systems in over 360 metropolitan markets, including the 50 largest U.S.

metropolitan areas. The PCS Group has licenses to serve more than 270 million people in all 50 states, Puerto Rico and the U.S. Virgin Islands. The PCS Group's service, including affiliates, now reaches nearly 190 million people. The PCS Group provides nationwide service through:

     o    operating its own digital network in major U.S. metropolitan areas,

     o affiliating with other companies, mainly in and around smaller U.S. metropolitan areas,

     o roaming on other providers' analog cellular networks using dual-band/dual-mode handsets, and

     o roaming on other providers' digital PCS networks that use code division multiple access (CDMA).

     The financial performance for the PCS Group for 1999, 1998 and 1997 is summarized as follows:

                                          1999         1998         1997
                                          ----         ----         ----
                                                    (millions)

Net operating revenues (/1/)             $ 3,180      $ 1,225          $--
                                         -------      -------      -------

Operating loss (/1/),(/2/)               $(3,237)     $(2,570)     $   (19)
                                         -------      -------      -------

Other partners' loss in Sprint PCS           $--      $ 1,251          $--
                                         -------      -------      -------

Equity in loss of Sprint PCS                 $--          $--      $  (660)
                                         -------      -------      -------

       (/1/)The PCS Group's 1998 results of operations included SprintCom's operating results as well as Sprint PCS' operating results on a consolidated basis for the entire year. Before 1998, Sprint's investment in Sprint PCS was accounted for using the equity method.

       (/2/)Includes a nonrecurring charge to write-off $179 million of acquired in- process research and development costs related to the PCS Restructuring in 1998.

License Coverage

     The PCS Group holds licenses covering 276 million Pops (one person residing in a license area equals one Pop).

Competition

     Each of the markets in which the PCS Group competes is served by other two-way wireless service providers, including cellular and PCS operators and resellers. A majority of the markets will have five or more commercial mobile radio service (CMRS) providers and each of the top 50 metropolitan markets have at least one other PCS competitor in addition to two cellular incumbents. Many of these competitors have been operating for a number of years and currently service a significant subscriber base.

Strategy

     The business objective of the PCS Group is to expand network coverage and increase market penetration by aggressively marketing competitively priced PCS products and services under the Sprint and Sprint PCS brand names, offering enhanced services and seeking to provide superior customer service. The principal elements of the PCS Group's strategy for achieving these goals are:

     o    Operating a nationwide digital wireless network

     o    Leveraging Sprint's national brand

     o    Utilizing state-of-the-art CDMA technology

     o    Delivering superior value to its customers

     o    Growing customer base using multiple distribution channels

     o    Continuing to expand coverage

REGULATORY DEVELOPMENTS

Sprint FON Group

   Competitive Local Service

     The Telecommunications Act of 1996 (Telecom Act) was designed to promote competition in all aspects of telecommunications. It eliminated legal and regulatory barriers to entry into local phone markets. It also required incumbent local phone companies, among other things, to allow local resale at wholesale rates, negotiate interconnection agreements, provide nondiscriminatory access to unbundled network elements and allow collocation of interconnection equipment by competitors. Sprint has obtained interconnection and collocation agreements with a number of incumbent local telephone carriers, and is rolling out Sprint ION in cities across the nation.

     Sprint is also rolling out resold and UNE based local services obtained from other local phone companies under the Telecom Act. This rollout of local services obtained from other local phone companies will occur in major areas across the nation not served by the LTD.

     In January 1999, the Supreme Court affirmed the FCC's authority to establish rules and prices relating to interconnection and unbundling of the incumbent local phone companies' networks. The FCC subsequently reaffirmed in large part the list of network elements incumbents are required to provide on an unbundled basis, and strengthened collocation requirements. It also took steps to speed the deployment of advanced technologies such as xDSL.

   RBOC Long Distance Entry

     The Telecom Act also allows RBOCs to provide in-region long distance service once they obtain state certification of compliance with a competitive "checklist," have a facilities-based competitor, and obtain a FCC ruling that the provision of in-region long distance service is in the public interest. One RBOC, Bell Atlantic, obtained FCC authorization to provide in-region long distance service in New York in December 1999; RBOCs may gain such authorization in the near future in other states. The entry of the RBOCs into the long distance market will impact competition, but the extent of the impact will depend upon factors such as the RBOCs' competitive ability, the appeal of the RBOC brand to different market segments, and the response of competitors. Some of the impact on Sprint may be offset by wholesale revenues from those RBOCs which choose to resell Sprint services.

   Customer Service Slamming

     The Telecom Act also established liability for the unauthorized switch of a consumer's telephone service from one carrier to another (slamming). In late 1998, the FCC adopted new rules intended to prevent slamming and to compensate victims of slamming; these rules were stayed by the Court of Appeals, and the FCC is currently considering an industry proposal that would streamline the process for adjudicating alleged slams.

   Mergers

     As a result of increasing competitive pressures, a number of carriers have combined or proposed to combine. Sprint and MCI WorldCom filed a merger application with the FCC (November 1999) and with the European Commission (January 2000); Sprint and MCI WorldCom are also continuing to provide the Department of Justice with information supporting the proposed merger. SBC completed its merger with Ameritech in 1999; the Bell Atlantic-GTE proposed merger remains pending before the FCC. In 1999, AT&T completed its merger with TCI, and announced its pending merger with MediaOne. AT&T is expected to use its newly acquired cable facilities to provide competitive local telephone services.

   Universal Services Requirements

     The FCC continued to address issues related to Universal Service and access charge reform. It increased the amount of money available to schools and libraries under the "e-rate" program; adopted a computer model designed to calculate "high cost" universal service subsidies (and to replace high cost subsidies implicit in interstate access charges with explicit contributions); and continued to shift certain non-traffic sensitive costs from usage-sensitive to flat-rated access charges. Sprint's long distance and local divisions both benefit from cost-based access charges. In addition, the shift in costs from usage-sensitive to flat-rated access charges has contributed to sharp decreases in long distance usage rate charges.

     The FCC and many states have established "universal service" programs to ensure affordable, quality local telecommunications services for all Americans. The FON Group's assessment to fund these programs is typically a percentage of end- user revenues. The FON Group's 1999 results contained assessments for 1999. Currently, management cannot predict the extent of the FON Group's future federal and state universal service assessments, or its ability to recover its contributions from the universal service fund.

   Communications Assistance for Law Enforcement Act

     The Communications Assistance for Law Enforcement Act (CALEA) was enacted in 1994 to preserve electronic surveillance capabilities authorized by federal and state law. CALEA requires local telecommunications companies to meet certain "assistance capability requirements" by the end of June 2000 where circuit-switching is used and by September 2001 where packet-switching is used. Where circuit-switched technology was installed before 1995, reimbursement for hardware and software upgrades to facilitate CALEA compliance was authorized. The U.S. Department of Justice has published guidelines concerning what is required for it to support, at the FCC, petitions for extension of the CALEA enforcement deadlines. LTD uses circuit-switching for the bulk of its traffic and most LTD switches were installed before 1995 and qualify for reimbursement if upgrades are required by the Justice Department. Sprint ION uses packet switching for its local operations. In the case of Sprint ION, CALEA compliance capabilities are not currently available from equipment and software vendors involved in Sprint ION's deployment. Sprint believes it will be in compliance with CALEA by the appropriate deadlines for local circuit-switched equipment. Sprint ION will apply for an extension for the local packet-based services to allow for development of required hardware and software.

Sprint PCS Group

     The FCC sets rules, regulations and policies to, among other things:

     o    grant licenses for PCS frequencies and license renewals,

     o    rule on assignments and transfers of control of PCS licenses,

     o govern the interconnection of PCS networks with other wireless and wireline carriers,

     o    establish access and universal service funding provisions,

     o impose fines and forfeitures for violations of any of the FCC's rules, and

     o    regulate the technical standards of PCS networks.

     The FCC currently prohibits a single entity from having a combined attributable interest (20% or greater interest in any license) in broadband PCS, cellular and specialized mobile radio licenses totaling more than 45 megahertz
(MHz) in any geographic area except that in rural service areas no licensee may have an attributable interest in more than 55 MHz of commercial mobile radio service (CMRS) spectrum.

   PCS License Transfers and Assignments

     The FCC must approve any substantial changes in ownership or control of a PCS license. Noncontrolling interests in an entity that holds a PCS license or operates PCS networks generally may be bought or sold without prior FCC approval. In addition, a recent FCC order requires only post-consummation notification of certain pro forma assignments or transfers of control.

   PCS License Conditions

     All PCS licenses are granted for 10-year terms if the FCC's buildout requirements are followed. Based on those requirements, all 30 MHz broadband major trading area licensees must build networks offering coverage to 1/3 of the population within five years and 2/3 within 10 years. All 10 MHz broadband PCS licensees must build networks offering coverage to at least 1/4 of the population within five years or make a showing of "substantial service" within that five-year period. Licenses may be revoked if the rules are violated.

     PCS licenses may be renewed for additional 10-year terms. Renewal applications are not subject to auctions. However, third parties may oppose renewal applications and/or file competing applications.

   Other FCC Requirements

     Broadband PCS providers cannot unreasonably restrict or prohibit other companies from reselling their services. They also cannot unreasonably discriminate against resellers. CMRS resale obligations will expire in 2002.

     Local phone companies must program their networks to allow customers to change service providers without changing phone numbers. This is referred to as service provider number portability. CMRS providers are currently required to deliver calls from their networks to ported numbers anywhere in the country. By November 24, 2002, CMRS providers must be able to offer their own customers number portability in their switches in the 100 largest metropolitan areas. They must also be able to support nationwide roaming.

     Broadband PCS and other CMRS providers may provide wireless local loop and other fixed services that would directly compete with the wireline services of local phone companies. Broadband PCS and other CMRS providers must implement enhanced emergency 911 capabilities to be completed in phases by October 2001.

   Communications Assistance for Law Enforcement Act

     CALEA was enacted in 1994 to preserve electronic surveillance capabilities authorized by federal and state law. CALEA requires telecommunications carriers to meet certain "assistance capability requirements" by the end of June 2000. In 1997, telecommunications industry standard-setting organizations agreed to a joint standard to implement CALEA's capability requirements. The PCS Group believes it will be in compliance with CALEA requirements.

   Other Federal Regulations

     Wireless systems must comply with certain FCC and Federal Aviation Administration regulations about the siting, lighting and construction of transmitter towers and antennas. In addition, certain FCC environmental regulations may cause certain cell site locations to come under National Environmental Policy Act (NEPA) regulation. NEPA requires carriers to meet certain land use and radio frequency standards.

   Universal Service Requirements

     The FCC and many states have established "universal service" programs to ensure affordable, quality telecommunications services for all Americans. The PCS Group's "contribution" to these programs is typically a percentage of end-user revenues. The PCS Group's 1999 results contained assessments for 1999. Currently, management cannot predict the extent of the PCS Group's future federal and state universal service assessments, or its ability to recover its contributions from the universal service fund.

   Environmental Compliance

     Sprint's environmental compliance and remediation expenditures mainly result from the operation of standby power generators for its telecommunications equipment. The expenditures arise in connection with standards compliance, permits or occasional remediation, which are usually related to generators, batteries or fuel storage. Sprint has been identified as a potentially responsible party at a site relating to discontinued power generation operations. Sprint's environmental compliance and remediation expenditures have not been material to its financial statements or to its operations and are not expected to have any future material adverse effects on the FON Group or the PCS Group.

PATENTS, TRADEMARKS AND LICENSES

     Sprint owns numerous patents, patent applications, service marks and trademarks in the United States and other countries. Sprint expects to apply for and develop trademarks, service marks and patents for the benefit of the Groups in the ordinary course of business. Sprint is a registered trademark of Sprint and Sprint PCS is a registered service mark of Sprint. Sprint is also licensed under domestic and foreign patents and trademarks owned by others. In total, these patents, patent applications, trademarks, service marks and licenses are of material importance to the business. Generally, Sprint's trademarks, trademark licenses and service marks have no limitation on duration; Sprint's patents and licensed patents have remaining lives generally ranging from one to 17 years.

     Pursuant to certain of the PCS Group's third party supplier contracts, the PCS Group has certain rights to use third party supplier trademarks in connection with the buildout, marketing and operation of its network.

EMPLOYEE RELATIONS

     At year-end 1999, Sprint had approximately 77,600 employees. Approximately 10,600 FON Group employees were represented by unions. During 1999, Sprint had no material work stoppages caused by labor controversies.

PROPERTIES

     Sprint's gross property, plant and equipment totaled $37.1 billion at year-end 1999, of which $15.8 billion relates to the FON Group's local communications services, $9.8 billion relates to the FON Group's long distance communications services, $9.4 billion relates to the PCS Group's PCS wireless services and the remainder relates to the FON Group's product distribution and directory publishing businesses' properties, Sprint ION properties and general support assets.

     The FON Group's gross property, plant and equipment totaled $27.7 billion at year-end 1999. These properties mainly consist of land, buildings, digital fiber-optic network, switching equipment, microwave radio and cable and wire facilities. Sprint leases certain switching equipment and several general office facilities. The LDD has been granted easements, rights-of-way and rights-of-occupancy, mainly by railroads and other private landowners, for its fiber-optic network.

     The product distribution and directory publishing businesses' properties mainly consist of office and warehouse facilities to support the business units in the distribution of telecommunications products and publication of telephone directories.

     The PCS Group's properties consist of leased and owned office space for its corporate operations, network monitoring personnel, customer care centers and retail stores. The PCS Group leases space for base station towers and switch sites for its PCS network. At year-end 1999, the PCS Group had under lease (or options to lease) approximately 14,400 cell sites.

     Sprint owns its corporate headquarters building and is in the process of building a $1 billion corporate campus in the greater Kansas City metropolitan area.

     Gross property, plant and equipment totaling $14.3 billion for the FON Group is either pledged as security for first mortgage bonds and certain notes or is restricted for use as mortgaged property.

LEGAL PROCEEDINGS

     Eight purported class action suits were filed by shareholders in connection with the proposed merger of Sprint into MCI WorldCom. The suits allege that Sprint's directors breached their fiduciary duties, and certain other duties, to shareholders by entering into the merger agreement with MCI WorldCom and seek various relief, including injunction of the merger, requiring Sprint to conduct an auction for the sale of the company and awarding compensatory damages and costs. Six lawsuits were filed in Johnson County, Kansas District Court and two lawsuits were filed in the Supreme Court of New York. The six lawsuits filed in Kansas were dismissed without prejudice in February 2000. Plaintiffs in the remaining two cases have agreed to dismissal and the documents necessary to dismiss those cases have been filed with the court. The dismissal will become final following a court hearing.

     The PCS Group has been involved in legal proceedings in various states concerning the suspension of the processing or approval of permits for wireless telecommunications towers, the denial of applications for permits and other issues arising in connection with tower siting. There can be no assurance that such litigation and similar actions taken by others seeking to block the construction of individual cell sites of the PCS Group's network will not, in the aggregate, significantly delay expansion of the PCS Group's network coverage.

     Sprint is involved in various other legal proceedings incidental to the conduct of its business. While it is not possible to determine the ultimate disposition of each of these proceedings, Sprint believes that the outcome of such proceedings, individually or in the aggregate, will not have a material adverse effect on Sprint's, the FON Group's or the PCS Group's financial conditions or results of operations.

EXECUTIVE OFFICERS OF SPRINT

Office                                                         Name                              Age
------                                                         ----                              ---
Chairman and Chief Executive Officer                           William T. Esrey (/1/)            60
President and Chief Operating Officer                          Ronald T. LeMay (/2/)             54
President--Local Telecommunications Division                   Michael B. Fuller (/3/)           55
President--Sprint PCS                                          Andrew J. Sukawaty (/4/)          44
President--Sprint International                                John E. Berndt (/5/)              59
President--National Integrated Services and
Sprint Business                                                Kevin E. Brauer (/6/)             49
Executive Vice President--General Counsel and
External Affairs                                               J. Richard Devlin (/7/)           49
Executive Vice President--Chief Financial Officer              Arthur B. Krause (/8/)            58
Senior Vice President and Treasurer                            Gene M. Betts (/9/)               47
Senior Vice President--One Sprint Strategic
Development                                                    Arthur A. Kurtze (/10/)           55
Senior Vice President--Federal External Affairs                Vonya B. McCann (/11/)            45
Senior Vice President and Controller                           John P. Meyer (/12/)              49
Senior Vice President--Strategic Planning and
Corporate Development                                          Theodore H. Schell (/13/)
                                                               55
Senior Vice President--Human Resources                         I. Benjamin Watson (/14/)
                                                               51
Senior Vice President--Consumer Market Strategy
and Communications                                             Thomas E. Weigman (/15/)          52
Vice President--Secretary                                      Don A. Jensen (/16/)              64

     (/1/)Mr. Esrey was elected Chairman in 1990. He was elected Chief Executive Officer and a member of the Board of Directors in 1985.

     (/2/)Mr. LeMay was first elected President and Chief Operating Officer in 1996. From July 1997 to October 1997, he served as Chairman and Chief Executive Officer of Waste Management, Inc., a provider of comprehensive waste management services. He was re-elected President and Chief Operating Officer of Sprint effective October 1997. From 1995 to 1996 Mr. LeMay served as Vice Chairman of Sprint. He also served as Chief Executive Officer of Sprint Spectrum Holding Company from 1995 to 1996. From 1989 to 1995, he served as President and Chief Operating Officer--Long Distance Division. Mr. LeMay served on Sprint's Board of Directors from 1993 until he went to work for Waste Management, Inc. He was re-elected to Sprint's Board of Directors in December 1997.

     (/3/)Mr. Fuller was elected President--Local Telecommunications Division in 1996. From 1990 to 1996, he served as President of United Telephone-- Midwest Group, an operating group of subsidiaries of Sprint.

     (/4/)Mr. Sukawaty was elected President--Sprint PCS in 1998. He was appointed Chief Executive Officer of Sprint Spectrum Holding Company in September 1996. Prior to joining Sprint Spectrum Holding Company, Mr. Sukawaty was Chief Executive Officer of NTL, the British diversified broadcast transmission and communications company, since 1994.

     (/5/)Mr. Berndt was elected President--Sprint International in 1998. Before that, Mr. Berndt was President of Fluor Daniel Telecommunications since January 1997. He was President--Multimedia Ventures and Technologies for AT&T and Lucent Technologies from 1995 to 1996. From 1993 to 1995, Mr. Berndt was President of New Business Development for AT&T.

     (/6/)Mr. Brauer became President--National Integrated Services and Sprint Business in July 1999. He had served as President--National Integrated Services since 1997. From 1994 to 1997, he was President of Sprint Business.

     (/7/)Mr. Devlin was elected Executive Vice President--General Counsel and External Affairs in 1989.

     (/8/)Mr. Krause was elected Executive Vice President--Chief Financial Officer in 1988.

     (/9/)Mr. Betts was elected Senior Vice President in 1990. He was elected Treasurer in December 1998.

     (/10/)Mr. Kurtze was appointed Senior Vice President--One Sprint Strategic Development in February 1999. He had served as Chief Operating Officer of Sprint Spectrum Holding Company since 1995. Prior to joining Sprint Spectrum Holding Company, Mr. Kurtze was Senior Vice President--Operations for Sprint's Local Division since 1993.

     (/11/)Ms. McCann was elected Senior Vice President--Federal External Affairs in October 1999. Prior to joining Sprint, Ms. McCann served in the U.S. Department of State as Ambassador and Deputy Assistant Secretary for International

     Communications and Information Policy since 1994. Ms. McCann also served as Principal Deputy Assistant Secretary of State for Economic and Business Affairs since 1997.

     (/12/)Mr. Meyer was elected Senior Vice President--Controller in 1993.

     (/13/)Mr. Schell was elected Senior Vice President--Strategic Planning and Corporate Development in 1990.

     (/14/)Mr. Watson was elected Senior Vice President--Human Resources in
     1993.

     (/15/)Mr. Weigman was appointed Senior Vice President--Consumer Market Strategy and Communications in February 1999. He had served as President--Consumer Services Group of Sprint's Long Distance Division since 1995. From 1993 to 1995, he served as President--Multimedia/Strategic Services of the Long Distance Division.

     (/16/)Mr. Jensen was elected Vice President--Secretary in 1975.

     There are no known family relationships between any of the persons named above or between any of these persons and any outside directors of Sprint. Officers are elected annually.

EXECUTIVE COMPENSATION

     The following was previously reported in, and accordingly is derived from, Sprint's Current Reports on Form 8-K.

The Sprint Employee Stock Purchase Plan (the "Sprint ESSP")

   Summary of the Sprint ESSP

     The following is a discussion of the Sprint employees stock purchase plan and the proposed amendments to the plan to be submitted for stockholder approval at the Sprint special meeting.

     In 1988, Sprint stockholders approved the Sprint ESPP. In 1994 and 1998, Sprint stockholders approved amendments to the Sprint ESPP increasing the number of shares of Sprint common stock reserved for issuance under the plan and making others changes to the plan. Since the November 1998 Sprint PCS restructuring, both Sprint FON common stock and Sprint PCS common stock have been issued under the Sprint ESPP.

     At its meeting on December 14, 1999, the Sprint board of directors approved amendments making various changes to the Sprint ESPP and increasing the number of shares authorized for issuance under the plan. The Sprint board of directors recommended that the Sprint ESPP, as so amended, be submitted to Sprint stockholders at the Sprint special meeting for their approval. If approved by Sprint stockholders, the amended Sprint ESPP will be effective for the 2000 offering and any subsequent offerings, although the plan will terminate upon the merger of Sprint into MCI WorldCom.

     On December 14, 1999, the Sprint board of directors authorized a two-for-one stock split of its Sprint PCS common stock in the form of a stock dividend which was distributed on February 4, 2000. All Sprint PCS group common shares and options have been retroactively restated to reflect this stock split. Under the Sprint ESPP, the Sprint board of directors is authorized to offer to all eligible employees of Sprint and its subsidiaries the right to elect to purchase shares of Sprint FON common stock or Sprint PCS common stock at the prices set forth in the next paragraph. The plan allows participants to allocate a percentage of compensation to be used to purchase shares of Sprint FON common stock, Sprint PCS common stock, or both. More specifically, participants may choose to purchase 100% Sprint FON common stock or 100% Sprint PCS common stock, or any combination of Sprint FON common stock and Sprint PCS common stock in 10% increments totaling 100%.

     The price of shares purchased under each offering will be 85% of the average market price of Sprint FON common stock or Sprint PCS common stock on the date of grant or the date of exercise of the option, whichever is lower. Average market price is defined by the Sprint ESPP as the average of the high and low prices for composite transactions as published by major newspapers.

     The maximum number of shares which any employee may purchase in an offering is limited by the fact that the value of the stock to be purchased may not accrue at a rate which exceeds $25,000 in any calendar year. For example, if the market prices on the grant date are $69 for Sprint FON common stock and $47 for Sprint PCS common stock, then the maximum number of shares of Sprint FON common stock that any employee could purchase in the 2000 offering, if all of the employee's contributions were used to purchase Sprint FON common stock, would be 362 shares. Conversely, if all of the employee's contributions were used to purchase Sprint PCS common stock, the employee could purchase a maximum of 531 shares. If the total number of shares which are to be granted on the date of grant for an offering exceeds the shares available, the available shares will be allocated among participating employees.

     Following termination of the 1999 offering, which will be concluded at the end of June 2000, approximately 12.8 million shares of Sprint FON common stock and 8.8 million shares of Sprint PCS common stock will be available for future offerings under the plan if the amendments to the plan are approved. It is anticipated that this will only be a sufficient number of shares of Sprint PCS common stock for the 2000 offering. While there is no specified date of termination of the plan, its duration is limited by the maximum number of shares that may be sold pursuant to the plan.

   Awards Under the Sprint ESPP

     While it is not possible to determine the number of shares that may be purchased by each participant in the plan, the maximum number of shares which an employee may purchase in an offering is limited in the manner described above.

     Set forth below are the number of shares of Sprint FON common stock and Sprint PCS common stock that were purchased in the 1998 offering, which ended on June 30, 1999, by the persons and groups identified below.

                                                                            Number of shares
                                                                           underlying options
                                                                                elected
                                                                                -------

Name and Position                                                       FON(1)(2)       PCS(2)(3)
                                                                        ---------       ---------

William T. Esrey.......................................................        712          356
Chairman and Chief Executive Officer
Kevin E. Brauer........................................................        712          354
President--National Integrated Services
Arthur B. Krause.......................................................        712          354
Executive Vice President--Chief Financial Officer
Ronald T. LeMay........................................................          0            0
President and Chief Operating Officer
Andrew J. Sukawaty.....................................................          0(4)         0(4)
President--Sprint PCS
All current executive officers as a group..............................      7,484        3,730
All current directors who are not executive officers as a
         group.........................................................          0(5)         0(5)
All employees who are not executive officers as a group................  2,854,053    1,406,886


     (1) Purchases are shown after adjustment for the two-for-one stock split of Sprint FON common stock in the second quarter of 1999.
     (2) Purchases are shown after adjustment for the November 1998 Sprint PCS restructuring.
     (3) Purchases are shown after adjustment for the two-for-one stock split of Sprint PCS common stock.
     (4) Mr. Sukawaty was not eligible to participate in the 1998 offering. (5) Outside directors cannot participate in the Sprint ESPP.

   Tax Aspects of the Plan

     The Sprint ESPP is an "employee stock purchase plan" under section 423 of the Internal Revenue Code. Options issued under the plan will qualify for special tax treatment such that no income is recognized at the time the option is granted and the recognition of gain is deferred until stock is disposed of. If stock is disposed of after being held for the required period, which is one year from date of purchase and two years from the date of the grant of the option, the employee will recognize ordinary income to the extent of the excess of the fair market value of the stock on the grant date or the date of disposition, whichever is less, over the initial option price. Any further gain is a capital gain. Any loss is treated as a capital loss. There will be no tax effect on Sprint under these circumstances.

     If the stock is sold before the requisite holding period expires, the employee must recognize additional ordinary income. This ordinary income is reported as wages on the employee's Form W-2. The amount to be treated as ordinary income is the difference between the fair market value on the date of exercise of the option and the option price. Any further gain is a capital gain. If the selling price is less than the value of the stock at the time of exercise, the ordinary income amount remains the same and a capital loss is recognized. The early disposition of the stock entitles Sprint to a deduction to the extent that any gain to the employee is treated as ordinary income.

Summary Compensation Table

     The following table reflects the cash and non-cash compensation for services in all capacities to Sprint by the named executive officers:

                           Summary Compensation Table

                                                                             Long-Term Compensation
                                                                             ----------------------

                                             Annual Compensation                   Awards
                                             -------------------                   ------

Name and                                                                Restricted         Securities
Principal                                                Other Annual     Stock            Underlying
Position                  Year Salary (1) Bonus (1)      Compensation  Award(s) (2)        Options (3)
--------                  -------------------------      ------------  ------------        -----------
                                                                                        FON          PCS
William T. Esrey         1999   $1,000,000   $1,381,698   $ 74,428(5)  $        0    1,713,260     760,186
Chairman and             1998    1,000,000      851,351     75,986              0    1,444,820     722,412
Chief Executive          1997    1,000,000            0     73,134              0    5,072,366   2,536,186
Officer
Kevin Brauer             1999      371,854      604,810     10,119              0      149,477      75,486
President-               1998      339,851      425,845      6,696              0      154,834      77,418
National
Integrated               1997      306,871      172,850      4,857        242,500       79,950      39,976
Services and
Sprint
Business
Arthur B. Krause         1999      426,069      324,712      7,447              0      390,119     134,842
Executive Vice           1998      415,076      371,216      8,866              0      154,834      77,418
President-Chief          1997      401,852      192,642      2,840              0      129,216      64,608
Financial
Officer
Ronald T. LeMay          1999      883,400      807,429     10,550              0      870,802     375,548
President and            1998      808,801      562,501     65,566              0      977,736     488,874
Chief Operating          1997      602,966            0      9,944      8,896,817    3,207,092   1,603,552
Officer
Andrew J. Sukawaty (6)   1999      477,879      720,273      4,623              0       27,242     458,218
President-               1998       67,740       30,963          0              0            0     316,862(7)
Sprint PCS


                           Payouts
                           -------

Name and
Principal                   LTIP         All Other
Position                   Payouts      Compensation
--------                   -------      ------------

William T. Esrey          $        0      $ 61,099
Chairman and               2,199,644        52,000
Chief Executive            1,221,064        38,880
Officer
Kevin Brauer                       0        16,633
President-                   481,312        14,122
National
Integrated                   267,755         6,348
Services and
Sprint
Business
Arthur B. Krause                   0        50,344
Executive Vice               532,799        46,053
President-Chief              304,057        23,491
Financial
Officer
Ronald T. LeMay                    0         3,532
President and              1,061,710         3,740
Chief Operating              574,008         8,395
Officer
Andrew J. Sukawaty (6)     4,262,353(7)      9,718
President-                 2,494,520(7)          0
Sprint PCS


     (1) Includes all amounts earned for the respective years, even if deferred under Sprint's Executive Deferred Compensation Plan. All bonuses were paid under Sprint's short-term incentive plans.
     (2) As of December 31, 1999, the named executive officers held restricted shares of Sprint FON common stock and Sprint PCS common stock as set forth in the following table. The market value of the shares is based on a value of $67.3125 per share for Sprint FON common stock and $51.25 per share for Sprint PCS common stock (the closing prices at December 31, 1999). The closing price and number of shares for Sprint PCS common stock are shown after adjustment for the two-for-one stock split in the first quarter of 2000. Each of the named executive officers has the right to vote and receive dividends on the restricted shares.

                                                     Sprint FON                 Sprint PCS
                                                    common stock               common stock
                                                    ------------               ------------

                                               Number of                  Number of
                                                shares         Value       shares       Value
                                                ------         -----       ------       -----
Mr. Esrey.....................................  185,296     $12,472,737     92,648     $4,748,210
Mr. Brauer....................................   10,000         673,125      5,000        256,250
Mr. Krause....................................        0               0          0              0
Mr. LeMay.....................................  320,000      21,540,000    160,000      8,200,000
Mr. Sukawaty..................................        0               0          0              0

     (3) Reflects the conversion of options for Sprint's common stock before the 1998 Sprint PCS restructuring into independently exercisable options for Sprint FON common stock and Sprint PCS common stock. Also reflects the two-for-one stock splits of Sprint FON common stock in the second quarter of 1999 and Sprint PCS common stock in the first quarter of 2000.
     (4) Consists of amounts for 1999 (a) contributed by Sprint under the Sprint Retirement Savings Plan and (b) representing the portion of interest credits on deferred compensation accounts under Sprint's Executive Deferred Compensation Plan that are at above-market rates, as follows:
     (5) Includes the cost to Sprint of providing tax and financial services of $15,000 and automobile allowance of $18,000. (6) Mr. Sukawaty became President-Sprint PCS in December 1998. (7) Amounts paid in the form of Sprint PCS common stock as replacement of units vesting under the Sprint Spectrum Long-term Incentive Plan. As part of the November 1998 PCS restructuring, the Sprint Spectrum Long-term Incentive Plan was terminated and replaced with a package consisting of options and shares of Sprint PCS common stock.

                                                                                          Above-
                                                                        Savings Plan      Market
                                                                        Contribution    Earnings
                                                                        ------------    --------
Mr. Esrey..............................................................     $4,800       $56,299
Mr. Brauer.............................................................      4,800        11,833
Mr. Krause.............................................................      4,800        45,544
Mr. LeMay..............................................................      3,532             0
Mr. Sukawaty...........................................................      9,600           118

Option Grants

     The following tables summarize options granted to the named executive officers under Sprint's stock option plans during 1999. The amounts shown as potential realizable values on these options are based on arbitrarily assumed annualized rates of appreciation in the price of Sprint common stock of five percent and ten percent over the term of the options, as set forth in SEC rules. The named executive officers will realize no gain on these options without an increase in the price of Sprint common stock that will benefit all shareholders proportionately.

     Unless otherwise indicated, each option listed below has a reload feature. Vesting is accelerated in the event of an employee's death or permanent disability. In addition, if an option has been outstanding for at least one year, vesting is accelerated upon a change in control or an employee's normal retirement at age 65 or older. A change in control is deemed to occur if (1) Deutsche Telecom and France Telecom acquire additional stock of Sprint that would result in their owning 35% or more of the voting power of Sprint stock,
(2) someone acquires 20% or more of the outstanding stock of Sprint, (3) there is a change of a majority of the Directors within a two-year period, or (4) Sprint's stockholders approve a merger in which Sprint is not the surviving entity. No stock appreciation rights were granted during 1999.

                        Option Grants in Last Fiscal Year

                         Sprint FON Common Stock Options


                                                                                      Potential Realizable
                                            % of Total                                  Value at Assumed
                             Number of      Options                                   Annual Rates of Stock
                             Securities     Granted to    Exercise                   Price Appreciation for
                             Underlying     Employees      Or Base                        Option Term (1)

                              Options       In Fiscal       Price      Expiration
            Name              Granted          Year       (per share)    Date      0%       5%           10%
            ----              -------          ----       -----------    ----      --       --           ---

William T. Esrey...........  480,000(3)        2.8%       $38.98        2/8/09     $0  $11,768,191   $29,822,906
                              84,580(4)        0.5%        38.98        2/8/09      0    2,073,653     5,255,045
                             162,578(5)        1.0%        38.98        2/8/09      0    3,985,935    10,101,142
                             134,330(6)        0.8%        42.97       2/11/04      0    1,581,905     3,492,357
                              51,786(6)        0.3%        42.97       2/17/05      0      754,383     1,710,691
                             172,790(6)        1.0%        42.97       2/12/06      0    3,005,801     6,998,551
                              57,112(6)        0.3%        42.97       2/11/07      0    1,165,396     2,788,576
                             128,154(6)        0.8%        47.31       2/11/07      0    2,663,294     6,285,442
                              81,402(6)        0.5%        47.31       7/12/04      0    1,035,227     2,280,420
                             119,948(6)        0.7%        47.31       2/12/06      0    2,104,854     4,834,987
                              33,746(6)        0.2%        47.31       2/11/07      0      701,309     1,655,107
                             139,029(6)        0.8%        47.31        2/9/08      0    3,359,997     8,150,786
                              67,805(6)        0.4%        47.31        2/9/08      0    1,638,684     3,975,171
Kevin Brauer...............  120,000(3)        0.7%        38.98        2/8/09      0    2,942,048     7,455,726
                              20,668(4)        0.1%        38.98        2/8/09      0      506,719     1,284,125
                               8,809(6)        0.1%        68.97       7/12/04      0      150,533       328,672
Arthur B. Krause...........  120,000(3)        0.7%        38.98        2/8/09      0    2,942,048     7,455,726
                              20,668(4)        0.1%        38.98        2/8/09      0      506,719     1,284,125
                              38,916(5)        0.2%        38.98        2/8/09      0      954,106     2,417,892
                              78,046(6)        0.5%        40.42       2/16/00      0      163,943       328,186
                              14,382(6)        0.1%        40.42        3/9/03      0      128,598       277,618
                              37,809(6)        0.2%        49.94       7/12/04      0      499,520     1,098,399
                              35,612(6)        0.2%        49.94       2/17/05      0      537,301     1,200,124
                              11,921(6)        0.1%        49.94       2/12/06      0      218,074       500,011
                              12,023(6)        0.1%        49.94       2/11/07      0      260,842       614,440
                              20,742(6)        0.1%        49.94        2/9/08      0      523,876     1,268,408
Ronald T. LeMay............  300,000(3)        1.8%        38.98        2/8/09      0    7,355,119    18,639,316
                              47,798(4)        0.3%        38.98        2/8/09      0    1,171,867     2,969,740
                              95,006(5)        0.6%        38.98        2/8/09      0    2,329,268     5,902,823
                             134,646(6)        0.8%        39.48        2/9/08      0    2,962,015     7,311,402
                              23,460(6)        0.1%        39.48        3/9/03      0      208,084       449,875
                              73,964(6)        0.4%        39.48       2/16/00      0      160,401       321,537
                                  52(6)        0.0%        49.42       3/15/05      0          867         1,965
                              85,580(6)        0.5%        51.03       7/12/04      0    1,205,847     2,664,416
                              21,394(6)        0.1%        51.03       2/17/05      0      342,835       769,527
                              25,674(6)        0.2%        51.03       2/12/06      0      496,294     1,143,634
                              23,497(6)        0.1%        51.03       2/11/07      0      536,644     1,270,590
                              39,731(6)        0.2%        51.03        2/9/08      0    1,053,332     2,563,635
Andrew J. Sukawaty.........   15,000(3)        0.1%        38.98        2/8/09      0      367,756       931,966
                               2,986(4)        0.0%        38.98        2/8/09      0       73,208       185,523
                               9,256(5)        0.1%        38.98        2/8/09      0      226,930       575,085

                         Sprint PCS Common Stock Options

                                                                                   Potential Realizable
                                            % of Total                                Value at Assumed
                              Number of     Options                                Annual Rates of Stock
                              Securities    Granted to    Exercise                Price Appreciation for
                              Underlying    Employees      Or Base                      Option Term(1)
                              Options        In Fiscal     Price      Expiration
            Name              Granted(2)       Year     (per share)(2)  Date     0%      5%          10%
            ----              ----------       ----     --------------  ----     --      --          ---

William T. Esrey............  240,000(3)        1.1%      $15.59      2/8/09     $0   $2,353,638  $5,964,581
                               47,566(4)        0.2%       15.59      2/8/09      0      466,471   1,182,130
                               91,428(5)        0.4%       15.59      2/8/09      0      896,618   2,272,207
                               24,534(6)        0.1%       16.17     2/11/07      0      188,418     450,849
                               59,830(6)        0.3%       16.17     2/11/04      0      265,176     585,426
                               75,518(6)        0.3%       16.17     2/12/06      0      494,424   1,151,192
                               98,646(6)        0.5%       16.17     2/12/06      0      645,846   1,503,754
                               24,534(6)        0.1%       16.17     2/11/07      0      188,418     450,849
                               23,488(6)        0.1%       16.17     2/17/05      0      128,776     292,020
                               23,030(6)        0.1%       30.64     2/11/07      0      309,822     731,133

                               15,042(6)        0.1%       30.64     7/12/04      0      123,888     272,902
                               24,582(6)        0.1%       30.64      2/9/08      0      384,592     932,885
                               11,988(6)        0.1%       30.64      2/9/08      0      187,630     455,158
Kevin Brauer................   60,000(3)        0.3%       15.59      2/8/09      0      588,410   1,491,145
                               11,622(4)        0.1%       15.59      2/8/09      0      113,975     288,835
                                3,864(6)        0.0%       51.97     7/12/04      0       49,755     108,633
Arthur B. Krause............   60,000(3)        0.3%       15.59      2/8/09      0      588,410   1,491,145
                               11,622(4)        0.1%       15.59      2/8/09      0      113,975     288,835
                               21,886(5)        0.1%       15.59      2/8/09      0      214,632     543,920
                               34,860(6)        0.2%       15.14     2/16/00      0       27,428      54,907
                                6,474(6)        0.0%       15.14      3/9/03      0       21,683      46,809
Ronald T. LeMay.............  150,000(3)        0.7%       15.59      2/8/09      0    1,471,024   3,727,863
                               26,880(4)        0.1%       15.59      2/8/09      0      263,607     668,033
                               53,428(5)        0.2%       15.59      2/8/09      0      523,959   1,327,815
                               10,164(6)        0.0%       13.09      3/9/03      0       29,896      64,635
                               32,044(6)        0.1%       13.09     2/16/00      0       23,045      46,195
                               57,636(6)        0.3%       13.09      2/9/08      0      420,462   1,037,863
                                   26(6)        0.0%       22.38     3/15/05      0          196         445
                               18,336(6)        0.1%       28.02     7/12/04      0      141,837     313,400
                                4,582(6)        0.0%       28.02     2/17/05      0       40,310      90,480
                                5,498(6)        0.0%       28.02     2/12/06      0       58,346     134,451
                                5,032(6)        0.0%       28.02     2/11/07      0       63,093     149,382
                                8,440(6)        0.0%       28.02      2/9/08      0      122,841     298,974
Andrew J. Sukawaty..........  157,000(3)        0.7%       15.59      2/8/09      0    1,539,672   3,901,830
                               34,856(4)        0.2%       15.59      2/8/09      0      341,827     866,256
                              108,032(5)        0.5%       15.59      2/8/09      0    1,059,451   2,684,857
                               89,060(6)        0.4%       50.41     6/30/07      0    1,982,242   4,682,356
                               69,270(6)        0.3%       50.41      2/8/09      0    1,953,352   4,825,739

     (1) The dollar amounts in these columns are the result of calculations at the five percent and ten percent rates set by the SEC and are not intended to forecast future appreciation of Sprint common stock.
     (2) Reflects adjustment for the two-for-one stock split of Sprint PCS common stock.
     (3) Twenty-five percent of this option became exercisable on February 8, 2000, and an additional 25% will become exercisable on February 8 of each of the three successive years.
     (4) This option becomes exercisable on December 31, 2001.
     (5) This option was granted under the Management Incentive Stock Option Plan (MISOP). Under the MISOP, the optionee elected to receive options in lieu of receiving a portion of his bonus under the management incentive compensation plans. The MISOP benefits Sprint by reducing the cash bonus paid to the executive. It further increases the percentage of compensation tied to stock ownership, in keeping with Sprint's philosophy to more closely align stockholder and employee interests. This option became exercisable on December 31, 1999.
     (6) This option is a reload option. A reload option is an option granted when an optionee exercises a stock option and makes payment of the purchase price using shares of previously owned Sprint FON common stock or Sprint PCS common stock. A reload option grant is for the number of shares utilized in payment of the purchase price and tax withholding, if any. The option price for a reload option is equal to the market price of Sprint FON common stock or Sprint PCS common stock on the date the reload option is granted. A reload option becomes exercisable one year from the date the original option was exercised and does not have a reload feature.

Option Exercises and Fiscal Year-End Values

     The following tables summarize the net value realized on the exercise of options in 1999, and the value of the outstanding options at December 31, 1999, for the named executive officers.

                       Aggregated Option Exercises in 1999
                           and Year-end Option Values

                             Sprint FON Common Stock

                                                              Number of Securities
                                                             Underlying Unexercised       Value of Unexercised
                                                                   Options at             In the Money Options
                                                                 December 31, 1999       At December 31, 1999(2)
                                                                 -----------------       -----------------------
                            Shares Acquired      Value

                              on Exercise    Realized(1)    Exercisable Unexercisable  Exercisable   Unexercisable
                              -----------    -----------    -------------------------  -----------   -------------
William T. Esrey...........    1,991,414     $55,480,276     1,186,440     6,299,142   $45,149,109    $251,476,495
Kevin Brauer...............       46,129       2,138,941       107,265       306,451      5,023,741     10,593,918
Arthur B. Krause...........      362,316      11,605,416       242,927       537,282     11,412,030     16,495,957
Ronald T. LeMay............      720,576      15,701,165       616,630     3,233,036     23,289,716    125,987,066
Andrew J. Sukawaty.........            0               0         9,256        17,986        260,180        505,575

                           Sprint PCS Common Stock(3)

                                                              Number of Securities
                                                             Underlying Unexercised       Value of Unexercised
                                                                   Options at             In the Money Options
                                                                December 31, 1999        At December 31, 1999(2)
                                                                -----------------        -----------------------
                            Shares Acquired      Value
                              on Exercise      Realized(1)  Exercisable  Unexercisable   Exercisable  Unexercisable
                              -----------      -----------
William T. Esrey...........     995,710      $19,043,913      603,362      3,042,988    $25,922,926   $130,288,387
Kevin Brauer...............      23,066          763,762       53,632        153,974      2,466,523      6,025,380
Arthur B. Krause...........      72,720          905,058      232,332        205,996     10,642,044      8,157,461
Ronald T. LeMay............     360,292        6,021,043      314,244      1,550,740     13,439,444     66,485,056
Andrew J. Sukawaty.........     266,464       10,491,748            0        508,616              0     13,409,786

     (1) The value realized upon exercise of an option is the difference between the fair market value of the shares of Sprint FON common stock and Sprint PCS common stock received upon the exercise, valued on the exercise date, and the exercise price paid.
     (2) The value of unexercised, in-the-money options is the difference between the exercise price of the options and the fair market value, at December 31, 1999, of Sprint FON common stock ($67.09375) and Sprint PCS common stock ($50.40625).
     (3) Reflects adjustment for the two-for-one stock split of Sprint PCS common stock.

Pension Plans

     Under the Sprint Retirement Pension Plan, eligible employees generally accrue for each year of service a retirement benefit equal to 1.5% of career average compensation, subject to limitations under the Internal Revenue Code. In addition, the named executive officers participate in a supplemental retirement plan that provides additional benefits. Assuming each of the named executive officers continues to work at Sprint until age 65, and that his pensionable compensation for years after 1999 will be his 1999 pensionable compensation, the named executive officers would receive an estimated annual pension benefit, expressed as an annuity for life, as follows: Mr. Esrey-- $1,294,700, Mr. Brauer--$299,800, Mr. Krause--$415,000, Mr. LeMay--$680,700, and Mr.
Sukawaty--$489,300.

     In addition, Sprint has a key management benefit plan that permits a participant to elect a supplemental retirement benefit.

Employment Contracts

     Sprint has contingency employment agreements with Messrs. Esrey, Krause, LeMay, and Sukawaty that provide for separation pay and benefits if employment is involuntarily terminated following a change in control. In addition, each named executive officer has signed a non-competition agreement with Sprint.

     Sprint has a key management benefit plan providing for a survivor benefit in the event of the death of a participant or, in the alternative, a supplemental retirement benefit. Under the plan, if a participant dies before retirement, the participant's beneficiary will receive ten annual payments each equal to 25% of the participant's highest annual salary during the five-year period immediately before the time of death. If a participant dies after retiring or becoming permanently disabled, the participant's beneficiary will receive a benefit equal to 300% (or a reduced percentage if the participant retires before age 60) of the participant's highest annual salary during the five-year period immediately before the time of retirement or disability, payable either in a lump sum or in installments at the election of the participant. At least 13 months before retirement, a participant may elect a supplemental retirement benefit in lieu of all or a portion of the survivor benefit. The supplemental retirement benefit will be the actuarial equivalent of the survivor benefit. Each named executive officer is a participant in the plan.

Compensation Committee Interlocks and Insider Participation

     Dubose Ausley is a member of the organization, compensation and nominating committee of the Sprint Board. He also is chairman of the law firm of Ausley & McMullen, which provided legal services to certain affiliates of Sprint in 1999 for which it billed $232,787.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      None.

(b)      None.

(c)      Exhibits.

         See Exhibit Index.

                                  EXHIBIT INDEX

Exhibit No.                      Description of Exhibit

    2.1 Amended and Restated Agreement and Plan of Merger, dated as of March 8, 2000 between MCI WorldCom, Inc. and Sprint Corporation

    2.2 Third Amended and Restated Articles of Incorporation of WorldCom

    2.3               Restated Bylaws of WorldCom

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                       MCI WORLDCOM, Inc.


                                       By:/s/ Scott D. Sullivan
                                          ---------------------------
                                          Scott D. Sullivan
                                          Chief Financial Officer

Date:  April 11, 2000